   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996

                                                REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ----------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                              BAB HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
        ILLINOIS                     5416                    36-3857339
     (STATE OR OTHER           (PRIMARY STANDARD            (IRS EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)
                            8501 WEST HIGGINS ROAD,
                                   SUITE 320
                               CHICAGO, IL 60631
              TELEPHONE: (773) 380-6100  TELEFAX: (773) 380-6183
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                   MICHAEL W. EVANS, CHIEF EXECUTIVE OFFICER
                              BAB HOLDINGS, INC.
                            8501 WEST HIGGINS ROAD,
                                   SUITE 320
                               CHICAGO, IL 60631
              TELEPHONE: (773) 380-6100  TELEFAX: (773) 380-6183
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF PLACEMENT AGENT FOR SERVICE)
                                  COPIES TO:
         DEANNE M. GRECO, ESQ.                MITCHELL L. HOLLINS, ESQ.
       JANNA R. SEVERANCE, ESQ.             SONNENSCHEIN NATH & ROSENTHAL
            MOSS & BARNETT                        8000 SEARS TOWER
      A PROFESSIONAL ASSOCIATION                  CHICAGO, IL 60606
          4800 NORWEST CENTER                 TELEPHONE: (312) 876-8144
          90 SOUTH 7TH STREET                  TELEFAX: (312) 876-7934
         MINNEAPOLIS, MN 55402
       TELEPHONE: (612) 347-0287
        TELEFAX: (612) 339-6686----------------
  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
       SECURITIES            TO BE      OFFERING PRICE   AGGREGATE     REGISTRATION
    TO BE REGISTERED       REGISTERED   PER SHARE (1)  OFFERING PRICE      FEE
-----------------------------------------------------------------------------------
Common Stock, no par       3,800,000
 value.................      Shares         $8.50       $32,300,000       $9,788
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
    Equal to the average of the high and low sale prices for the Common Stock, as reported on the Nasdaq Small-Cap Market, on October 28, 1996.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 1, 1996
PROSPECTUS


                                3,800,000 SHARES

                               BAB HOLDINGS, INC.

                                  COMMON STOCK

  All of the shares of Common Stock, no par value (the "Shares"), being offered hereby are being sold by BAB Holdings, Inc. (the "Company").

  The Company intends to use a portion of the net proceeds of this offering (the "Offering") to pay the cash portion of the cost of the acquisition by the Company of the assets of Almike Enterprises, Inc. and The American Bagel Company related to the operation and franchising of Chesapeake Bagel Bakery stores (the "Chesapeake Acquisition"), which will occur contemporaneously with the closing of this Offering. See "Use of Proceeds."

  The Company's Common Stock is currently quoted on The Nasdaq Stock Market's Small-Cap Market ("Nasdaq") under the symbol "BAGL." On October 31, 1996, the last reported sale price of the Common Stock, as reported by Nasdaq, was $8.50 per Share. See "Price Range of Common Stock; Dividend Policy."

  SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY  IS A
     CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                PROCEEDS
                                        OFFERING              CASH               TO THE
                                        PRICE(1)          COMMISSION(2)        COMPANY(3)
-----------------------------------------------------------------------------------------
Per Share                             $                    $                  $
-----------------------------------------------------------------------------------------
Total                                 $                    $                  $
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) The Shares are being offered by the Company to selected institutional investors. The Chicago Corporation (the "Placement Agent") has been retained to act as the agent of the Company in connection with the arrangement of this transaction. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. See "Plan of Distribution."
(2) For information regarding compensation payable to the Placement Agent, see "Plan of Distribution."
(3) Before deducting expenses payable by the Company estimated at $332,500.

                                   --------

  The Company reserves the right to reject orders in whole or in part and to withdraw, cancel or modify the Offering made hereby without notice. It is expected that delivery of certificates representing the Shares will be made
against payment therefor in Chicago, Illinois on or about December   , 1996.

                            THE CHICAGO CORPORATION
                               AS PLACEMENT AGENT

                               DECEMBER   , 1996

                           [INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

  The following summary of certain provisions of this Prospectus is intended only for ease of reference, is not a complete presentation of all relevant facts and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. The entire Prospectus, including the information set forth under the caption "Risk Factors," should be read and carefully considered by prospective investors. All share and per share amounts in this Prospectus reflect a three-for-two stock dividend paid on April 26, 1996 to holders of record as of April 12, 1996. Solely for the purpose of providing certain information herein which reflects the completion of this Offering and application of the net proceeds thereof to the Chesapeake Acquisition and other corporate purposes, it is assumed that the Offering is completed at a price of $7.50 per share (the "Assumed Share Price"). The actual price per Share in the Offering may be higher or lower than the Assumed Share Price and will be based on the Nasdaq prices for the Common Stock at the time of the Offering.

                                  THE COMPANY

  The Company operates and franchises specialty bagel stores under the Big Apple Bagels brand name featuring daily baked "from scratch" bagels, cream cheeses, coffee and other related products. As of August 31, 1996, the Company operated 9 Company-owned and 123 franchised and licensed Big Apple Bagels stores and one Company-owned and two franchised Brewster's coffee stores located in 22 states and Canada. Concurrently with the closing of this offering, the Company will acquire the assets of Almike Enterprises, Inc. and The American Bagel Company related to the operation and franchising of Chesapeake Bagel Bakery stores ("Chesapeake"), which as of August 31, 1996 operated 9 company-owned and 139 franchised bagel stores located in 31 states and the District of Columbia. See "Recent Acquisitions." Upon completion of the Chesapeake Acquisition, based upon the number of stores in operation at August 31, 1996, the Company believes that it will be the second largest operator and franchisor of bagel stores in the United States and Canada, with 19 Company-operated and 264 franchised and licensed units located in 32 states, the District of Columbia and Canada.

  Company operations are characterized by the rapid sale and development of franchised bagel stores. The Company opened 32 new franchised Big Apple Bagels stores during the nine months ended August 31, 1996 and 38 new franchised stores during the fiscal year ended November 1995. Chesapeake has experienced similar growth in its franchise operations, opening 45 new franchised Chesapeake Bagel Bakery stores during the eight months ended August 31, 1996 and 65 new franchised bagel stores during calendar year 1995. Both operations have attracted a diverse group of franchisees, capable of effectively entering a variety of markets.

  The Company also operates as a brand manager, licensing branded food products produced by third-party suppliers to its franchisees and other food service companies. Since May 1996, the Company has distributed par-baked bagel products under the Big Apple Bagels name to hospitality centers and concessions at airports, travel plazas, and similar locations served by Host Marriott Services Corporation ("Host Marriott"). A similar agreement was entered into with Mrs. Fields Development Corporation ("Mrs. Fields Cookies"), which has been offering Big Apple Bagels product to its company-owned and franchise network since July 1996. The Company also distributes Brewster's Coffee, a brand acquired by the Company in February 1996. About 90% of Big Apple Bagels stores serve Brewster's Coffee, and upon completion of the Chesapeake Acquisition, Brewster's Coffee will also be offered to the Chesapeake franchisees.

  The specialty bagel market is one of the fastest growing food product segments in America. According to NPD National Eating Trends, annual bagel consumption increased 169% between 1984 and 1993 as consumer awareness of the product has increased and consumer perception of bagels has evolved from an ethnic food to a product with a broad appeal. The bagel market is currently geographically highly concentrated, with an estimated 70% of bagel retailers located in New York, New Jersey, Florida and California. Despite the market's geographic concentration, the bagel retailing industry remains highly fragmented and has historically been dominated by single-unit operators. Over the past few years, several companies have developed national expansion plans to meet the increase in consumer demand.

  The Company intends to become the leading branded operator and franchisor of specialty bagel stores through the continued expansion of the number of franchised and Company-owned stores and development of alternative distribution channels for branded product. The Company plans to achieve this goal through the implementation of its strategic plan which includes: (1) commitment to the growth and financial success of its franchisees; (2) continued focus on maintaining its position as a low cost producer; (3) increasing store operating margins by emphasizing its profitable bulk bagel business; (4) further developing consumer awareness of its multiple brands, including Big Apple Bagels, Chesapeake Bagel Bakery and Brewster's; (5) enhancing revenue through the sale of licensed product; and (6) growth through acquisitions and development of Company-owned stores.

  The Company believes that implementation of its strategic plan will result in continued rapid growth in fiscal 1997. During fiscal 1997, the Company has estimated that franchise and area developers will open 60 to 70 Big Apple Bagels franchise stores and 60 to 70 Chesapeake Bagel Bakery franchise stores. The Company expects to add eight Big Apple Bagels Company-owned stores during the fourth quarter of fiscal 1996 and an estimated 12 to 14 additional stores in fiscal 1997. In fiscal 1997, total Company revenue is projected to be between $26 and $29 million, and net income per share is projected to be between $0.28 and $0.32.

  Big Apple Bagels(R) and logo and Brewster's(R) are registered marks of the Company. Chesapeake Bagel Bakery(R) is a registered mark of The American Bagel Company.

  The Company was incorporated under the laws of the State of Illinois on November 25, 1992. Its corporate office is located at 8501 West Higgins Road, Suite 320, Chicago, Illinois 60631, and its telephone number is (773) 380-6100. Unless otherwise indicated, the term "Company" as used herein refers to BAB Holdings, Inc., its subsidiaries and subsidiaries of its subsidiaries.

                                  THE OFFERING

Common Stock Offered................. 3,800,000 shares
Common Stock to be Outstanding After  11,843,069 shares(1)(2)
 this Offering.......................
Use of Proceeds...................... To finance the Chesapeake Acquisition and to provide working capital. See "Use of
                                      Proceeds."
Nasdaq symbol........................ BAGL

--------
(1) Includes 900,000 shares to be issued in connection with the Chesapeake Acquisition.
(2) Does not include (i) 570,000 shares of Common Stock reserved for issuance under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"); (ii) 30,000 shares of Common Stock reserved for issuance under the Company's 1995 Outside Directors Stock Option Plan (the "Directors Plan"); (iii) 255,000 shares of Common Stock issuable upon exercise of a warrant issued to the underwriter of the Company's initial public offering; (iv) 100,000 shares of Common Stock issuable upon exercise of an option issued in the BUI Acquisition; (v) 625,000 shares of Common Stock issuable upon exercise of an option issued in the Strathmore Acquisition; (vi) up to 200,000 shares (subject to upward and downward adjustment) reserved for issuance with exercise of additional options that may be earned in connection with the Strathmore Acquisition; or (vii) shares that may be issued as additional consideration in the Chesapeake Acquisition. Of such shares, 373,000 are subject to options or warrants currently exercisable or becoming exercisable within 60 days of the date of this Prospectus. See "Recent Acquisitions," "Management," "Certain Transactions," and "Description of Securities."

                 SUMMARY CONSOLIDATED FINANCIAL AND STORE DATA

  The following summary financial information and store data should be read in conjunction with the historical financial statements and pro forma financial statements and the related notes thereto included elsewhere in this Prospectus.

                                    YEAR ENDED NOVEMBER 30,                     NINE MONTHS ENDED AUGUST 31,
                          -----------------------------------------------  -----------------------------------------
                           1993(1)      1994              1995                1995               1996
                          ---------  ----------  ------------------------  -----------  -----------------------
                                                                  PRO                                   PRO
                                                   ACTUAL      FORMA(3)                   ACTUAL    FORMA(3)(4)
                                                 -----------  -----------               ----------- -----------
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
REVENUES:
Net sales by Company-
 owned stores...........  $ 146,843  $  459,345  $   563,211  $ 8,669,675  $   340,439  $ 1,965,939 $ 7,150,457
Royalty fees from
 franchised stores......        466     181,769      767,064    1,962,078      522,868    1,008,398   2,406,843
Franchise and area
 development fees.......     35,000     333,000      700,000    1,932,923      554,000      808,331   1,988,198
Licensing fees and other
 revenues...............      4,254       4,938        2,728      540,501        2,469      124,765     479,460
                          ---------  ----------  -----------  -----------  -----------  ----------- -----------
   Total revenues.......    186,563     979,052    2,033,003   13,105,177    1,419,776    3,907,433  12,024,958
OPERATING COSTS AND
 EXPENSES:
Food, beverage and paper
 costs..................     45,101     149,360      191,415    2,663,093      115,133      686,274   2,413,336
Other store operating
 expenses...............     86,835     282,972      374,216    4,547,805      190,286    1,097,235   4,176,368
Depreciation and
 amortization...........     16,374      44,349       77,627    1,611,379       35,152      207,630   1,290,295
Selling, general and
 administrative
 expenses...............    351,317     846,589    1,810,323    4,850,805    1,274,609    1,881,439   4,491,194
                          ---------  ----------  -----------  -----------  -----------  ----------- -----------
   Total operating costs
    and expenses........    499,627   1,323,270    2,453,581   13,673,082    1,615,180    3,872,578  12,371,193
                          ---------  ----------  -----------  -----------  -----------  ----------- -----------
Income (loss) from
 operations.............   (313,064)   (344,218)    (420,578)    (567,905)    (195,404)      34,855    (346,235)
Interest and other
 income (expense), net..      1,698      (3,992)     (15,182)    (100,498)     (20,216)     257,232     265,239
                          ---------  ----------  -----------  -----------  -----------  ----------- -----------
Net income (loss).......   (311,366)   (348,210)    (435,760)    (668,403)    (215,620)     292,087     (80,996)
Preferred stock
 dividends accumulated..    (13,400)    (23,800)      (4,000)      (4,000)      (4,000)         --          --
                          ---------  ----------  -----------  -----------  -----------  ----------- -----------
Net income (loss)
 attributable to common
 shareholders...........  $(324,766) $ (372,010) $  (439,760) $  (672,403) $  (219,620) $   292,087 $   (80,996)
                          =========  ==========  ===========  ===========  ===========  =========== ===========
Net income (loss)
 attributable to common
 share, fully diluted...  $   (0.13) $    (0.15) $     (0.12) $     (0.08) $     (0.06) $      0.04 $     (0.01)
                          =========  ==========  ===========  ===========  ===========  =========== ===========
Average fully diluted
 number of common
 shares.................  2,536,260   2,536,260    3,560,256    8,310,256    3,445,797    7,337,226  11,735,395
                          =========  ==========  ===========  ===========  ===========  =========== ===========
STORE DATA:
System-wide revenues....  $ 156,163  $4,094,725  $15,904,491  $56,267,000  $10,747,059  $22,133,899 $64,552,000
Number of stores in
 operation at end of
 period:
 Company-owned (2)......          1           1            2           14            1           10          19
 Franchise (2)..........          2          21           59          161           51           91         230
 Licensed units.........        --          --           --            18          --            34          34
                          ---------  ----------  -----------  -----------  -----------  ----------- -----------
   Total................          3          22           61          193           52          135         283
                          =========  ==========  ===========  ===========  ===========  =========== ===========

                                 NOVEMBER 30,
                         -------------------------------
                           1993      1994        1995            AUG. 31, 1996
                         --------  ---------  ---------- -----------------------------
                                                                         PRO FORMA
                                                           ACTUAL    AS ADJUSTED(3)(4)
                                                         ----------- -----------------
BALANCE SHEET DATA:
Working capital
 (deficit).............. $(34,354) $ (69,474) $6,430,514 $ 3,914,857    $ 8,463,918
Total assets............  464,475    753,619   8,491,632  11,170,398     46,619,387
Long-term debt, less
 current portion........      --     374,443     236,294       2,824          2,824
Total liabilities.......  316,341    989,125   1,701,285   1,762,467      4,311,456
Shareholders' equity
 (deficit)..............  148,134   (235,506)  6,790,347   9,407,931     42,307,931

                          See Notes on following page.

--------
(1) The Company was incorporated on November 25, 1992.
(2) Includes one Company-owned and two franchise Brewster's Coffee stores in 1996 and four stores currently operated as "Just Bagels" stores which are scheduled for conversion to Big Apple Bagels stores during the first quarter of fiscal year 1997.
(3) The unaudited pro forma statements of operations for the year ended November 30, 1995 and for the nine months ended August 31, 1996 are presented as if Chesapeake, Strathmore, and BUI were acquired on December 1, 1994 and on December 1, 1995, respectively. Average fully diluted common shares outstanding is adjusted to reflect the shares issued in this Offering and in connection with the Chesapeake Acquisition. The unaudited pro forma balance sheet is presented as if the Chesapeake Acquisition occurred on August 31, 1996. See the pro forma condensed combined financial information appearing elsewhere in this Prospectus.
(4) Adjusted to give effect to the sale of the Shares offered hereby at the Assumed Share Price and the application of the estimated net proceeds thereof.


  SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN INFORMATION PROVIDED UNDER "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", AND "BUSINESS" AND OTHER STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: THE EFFECT OF CHANGING ECONOMIC CONDITIONS AND CONSUMER BUYING PATTERNS, ACTUAL RESULTS OF OPERATIONS FOLLOWING THE CHESAPEAKE ACQUISITION, THE PRESENCE IN THE COMPANY'S MARKET AREA OF COMPETITORS WITH GREATER FINANCIAL RESOURCES, AND OTHER RISKS DETAILED UNDER "RISK FACTORS" AND IN OTHER SECTIONS HEREOF AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE COMMISSION.

                                 RISK FACTORS

  An investment in the Shares offered hereby is speculative and involves a high degree of risk. Prior to making an investment decision, prospective investors should carefully consider each of the following risk factors, together with the other information set forth elsewhere in this Prospectus, including the financial statements and notes thereto.

LIMITED OPERATING HISTORY

  The Company was formed in November 1992. As of August 31, 1996, the Company had ten Company-owned stores and 125 franchised and licensed stores in operation, including two Brewster's franchises. Chesapeake had nine company-owned and 139 franchise stores in operation. Of these stores, 42% of the Company-owned stores and 50% of the franchise stores have been in operation for less than one year. Consequently, the Company's operating results achieved to date may not be indicative of the results that may be achieved in the future by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OPERATING LOSSES

  The Company recorded operating income of $34,855 for the nine months ended August 31, 1996, but recorded operating losses of $420,578 and $344,218 for the years ended November 30, 1995 and 1994, respectively. While the Company believes that the level of its franchising and licensing operations and number of Company-owned stores currently generate revenues sufficient to exceed the expenses necessary to support such operations, given its historical losses, there can be no assurance that the Company will continue to operate profitably in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PROJECTED FINANCIAL RESULTS AND FORWARD LOOKING STATEMENTS

  Certain projected financial results which are stated in this Prospectus (the "Projections") are based upon a number of assumptions and estimates, including future franchise store growth, that, while considered reasonable by the Company when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon specific present assumptions with respect to future business decisions, some of which will change. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the Projections will not materialize or will change based upon actual results. Accordingly, the Projections are only an estimate. Actual results will likely vary from the Projections, and the variations are likely to be material and are likely to increase over time. Consequently, the inclusion of the Projections herein should not be regarded as a representation by the Company or any other person of results that will actually be achieved. Moreover, the Company does not intend to update or otherwise revise the Projections to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Prospective purchasers of the Shares are cautioned not to place undue reliance on the Projections.

  The Projections were internally formulated by management of the Company and no independent accountants or other independent expert has expressed an opinion or any other form of assurance with respect thereto. The Company's independent accountants assume no responsibility for, and disclaim any association with, the Projections.

  In arriving at the Projections, the Company had a limited operating history on which to base its revenue and expense assumptions. As a result, the Projections are in large part based on assumptions derived from management's experience rather than on actual performance data of the Company. In addition, the Projections as well as certain other portions of the discussion in this Prospectus which constitute forward-looking statements regarding future events and the future financial performance of the Company, involve significant risks and uncertainties. Investors are cautioned that such statements are merely predictions and beliefs of the Company and the Company's actual results will likely differ materially from those discussed herein.

  Moreover, the Projections are based in part upon the operating history and financial results of Chesapeake, of which management of the Company has no first hand knowledge, and assume the effective and timely integration of Chesapeake with the Company's operations. Management's assumptions and projections as to the future performance of the combined companies is inherently more speculative than Projections involving only the Company.

RECENT AND PROPOSED ACQUISITIONS

  The Company's strategic plan includes continuing acquisition of existing bagel stores and/or other retail enterprises that complement the bagel business. During fiscal 1996, the Company has completed three acquisitions and, upon the closing of this Offering, will complete the Chesapeake Acquisition. See "Recent Acquisitions." No assurance can be given that these or other acquisitions will be profitable or that the Company will successfully integrate, convert, or operate any acquired businesses.

  The Company recently acquired certain assets of Brewster's Coffee Company, Inc., Bagels Unlimited, Inc. and Strathmore Bagels Franchise Corp. and intends, upon consummation of this Offering, to acquire the assets of Chesapeake. As a result, the Company has grown and will grow significantly in size, has expanded the geographic area in which it operates and has added product lines and distribution channels. Any acquisition involves inherent uncertainties, such as the effect on the acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of the acquired business. The Company's ability to integrate the operations of acquired businesses is essential to its future success. There can be no assurance as to the Company's ability to integrate new businesses nor as to its success in managing the significantly larger operations resulting therefrom. Additionally, amortization of intangible assets recorded and expected to be recorded as a result of the acquisitions will have a significant impact on future operating results.

RAPID GROWTH

  The Company has grown significantly during the past year, both internally and through acquisitions. The Company intends to continue to pursue an aggressive growth strategy. By the end of fiscal 1996, the Company expects to have approximately 150 Big Apple Bagels franchise, licensed and Company-owned stores in operation and approximately 170 Chesapeake Bagel Bakery franchise and Company-owned stores in operation. During fiscal 1997, the Company plans to open 60 to 70 franchise and 12 to 14 Company-owned Big Apple Bagels stores, as well as 60 to 70 franchise Chesapeake Bagel Bakery stores. The opening and success of Big Apple Bagels and Chesapeake Bagel Bakery stores will depend on various factors, including customer acceptance of the Big Apple Bagels and Chesapeake Bagel Bakery concepts in new markets, the availability of suitable sites, the negotiation of acceptable lease or purchase terms for new locations, permit and regulatory compliance, the ability to meet construction schedules, the financial and other capabilities of the Company and its franchisees, the ability of the Company to develop Company-owned stores or to complete strategic acquisitions of existing bagel stores, the ability of the Company to successfully manage this anticipated expansion and to hire and train personnel, and general economic and business conditions. Not all of the foregoing factors are within the control of the Company.

  The Company's expansion will continue to require the implementation of enhanced operational and financial systems and additional management, operational, and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. See "Business-- Strategy."

CAPITAL REQUIREMENTS

  The Company believes that its current cash position, the net proceeds of this Offering and cash flows from current operations will provide sufficient working capital to enable the Company to complete the Chesapeake

Acquisition and meet operating requirements for at least the foreseeable future. The Company may require additional financing in the future to complete additional acquisitions, and there can be no assurance that the Company will be able to secure any required additional financing when needed, or at all, or that such financing, if obtained, will be on terms favorable or acceptable to the Company. Any future equity financing may result in dilution to holders of the Common Stock and any future debt financing may reduce earnings. If the Company is unable to secure additional financing when needed, or at all, it could be required to significantly scale back its expansion plans and reduce the scope of its existing operations, or even to discontinue operations. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Business--Strategy."

DEPENDENCE ON FRANCHISEES

  The Company has historically received a significant portion of its revenues from initial franchise fees and continuing royalty payments from franchisees. Although the Company uses established criteria to evaluate franchisees, there can be no assurance that franchisees will have the business ability or access to financial resources necessary to successfully develop or operate a Big Apple Bagels or Chesapeake Bagel Bakery store in a manner consistent with the Company's concepts and standards. Additionally, no assurance can be given that desirable locations and acceptable leases can be obtained by franchisees. Should the Company's franchisees encounter business or operational difficulties, the Company's revenues will be adversely affected. The poor performance of any franchisee may also negatively impact the Company's ability to sell new franchises. Consequently, at present, the Company's financial prospects are substantially related to the success of the Big Apple Bagels and Chesapeake Bagel Bakery franchise stores, over which the Company has limited control. There can be no assurance that the Company will be able to successfully attract new franchisees or that the Company's franchisees will be able to successfully develop and operate Big Apple Bagels or Chesapeake Bagel Bakery stores.

  Although the Company monitors franchisees' compliance with ongoing obligations on the basis of weekly revenue, and the Company's standard franchise agreement generally also grants the Company the right to audit the books and records of franchisees at any time, no assurance can be given that all franchisees will operate their stores in accordance with the Company's operating guidelines and in compliance with all material provisions of the franchise agreement, and the failure of franchisees to so operate their stores could have a material adverse impact on the Company's business. The franchise agreement gives the Company the choice of seeking legal remedies, which could be time-consuming and expensive, and terminating the franchisee, which would diminish the Company's revenue until such time, if ever, as a new franchisee replaces the terminated franchisee.

COMPETITION

  The food service industry, in general, and the fast food/take-out sector in particular, are highly competitive, and competition is likely to increase. The Company believes that the specialty bagel retail business is growing rapidly and is likely to become increasingly competitive. The Company competes against well-established food service companies with greater product and name recognition and with larger financial, marketing, and distribution capabilities than those of the Company, as well as innumerable local food service establishments that offer products competitive with those offered by the Company. The Company's principal competitors include Bruegger's Bagel Bakery ("Bruegger's"), Einstein/Noah Bagel Corp. ("Einstein"), and Manhattan Bagel Company, Inc. ("Manhattan"). In addition, other fast-food service providers, such as Dunkin' Donuts, have recently added bagels to their product offerings. Any increase in the number of food service establishments in areas where the Company's or its franchisees' sites are located could have a material adverse effect on the Company's sales and revenues. The Company competes for qualified franchisees with a wide variety of investment opportunities both in the food service business and in other industries. Investment opportunities in the bagel store business include competing franchises offered by Bruegger's and Manhattan as well as operators of individual stores and multi-store chains. See "Business--Competition."

FOOD SERVICE INDUSTRY

  Food service businesses are often affected by changes in consumer tastes, national, regional, and local economic conditions, demographic trends, traffic patterns, and the type, number, and location of competing restaurants. Multi-unit food service chains, such as the Company's, can also be substantially adversely affected by publicity resulting from problems with food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores. Such businesses are also subject to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could negatively affect the availability, quality, and cost of ingredients and other food products. In addition, factors such as inflation, increased food and labor costs, regional weather conditions, availability and cost of suitable sites and the availability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's results of operations and financial condition in particular. See "Business."

GOVERNMENT REGULATION

  The Company is subject to the Trade Regulation Rule of the Federal Trade Commission (the "FTC") entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Franchise Rule") and state and local laws and regulations that govern the offer, sale and termination of franchises and the refusal to renew franchises. See "Business--Government Regulation." Continued compliance with this broad federal, state and local regulatory network is essential and costly, and the failure to comply with such regulations may have a material adverse effect on the Company and its franchisees. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could limit the Company's ability to sell franchises or subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisors based upon claims made against franchisees. Even if the Company is able to obtain insurance coverage for such claims, there can be no assurance that such insurance will be sufficient to cover potential claims against the Company.

  Pursuant to the Asset Purchase Agreement related to the Chesapeake Acquisition, The American Bagel Company (the franchisor entity of Chesapeake) will assign all of its rights and obligations under its franchise agreements with Chesapeake Bagel Bakery franchisees to the Company. All of the franchise and area development agreements were sold subject to certain federal and/or state franchise sale laws, the requirements of which include delivery of certain disclosures by Chesapeake to its prospective franchisees, including financial statements of the franchisor (The American Bagel Company), audited and certified by The American Bagel Company's independent public accountants, and prepared in accordance with generally accepted accounting principles. Compliance with the FTC Franchise Rule and state franchise disclosure laws was the responsibility of Chesapeake and the Company has not contractually assumed any liability in this regard. However, if applicable franchise disclosure laws were found to have been violated, franchisees who entered into franchise agreements with Chesapeake may, in some instances, be permitted to rescind their agreements, which could adversely affect the Company.

  Pursuant to the Asset Purchase Agreement, independent public accountants were retained by Chesapeake to audit the combined financial statements of The American Bagel Company and Almike Enterprises, Inc. These combined financial statements include financial statements of The American Bagel Company which have been adjusted from financial statements previously reported on by other independent auditors, primarily with respect to the timing of the recognition of revenue related to franchise and area development fees. As adjusted, the results of operations of Chesapeake are less favorable than that earlier reported by The American Bagel Company. Whether such adjustment would have any significance in light of the FTC Franchise Rule and state franchise disclosure laws is unknown.

DEPENDENCE ON KEY PERSONNEL

  The success of the Company is highly dependent on the continuing services of Michael W. Evans, its President and Chief Executive Officer, and Michael K. Murtaugh, its Vice President and General Counsel. The loss of the services of Mr. Evans or Mr. Murtaugh could have a material adverse effect on the Company's business. The Company has no employment agreement with either of these officers. However, these officers are subject to certain nondisclosure agreements and, in the case of Mr. Murtaugh, a noncompetition agreement which provides, generally, that Mr. Murtaugh will not, while associated with the Company and for a period of two years thereafter, directly or indirectly engage in a business similar to or competitive with the business of the Company within the state in which his franchise stores are located. The Company has key-person life insurance policies on Mr. Evans in the amount of $1,000,000 and on Mr. Murtaugh in the amount of $500,000. In addition, the Company's ability to develop and market its products and to achieve and maintain a competitive market position depends, in large part, on its ability to attract and retain qualified food marketing personnel and franchisees. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain such personnel. See "Business" and "Management."

TRADEMARKS/SERVICE MARKS

  The trademarks and service marks used by the Company and Chesapeake contain common descriptive English words and thus may be subject to challenge by users of these words, alone or in combination with other words, to describe other services or products. Some persons or entities may have prior rights to those names or marks in their respective localities. Accordingly, there is no assurance that such marks are available in all locations. Any challenge, if successful, in whole or in part, could restrict the Company's use of the marks in areas in which the challenger is found to have used the name prior to the Company's use. Any such restriction could limit the expansion of the Company's use of the marks into that region, and the Company and its franchisees may be materially and adversely affected.

CONFLICTS OF INTEREST

  Paul C. Stolzer, a director of the Company, is the sole shareholder and president of Big Apple Bagels, Inc., a licensee of the Company that operates three stores in the western suburbs of Chicago, Illinois, and Michael K. Murtaugh, Vice President, General Counsel and director, owns interests in entities that are franchisees of the Company. If any such licensee or franchisee defaults on its respective license or franchise agreement, the interests of the Company with respect to the franchisee or licensee could potentially differ from the interests of the individuals named above. The Company intends to protect its interests in these circumstances by strictly adhering to the terms of the respective written agreements with the licensee and franchisees and by assigning decision-making responsibilities in regard to such matters to directors of the Company who are not financially interested in that matter. Any preferential treatment could constitute a breach of fiduciary duty by the Board of Directors and the interested officer. See "Management" and "Certain Transactions."

POSSIBLE DEPRESSIVE EFFECT ON PRICE OF COMMON STOCK FROM FUTURE SALES OF COMMON STOCK

  Following the sale of the Shares offered hereby and the closing of the Chesapeake Acquisition, the Company will have outstanding 11,843,069 shares of Common Stock, of which 9,051,723 shares will be freely tradable and 85,000 shares will be eligible for sale under Rule 144, or will become eligible for such sale by the end of 1996. In addition, the Company intends to file a registration statement covering the shares of Common Stock issuable under its Incentive Plan and Directors Plan, pursuant to which such shares, when issued, will be freely tradeable, except to the extent held by officers or directors who are limited as to resale by Rule 144 or by agreement with the Placement Agent, as described below. The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this offering could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The Company and its directors and officers have agreed not to offer, sell, contract to sell, grant any option to purchase or otherwise sell or dispose of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the effective date of the Registration Statement of which this Prospectus is a part without the written consent of the Placement Agent, other than pursuant to (i) the exercise of outstanding stock options and warrants, (ii) the Company's stock option plans and (iii) sales of up to an aggregate of 160,350 shares of Common Stock by certain officers and directors of the Company.

POTENTIAL EFFECTS OF ANTITAKEOVER PROVISIONS

  The Company is authorized to issue up to 4,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), none of which are currently outstanding or will be outstanding following this Offering. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders. The issuance of any Preferred Stock could adversely affect the rights of the holders of Common Stock, and specific rights granted to holders of Preferred Stock could restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its then owners. See "Description of Securities."

  Certain provisions of the Illinois Business Corporation Act (the "Illinois Act") restrict a publicly-held corporation from engaging in a "business combination" with an "interested shareholder" or its affiliates, unless the business combination is approved by the Board of Directors or by a supermajority vote of the shareholders. These provisions of the Illinois Act could delay and make more difficult a business combination even if the business combination could be beneficial to the interests of the Company's shareholders. See "Description of Securities--Antitakeover Effect of Illinois Law."

                              RECENT ACQUISITIONS

  In February 1996, the Company acquired the trademark and franchise rights, wholesale accounts and certain other assets, including two franchise units, of Brewster's Coffee Company, Inc. ("Brewster's") for a total purchase price of approximately $227,000. Brewster's Coffee is now sold through approximately 90 Big Apple Bagels stores. See Note 10 of Notes to Consolidated Financial Statements of BAB Holdings, Inc. In addition, in October 1996, the Company acquired two Brewster's stores previously operated as licensed units by the former owner of Brewster's.

  In May 1996, the Company acquired certain assets of Bagels Unlimited, Inc. ("BUI"), a Milwaukee-based Big Apple Bagels franchisee, including five stores and certain contract rights, for a total purchase price of approximately $1,224,000. The Company also entered into non-competition agreements with the two principals of BUI in consideration of $100,000. Such agreements prohibit these principals from being involved in the retail or wholesale sale of bagels within a four-mile radius of any existing Big Apple Bagels store for six years after the close of the transaction. The stores acquired in the BUI acquisition are now owned and operated by the Company.

  In May 1996, the Company acquired certain assets of Strathmore Bagel Franchise Corp. ("Strathmore") for a total purchase price of approximately $1,710,000 plus additional compensation based on future openings of licensed units in the Host Marriott system. Strathmore distributed bagels and related products at wholesale and collected royalties on retail sales pursuant to a license agreement with Host Marriott. As of the date of closing, Strathmore had contracts with 19 bagel-deli units and 15 bagel cart/display units operated by Host Marriott in airports and travel plazas. The Company acquired the rights to the license agreement with Host Marriott, contracts for each facility, supply contracts, equipment leases, and vendor arrangements, as well as machinery, equipment, and improvements owned by Strathmore and located in the Host Marriott facilities. The Company also entered into non-competition agreements with the two principals of Strathmore prohibiting such individuals from engaging in any business that receives 30% of its revenues from the production or sale of bagels or the franchising of such business in any place in the world where Host Marriott has a presence in an airport or travel plaza for a period of two years following closing.

  On September 4, 1996, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") pursuant to which it agreed to acquire the assets of The American Bagel Company and Almike Enterprises, Inc. related to the operation and franchising of Chesapeake Bagel Bakery stores (the "Chesapeake Acquisition"). Management of the Company believes that the Chesapeake Acquisition will allow the Company to rapidly expand its market presence into new geographic areas. The Company expects to realize certain operating and administrative efficiencies as a result of the acquisition and that it will be able to utilize current Company systems and personnel and other resources for both Big Apple Bagels and Chesapeake franchising and operations.

  The terms of the Chesapeake Acquisition, as set forth in the Asset Purchase Agreement, provide that the Company will purchase the Chesapeake-related assets for $22 million in cash, plus assumption of initial franchise obligations and certain current liabilities, and 900,000 shares of the Company's Common Stock. The holders of such shares will have certain rights to require registration of the shares under the Securities Act. The Asset Purchase Agreement also calls for additional future consideration to be paid by the Company upon the opening of Chesapeake Bagel Bakery franchise stores in excess of 181 stores, if there was a signed franchise or area development agreement for such store as of the date of closing. For the 182nd and each additional such store, the Company is obligated to pay $20,000 per store to the current owners of Chesapeake. Such payment will be made in shares of the Company's Common Stock, valued at the then current market price, in the case of stores for which the franchise fee was collected by Chesapeake prior to closing and in cash for those for which the franchise fee is collected by the Company following the Chesapeake Acquisition. The Company estimates that its total obligation pursuant to this term of the Asset Purchase Agreement will be approximately $3 million.

  Each Chesapeake Bagel Bakery store has a bagel bakery on the premises. The stores offer a variety of bagels prepared from scratch on the premises as well as bagel sandwiches, other foods, and beverages. The first Chesapeake Bagel Bakery was opened in 1981 by Alan Manstof and Michael Robinson in Washington, D.C. Messrs. Manstof and Robinson, through their corporation Almike Enterprises, Inc., currently own and operate nine Chesapeake Bagel Bakery stores, all in the District of Columbia, Maryland, and Virginia. The American Bagel Company, also owned by Messrs. Manstof and Robinson, began offering franchises for Chesapeake Bagel Bakery stores in 1984. As of August 31, 1996, there were 139 franchise Chesapeake Bagel Bakery stores operating in 31 states and the District of Columbia. The Company currently intends to keep operating and franchising Chesapeake stores under the Chesapeake name in markets in which Chesapeake has been successful--primarily in the eastern and middle Atlantic states.

  The Company expects to make offers of employment to certain Chesapeake employees. Because Chesapeake outsourced its franchise sales operation, it is anticipated that the Company will need to hire additional sales personnel to market the Chesapeake franchise concept.

  It is a condition to the closing of this Offering that the Chesapeake Acquisition be consummated contemporaneously with or immediately after the closing of this Offering.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Shares offered hereby at the Assumed Share Price, after deducting the Placement Agent's commission and estimated offering expenses of approximately $1,900,000, are estimated to be $26,600,000. See "Prospectus Summary."

  The Company intends to use approximately $22.0 million of the net proceeds to complete the Chesapeake Acquisition and the balance for working capital.

  The net proceeds may be used for other purposes consistent with the Company's plan to expand the number of Company-owned stores as well as franchise operations. Pending application of the net proceeds, such proceeds will be invested in certificates of deposit, government debt instruments and/or other short-term investments.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of August 31, 1996: (i) on an actual basis and (ii) on a pro forma basis to give effect to the sale by the Company of the Shares offered hereby at the Assumed Share Price, less the Placement Agent's commissions and estimated Offering expenses, and application of the net proceeds therefrom and issuance of 900,000 shares of restricted Company Common Stock preliminarily valued at $7.00 per share as partial consideration for the Chesapeake Acquisition. The final per share value of the shares issued in the Chesapeake Acquisition will be determined on the closing of such transaction, and may be greater or less than such amount. See "Prospectus Summary."

                                                           AUGUST 31, 1996
                                                        -----------------------
                                                                     PRO FORMA
                                                          ACTUAL    AS ADJUSTED
                                                        ----------  -----------
      Current portion of long-term debt...............  $    7,099  $     7,099
                                                        ==========  ===========
      Long-term debt, less current portion............  $    2,824  $     2,824
      Shareholders' equity:
        Preferred Stock, $.01 par value:
          4,000,000 shares authorized; no shares
          issued and outstanding, no shares issued and
          outstanding
        Common Stock, no par value:
          20,000,000 shares authorized; 7,143,069
          shares issued and outstanding, 11,843,069
          shares issued and outstanding, as adjusted
          (1).........................................   9,201,024   42,101,024
        Additional paid-in capital....................   1,010,156    1,010,156
        Accumulated deficit...........................    (803,249)    (803,249)
                                                        ----------  -----------
          Total shareholders' equity..................   9,407,931   42,307,931
                                                        ----------  -----------
          Total capitalization........................  $9,410,755  $42,310,755
                                                        ==========  ===========

--------
(1) Does not include (i) 570,000 shares of Common Stock reserved for issuance under the 1995 Long-Term Incentive and Stock Option Plan; (ii) 30,000 shares of Common Stock reserved for issuance under the Outside Directors Stock Option Plan; (iii) 255,000 shares of Common Stock issuable upon exercise of a warrant issued to the underwriter of the Company's initial public offering; (iv) 100,000 shares of Common Stock issuable upon exercise of an option issued in the BUI Acquisition; (v) 625,000 shares of Common Stock issuable upon exercise of an option issued in the Strathmore Acquisition; (vi) up to 200,000 shares (subject to upward and downward adjustment) reserved for issuance with exercise of additional options that may be earned in connection with the Strathmore Acquisition; or (vii) shares that may be issued as additional consideration in the Chesapeake Acquisition. Of such shares, 373,000 are subject to options or warrants currently exercisable or exercisable within sixty days of the date of this Prospectus. See "Recent Acquisitions," "Management," and "Description of Securities."

                 PRICE RANGE OF COMMON STOCK; DIVIDEND POLICY

  The following table sets forth the quarterly high and low sale prices for the Company's Common Stock, as reported in The Nasdaq Stock Market's Small-Cap Market since beginning of trading on November 27, 1995. The Company's Common Stock is traded under the symbol "BAGL." Prices reflect a three-for-two stock dividend paid on April 26, 1996 to holders of record as of April 12, 1996.

                                                                    LOW   HIGH
                                                                   ----- ------
      YEAR ENDED NOVEMBER 30, 1995
        Fourth quarter (beginning November 27, 1995).............. $3.33 $ 4.33
      YEAR ENDING NOVEMBER 30, 1996
        First quarter............................................. $3.17 $ 4.50
        Second quarter............................................  4.00   9.13
        Third quarter.............................................  6.25  11.75
        Fourth quarter (through October 28, 1996).................  6.75   9.00

  As of August 31, 1996, the Company's Common Stock was held of record by 193 holders. Registered ownership includes nominees who may hold securities on behalf of multiple beneficial owners.

  Following issuance of the Shares offered hereby, the Company intends to apply to list the Common Stock on The Nasdaq Stock Market's National Market.

  The Company has never declared or paid any cash dividends on its Common Stock, and the Board of Directors currently intends to retain all earnings, if any, for use in the Company's business for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of the Board of Directors, subject to covenants in any loan documents restricting the payment of dividends.

          SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

  The selected consolidated financial data presented below have been derived from the financial statements of the Company. The financial statements as of and for the periods ended November 30, 1993, 1994 and 1995 and August 31, 1995 have been audited by Ernst & Young LLP, independent auditors. Financial data for the nine months ended August 31, 1996 have been derived from unaudited financial statements. The data should be read in conjunction with the Company's Consolidated Financial Statements as of November 30, 1993, 1994 and 1995 and for the three years then ended, the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which appear elsewhere in this Prospectus. The financial data for the nine months ended August 31, 1996 have not been audited, but, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, which the Company considers necessary for a fair presentation of the Company's financial position and results of operations for the periods indicated. Results for the nine months ended August 31, 1996 are not necessarily indicative of results that may be achieved for a full twelve-month period.

                                                                NINE MONTHS ENDED
                             YEAR ENDED NOVEMBER 30,               AUGUST 31,
                         ----------------------------------  ------------------------
                          1993(1)      1994        1995         1995         1996
                         ---------  ----------  -----------  -----------  -----------
CONSOLIDATED STATEMENT
 OF OPERATIONS:
REVENUES:
  Net sales by Company-
   owned stores......... $ 146,843  $  459,345  $   563,211  $   340,439  $ 1,965,939
  Royalty fees from
   franchised stores....       466     181,769      767,064      522,868    1,008,398
  Franchise and area
   development fees.....    35,000     333,000      700,000      554,000      808,331
  Licensing fees and
   other revenues.......     4,254       4,938        2,728        2,469      124,765
                         ---------  ----------  -----------  -----------  -----------
    Total revenues......   186,563     979,052    2,033,003    1,419,776    3,907,433
EXPENSES:
  Food, beverage and
   paper costs..........    45,101     149,360      191,415      115,133      686,274
  Other store operating
   expenses.............    86,835     282,972      374,216      190,286    1,097,235
  Depreciation and
   amortization.........    16,374      44,349       77,627       35,152      207,631
  Selling, general and
   administrative
   expenses.............   351,317     846,589    1,810,323    1,274,609    1,881,438
                         ---------  ----------  -----------  -----------  -----------
    Total operating
     costs and expenses.   499,627   1,323,270    2,453,581    1,615,180    3,872,578
                         ---------  ----------  -----------  -----------  -----------
Income (loss) from
 operations.............  (313,064)   (344,218)    (420,578)    (195,404)      34,855
Interest and other
 income (expenses)......     1,698      (3,992)     (15,182)     (20,216)     257,232
                         ---------  ----------  -----------  -----------  -----------
Net income (loss).......  (311,366)   (348,210)    (435,760)    (215,620)     292,087
Preferred stock
 dividends accumulated..   (13,400)    (23,800)      (4,000)      (4,000)         --
                         ---------  ----------  -----------  -----------  -----------
Net income (loss)
 attributable to common
 shareholders........... $(324,766) $ (372,010) $  (439,760) $  (219,620) $   292,087
                         =========  ==========  ===========  ===========  ===========
Net income (loss) per
 common share, fully
 diluted................    $(0.13)     $(0.15)      $(0.12)      $(0.06)       $0.04
                         =========  ==========  ===========  ===========  ===========
Average fully diluted
 number of common
 shares................. 2,536,260   2,536,260    3,560,256    3,445,797    7,337,226
                         =========  ==========  ===========  ===========  ===========
STORE DATA:
System-wide revenues.... $ 156,163  $4,094,725  $15,904,491  $10,747,059  $22,133,899
                         =========  ==========  ===========  ===========  ===========
Number of stores in
 operation at end of
 period:
  Company-owned (2).....         1           1            2            1           10
  Franchise (2).........         2          21           59           51           91
  Licensed units........       --          --           --           --            34
                         ---------  ----------  -----------  -----------  -----------
    Total...............         3          22           61           52          135
                         =========  ==========  ===========  ===========  ===========

                                 NOVEMBER 30,                 AUGUST 31,
                         ------------------------------ -----------------------
                           1993      1994       1995       1995        1996
BALANCE SHEET DATA:      --------  --------  ---------- ----------  -----------
Working capital
 (deficit).............. $(34,354) $(69,474) $6,430,514 $   62,170  $ 3,914,857
Total assets............  464,475   753,619   8,491,632  1,822,485   11,170,398
Long-term debt, less
 current portion........      --    374,443     236,294    238,084        2,824
Total liabilities.......  316,341   989,125   1,701,285  1,126,408    1,762,467
Shareholders' equity
 (deficit)..............  148,134  (235,506)  6,790,347   (303,923)   9,407,931

-------
(1) The Company was incorporated on November 25, 1992.
(2) Includes one Company-owned and two franchise Brewster's Coffee stores in 1996 and four stores currently operated as "Just Bagels" stores which are scheduled for conversion to Big Apple Bagels stores during the first quarter of fiscal year 1997.

       SELECTED COMBINED FINANCIAL INFORMATION OF CHESAPEAKE BAGEL BAKERY

  The selected combined financial data presented below have been derived from the combined financial statements of Chesapeake Bagel Bakery. The combined financial statements include the financial statements of Almike Enterprises, Inc. and The American Bagel Company. The combined financial statements as of December 31, 1993, 1994 and 1995 have been audited by Ernst & Young LLP, independent auditors. The data should be read in conjunction with Chesapeake's Financial Statements as of December 31, 1993, 1994 and 1995 and for the three years then ended, the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which appear elsewhere in this Prospectus. The financial data for the eight months ended August 31, 1995 and 1996 have not been audited, but, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, which management considers necessary for a fair presentation of the financial position and results of operations for the periods indicated. Results for the eight months ended August 31, 1996 are not necessarily indicative of results that may be achieved for a full twelve-month period.

                                YEAR ENDED DECEMBER 31,          EIGHT MONTHS ENDED AUGUST 31,
                          -------------------------------------  ------------------------------
                             1993         1994         1995           1995            1996
                          -----------  -----------  -----------  --------------  --------------
COMBINED STATEMENTS OF
INCOME:
REVENUES:
  Net sales by company-
   owned stores.........  $ 4,861,186  $ 5,848,907  $ 5,330,049  $    3,668,149  $    3,645,080
  Royalty fees from
   franchised stores....      453,722      730,365    1,331,014         772,801       1,323,659
  Franchise and area
   development fees.....       62,500      350,000    1,232,923         755,500       1,029,867
  Other revenue.........       84,802      117,089       21,829          13,402          76,427
                          -----------  -----------  -----------  --------------  --------------
    Total revenues......    5,462,210    7,046,361    7,915,815       5,209,852       6,075,033
EXPENSES:
  Food, beverage and
   paper costs..........    1,298,955    1,564,006    1,477,476       1,046,560       1,193,212
  Other store operating
   expenses.............    2,170,742    2,866,352    2,829,250       1,891,955       2,227,162
  Depreciation and
   amortization.........      152,855      171,452      182,267         132,682         121,520
  Selling, general and
   administrative
   expenses.............    1,092,596    1,528,163    2,976,355       1,691,037       2,382,732
                          -----------  -----------  -----------  --------------  --------------
    Total operating
     costs and expenses.    4,715,148    6,129,973    7,465,348       4,762,234       5,924,626
                          -----------  -----------  -----------  --------------  --------------
Income from operations..      747,062      916,388      450,467         447,618         150,407
Interest and other
 income (expense).......      (15,290)      (2,329)     (87,786)         28,015          10,107
                          -----------  -----------  -----------  --------------  --------------
Income before taxes.....      731,142      914,059      362,681         475,633         160,514
Income tax provision(1).       22,635       21,414        3,500              --           3,192
                          -----------  -----------  -----------  --------------  --------------
Net income..............  $   708,507  $   892,645  $   359,181  $      475,633  $      157,322
                          ===========  ===========  ===========  ==============  ==============
STORE DATA:
System-wide revenues....  $16,204,000  $24,108,000  $40,363,000  $   25,240,000  $   38,673,000
                          ===========  ===========  ===========  ==============  ==============
Number of stores in
 operation at end of
 period:
  Company-owned.........            7            8            8               8               9
  Franchise.............           21           39          102              76             139
                          -----------  -----------  -----------  --------------  --------------
    Total...............           28           47          110              84             148
                          ===========  ===========  ===========  ==============  ==============
                                     DECEMBER 31,                         AUGUST 31,
                          -------------------------------------  ------------------------------
                             1993         1994         1995           1995            1996
                          -----------  -----------  -----------  --------------  --------------
BALANCE SHEET DATA:
Working capital
 (deficit)..............  $    72,069  $  (163,623) $(2,166,668) $   (1,681,088) $   (2,500,068)
Total assets............    1,590,256    3,331,574    3,165,719       3,425,489       3,167,112
Long-term debt, less
 current portion........      572,725      546,003      100,837         270,765         159,870
Total liabilities.......    1,355,641    3,192,314    4,608,326       4,504,238       5,077,797
Stockholders' equity
 (deficit)..............      234,615      139,260   (1,442,607)     (1,060,749)     (1,910,685)

-------
(1) Almike Enterprises, Inc. and The American Bagel Company are both S corporations under the Internal Revenue Code and, as such, not subject to federal income tax.

                               BAB HOLDINGS, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1995
                                  (UNAUDITED)

  The following unaudited pro forma statement of operations reflects the acquisition by the Company of BUI, Strathmore, and Chesapeake as if they had occurred on December 1, 1994. Such pro forma information is based upon the historical results of operations of the Company for the year ended November 30, 1995, the historical results of operations of BUI for the fiscal year ended February 29, 1996, and the historical results of operations of Strathmore and Chesapeake for the fiscal year ended December 31, 1995, giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to pro forma financial statements. Unaudited pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been obtained if the foregoing transaction had been consummated as of the indicated dates. This pro forma statement of operations should be read in conjunction with the historical financial statements and notes thereto of the Company, BUI, Strathmore, and Chesapeake included elsewhere in this Prospectus.

                                                                       BUI AND
                                                       STRATHMORE    STRATHMORE                  CHESAPEAKE
                                         BAGELS     BAGELS FRANCHISE  PRO FORMA     CHESAPEAKE    PRO FORMA       PRO FORMA
                          COMPANY    UNLIMITED INC.   CORPORATION    ADJUSTMENTS    ACQUISITION  ADJUSTMENTS     AS ADJUSTED
                         ----------  -------------- ---------------- -----------    -----------  -----------     -----------
REVENUES:
Net sales by Company-
 owned stores..........  $  563,211    $2,776,415       $    --       $     --      $5,330,049   $      --       $ 8,669,675
Royalty fees from
franchised stores......     767,064           --             --        (136,000)(1)  1,331,014          --         1,962,078
Franchise and area
development fees.......     700,000           --             --             --       1,232,923          --         1,932,923
Licensing fees and
other revenues.........       2,728           --         515,944            --          21,829          --           540,501
                         ----------    ----------       --------      ---------     ----------   ----------      -----------
   Total revenues......   2,033,003     2,776,415        515,944       (136,000)     7,915,815                    13,105,177
OPERATING COSTS AND
EXPENSES:
Food, beverage, and
paper costs............     191,415       994,202            --             --       1,477,476          --         2,663,093
Other store operating
expenses...............     374,216     1,344,339            --             --       2,829,250          --         4,547,805
Depreciation and
amortization...........      77,627        69,410         33,670        140,863 (2)    182,267    1,107,542 (4)    1,611,379
Selling, general and
 administrative
 expenses..............   1,810,323       447,841        430,286       (136,000)(1)  2,976,355     (678,000)(5)    4,850,805
                         ----------    ----------       --------      ---------     ----------   ----------      -----------
   Total operating
    costs and
    expenses...........   2,453,581     2,855,792        463,956          4,863      7,465,348      429,542       13,673,082
                         ----------    ----------       --------      ---------     ----------   ----------      -----------
Income (loss) from
operations.............    (420,578)      (79,377)        51,988       (140,863)       450,467     (429,542)        (567,905)
Interest and other
income (expense), net..     (15,182)      (79,014)       (30,920)        79,123 (3)    (87,786)      41,488 (3)      (92,291)
                         ----------    ----------       --------      ---------     ----------   ----------      -----------
Income (loss) before
taxes..................    (435,760)     (158,391)        21,068        (61,740)       362,681     (388,054)        (660,196)
Provision for income
taxes..................         --            --           4,707            --           3,500          --  (6)        8,207
                         ----------    ----------       --------      ---------     ----------   ----------      -----------
Net income (loss)......    (435,760)     (158,391)        16,361        (61,740)       359,181     (388,054)        (668,403)
Preferred stock
dividends accumulated..       4,000           --             --             --             --           --             4,000
                         ----------    ----------       --------      ---------     ----------   ----------      -----------
Net income (loss)
 attributable to common
 shareholders..........  $ (439,760)   $ (158,391)      $ 16,361      $ (61,740)    $  359,181   $ (388,054)     $  (672,403)
                         ==========    ==========       ========      =========     ==========   ==========      ===========
Net (loss) attributable
 to common share, fully
 diluted...............  $    (0.12)                                                                             $     (0.08)
                         ==========                                                                              ===========
Average number of
 common shares used,
 fully diluted (7).....   3,560,256                                                                                8,310,256
                         ==========                                                                              ===========

-------
(1) Elimination of franchise royalty revenue of the Company and related expense recognized by BUI.
(2) Amortization of preliminary estimate of BUI goodwill over 40 years ($18,183), amortization of BUI non-competition agreement over six years ($16,667), amortization of preliminary estimate of Strathmore goodwill over 40 years ($55,232) and Strathmore contract rights over 102 months ($57,635), reduced by elimination of BUI initial franchise fee ($6,854) amortization.

(3) Elimination of interest expense of BUI and Chesapeake, as related debt is not assumed by the Company.
(4) Amortization of preliminary allocation of Chesapeake purchase price to franchise contract rights (20-year life), other intangibles including goodwill (40-year life) and additional depreciation on equipment and leasehold improvements (average life of 6 years).
(5) Pro forma adjustments related to the following:
  i) Net savings due to elimination of payroll-related costs of Chesapeake owners and duplicative financial personnel ($394,000).
  ii) Elimination of 35% sales commission on franchise sales due to the Company's plan to discontinue the use of an outside franchise sales force and bring such efforts in-house, ($431,000), net of additional payroll-related costs of additional in-house franchise sales force ($147,000).
(6) The American Bagel Company and Almike Enterprises Inc., the two entities which make up Chesapeake are S-corporations for U.S. federal income tax purposes. Accordingly, no accrual for federal income taxes has been made. Additional pro forma federal tax accrual is not necessary due to loss position of pro forma entity.
(7) Represents the issuance of 3,800,000 Shares in the Offering, and 900,000 shares of Common Stock as partial consideration pursuant to the Asset Purchase Agreement, and issuance 50,000 shares of Common Stock as partial consideration in the BUI acquisition for Pro Forma as Adjusted.

                               BAB HOLDINGS, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS

                       NINE MONTHS ENDED AUGUST 31, 1996
                                  (UNAUDITED)

  The following unaudited pro forma statement of operations reflects the acquisition by the Company of BUI, Strathmore, and Chesapeake as if they had occurred on December 1, 1995. Such pro forma information is based upon the historical results of operations of the Company for the nine months ended August 31, 1996, the historical results of operations of BUI for the five months ended April 30, 1996, the historical results of operations of Strathmore for the six months ended May 21, 1996 and Chesapeake for the nine month period ended August 31, 1996, giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to pro forma financial statements. Unaudited pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been obtained if the foregoing transaction had been consummated as of the indicated dates. This pro forma statement of operations should be read in conjunction with the pro forma balance sheet of the Company and the historical financial statements and notes thereto of the Company, BUI, Strathmore, and Chesapeake included elsewhere in this Prospectus.

                                                 STRATHMORE    BUI AND
                                       BAGELS      BAGELS    STRATHMORE                 CHESAPEAKE
                                     UNLIMITED    FRANCHISE   PRO FORMA     CHESAPEAKE   PRO FORMA      PRO FORMA
                           COMPANY      INC.     CORPORATION ADJUSTMENTS    ACQUISITION ADJUSTMENTS    AS ADJUSTED
                          ---------- ----------  ----------- -----------    ----------- -----------    -----------
REVENUES:
Net sales by Company-
 owned stores...........  $1,965,939 $1,152,522   $    --     $    --       $4,031,996   $     --      $ 7,150,457
Royalty fees from
 franchised stores......   1,008,398        --         --      (59,524)(1)   1,457,969         --        2,406,843
Franchise and area
 development fees.......     808,331        --         --          --        1,179,867         --        1,988,198
Licensing fees and other
 revenues...............     124,765        --    $278,268         --           76,427         --          479,460
                          ---------- ----------   --------    --------      ----------   ---------     -----------
   Total revenues.......   3,907,433  1,152,522    278,268     (59,524)      6,746,259         --       12,024,958
OPERATING COSTS AND
 EXPENSES:
Food, beverage and
 paper..................     686,274    417,213        --          --        1,309,849         --        2,413,336
Other store operating
 expenses...............   1,097,235    608,981        --          --        2,470,152         --        4,176,368
Depreciation and
 amortization...........     207,631     28,920     16,835      68,099 (2)     138,153   $ 830,657 (4)   1,290,295
Selling, general and
 administrative
 expenses...............   1,881,438    198,060    319,209     (59,524)(1)   2,750,011    (598,000)(5)   4,491,194
                          ---------- ----------   --------    --------      ----------   ---------     -----------
   Total operating costs
    and expenses........   3,872,578  1,253,174    336,044       8,575       6,668,165     232,657      12,371,193
                          ---------- ----------   --------    --------      ----------   ---------     -----------
Income (loss) from
 operations.............      34,855   (100,652)   (57,776)    (68,099)         78,094    (232,657)       (346,235)
Interest and other
 income (expense), net..     257,232    (20,318)       --          --           10,043      33,936 (3)     280,893
                          ---------- ----------   --------    --------      ----------   ---------     -----------
Income (loss) before
 taxes..................     292,087   (120,970)   (57,776)    (68,099)         88,137    (198,721)        (65,342)
Provision for income
 taxes..................         --         --      12,462         --            3,192         --  (6)      15,654
                          ---------- ----------   --------    --------      ----------   ---------     -----------
Net income (loss)
 attributable to common
 shareholders...........  $  292,087 $ (120,970)  $(70,238)   $(68,099)     $   84,945   $(198,721)    $   (80,996)
                          ========== ==========   ========    ========      ==========   =========     ===========
 Net income (loss)
  attributable to
  common share, fully
  diluted...............  $     0.04                                                                   $     (0.01)
                          ==========                                                                   ===========
 Average number of
  common shares used
  fully diluted(7)......   7,337,226                                                                    11,735,395
                          ==========                                                                   ===========

--------
(1) Elimination of franchise royalty revenue of the Company and related expense recognized by BUI.
(2) Amortization of preliminary estimate of BUI goodwill over 40 years ($7,576), amortization of BUI non-competition agreement over six years ($6,945), amortization of preliminary estimate of Strathmore goodwill over 40 years ($27,616) and Strathmore contract rights over 102 months ($28,818), reduced by elimination of BUI initial franchise fee ($2,856) amortization.
(3) Elimination of interest expense of Chesapeake as related debt is not assumed by the Company.

(4) Amortization of preliminary allocation of Chesapeake purchase price to franchise contract rights (20-year life), other intangibles including goodwill (40-year life) and additional depreciation on equipment and leasehold improvements (average life of 6 years).
(5) Pro forma adjustments related to the following:
  i) Net savings due to elimination of payroll-related costs of Chesapeake owners and duplicative financial personnel ($295,000).
  ii) Elimination of 35% sales commission on franchise sales due to the Company's plan to discontinue the use of an outside franchise sales force and bring such efforts in-house ($413,000), net of additional payroll-related costs of additional in-house franchise sales force ($110,000).
(6) The American Bagel Company and Almike Enterprises Inc., the two entities which make up Chesapeake, are S-corporations for U.S. federal income tax purposes. Accordingly, no accrual for federal income taxes has been made in the historical financial statements. Additional pro forma federal tax accrual is not necessary due to loss position of pro forma entity.
(7) Represents the issuance of 3,800,000 Shares of the Offering, and 900,000 shares of Common Stock as partial consideration pursuant to the Asset Purchase Agreement, and reduction in Common Stock equivalents due to loss position of pro forma combined entity for Pro Forma as Adjusted.

                              BAB HOLDINGS, INC.
                            PRO FORMA BALANCE SHEET

                                AUGUST 31, 1996
                                  (UNAUDITED)

  The following unaudited pro forma balance sheet reflects the completion of the Offering at the Assumed Share Price and the acquisition by the Company of Chesapeake as if such acquisition had occurred on August 31, 1996. Such pro forma information is based upon the unaudited historical consolidated balance sheet of the Company as of August 31, 1996, and the unaudited historical balance sheet of Chesapeake as of August 31, 1996, giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to these pro forma financial statements. Unaudited pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of the financial position or financial position that might have been obtained if the foregoing transaction had been consummated as of the indicated date. This pro forma balance sheet should be read in conjunction with the pro forma statement of operations of the Company and the historical financial statements and notes thereto of the Company and Chesapeake included elsewhere in this Prospectus.

                                                                      PRO FORMA
                                        CHESAPEAKE    PRO FORMA           AS
                              COMPANY   ACQUISITION  ADJUSTMENTS     ADJUSTED(7)
                            ----------- -----------  -----------     -----------
ASSETS:
Current assets............. $ 5,674,500 $2,417,859   $ 4,680,191 (1) $12,772,550
Equipment and leasehold
 improvements, net.........   1,994,424    647,480       300,000 (2)   2,941,904
Other noncurrent assets,
 net.......................   3,501,474    101,773    27,301,686 (3)  30,904,933
                            ----------- ----------   -----------     -----------
  Total assets............. $11,170,398 $3,167,112   $32,281,877     $46,619,387
                            =========== ==========   ===========     ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Current liabilities........ $ 1,759,643 $4,917,927   $(2,368,938)(4) $ 4,308,632
Long-term debt.............       2,824    159,870      (159,870)(5)       2,824
Shareholders' equity
 (deficit).................   9,407,931 (1,910,685)   34,810,685 (6)  42,307,931
                            ----------- ----------   -----------     -----------
  Total liabilities and
   shareholders' equity.... $11,170,398 $3,167,112   $32,281,877     $46,619,387
                            =========== ==========   ===========     ===========

--------
(1) Application of excess proceeds of the Offering over cash consideration required to be paid pursuant to the Asset Purchase Agreement, net of elimination of deferred franchise costs of $1,356,731 in Chesapeake balance sheet.
(2) Increase in carrying value of equipment and leasehold improvements to preliminary estimate at fair value.
(3) Preliminary allocation of purchase price to franchise contract rights, goodwill and other intangible assets.
(4) Adjustment to eliminate deferred franchise fee revenue of Chesapeake, accrual for costs of completing Chesapeake franchise contracts and elimination of current portion of debt not assumed.
(5) Elimination of long-term debt of Chesapeake not assumed in Asset Purchase Agreement.
(6) Reflects issuance of 3,800,000 Shares in this Offering at the Assumed Share Price, and the issuance of 900,000 shares of Common Stock to owners of Chesapeake, preliminarily valued at $7.00 per share, pursuant to the Asset Purchase Agreement and the elimination of the shareholders' deficit of Chesapeake. The final per share value of the shares issued in the Chesapeake Acquisition will be determined on the closing of such transaction and may be greater or less than such amount.
(7) The unaudited pro forma balance sheet is presented as if the Chesapeake Acquisition occurred on August 31, 1996. See the pro forma condensed combined financial information appearing elsewhere in this Prospectus.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the information set forth under "Summary Consolidated Financial and Store Data," "Selected Consolidated Financial Information" and the Consolidated Financial Statements of BAB Holdings, Inc. and the accompanying notes thereto included elsewhere in this Prospectus.

GENERAL

  As of August 31, 1996, the Company operated 9 Company-owned and 123 franchised and licensed Big Apple Bagels stores as well as one Company-owned and two franchised Brewster's Coffee stores. In September 1996, the Company entered into the Asset Purchase Agreement to acquire substantially all of the assets of Chesapeake Bagel Bakery, primarily 9 company-owned stores and 139 franchise stores as of August 31, 1996. Upon completion of the Chesapeake Acquisition, based upon the number of stores in operation at August 31, 1996, the Company will be the second largest operator and franchisor of bagel stores in the United States and Canada based on total number of units, with 19 Company-operated, 264 franchised and licensed stores located in 32 states, the District of Columbia and Canada.

  During the nine months ended August 31, 1996, the Company acquired certain assets of Brewster's Coffee Company, Inc., Bagels Unlimited, Inc., and Strathmore Bagel Franchise Corp. Given the Company's significant expansion through these acquisitions and the rapid growth of its franchise operations over the past three years, the Company's results of operations for both current periods and prior years may not be indicative of future performance.

  The Company plans to increase its revenues and profits through the continued growth of its franchise business and Company-owned Big Apple Bagels and Chesapeake Bagel Bakery stores. The Company also envisions revenue and profit increases through the expansion of distribution channels and product offerings. Management anticipates this growth will allow the Company to achieve efficiencies through increased purchasing power, shared product development, marketing efficiencies, and other economies of scale. The full expected impact of these efficiencies is not reflected in the pro forma statements of operations. The Company anticipates substantial increases in depreciation and amortization related to its acquisition of Chesapeake.

  Total revenue is comprised of net sales by Company-owned stores, franchise fees, royalty fees from franchised stores and licensed units and other revenues. Revenues have fluctuated from quarter to quarter depending on, among other things, store openings and related revenues. As the Company continues to grow, overall revenues are anticipated to increase and the impact of franchise store openings on the results of operations for any period should decrease. Excluding any impact of Chesapeake operations, the Company anticipates consolidated fourth quarter 1996 revenues of between $2.2 million and $2.5 million. Including the Chesapeake Acquisition for a full year in fiscal 1997, the Company believes consolidated annual revenues will be between $26 million and $29 million. Such anticipated revenue levels are highly dependent on adding between 20 and 22 Company-owned stores to those in operation at August 31, 1996, and continued growth in both Big Apple Bagels and Chesapeake Bagel Bakery franchise units through the end of fiscal 1996 and during fiscal 1997. The Company anticipates growth in franchise stores of 120 to 140 stores in fiscal 1997, including 60 to 70 additional Big Apple Bagels stores and 60 to 70 Chesapeake Bagel Bakery stores.

  Cost of revenue includes expenses occurring at the Company-owned stores, such as food, beverage and paper costs, payroll related expenses, occupancy and other operating expenses, depreciation and amortization, and other store expenses, and selling, general and administrative costs occurring Company-wide, such as payroll related expenses, advertising and promotion expenses, professional service fees, franchise-related expenses, depreciation and amortization, and other expenses. As additional Company-owned stores are opened, the store-related expenses will increase. However, because new Company-owned stores will not participate in franchise training activity, and because the Company expects to negotiate volume discounts from vendors, operating costs per store are expected to be lower than those incurred to date in the original Company-owned stores. While the growth anticipated in Company-owned store operations will require additional personnel, management believes that most key personnel are already in place.

  Without including any financial results from the Chesapeake Acquisition in the remainder of fiscal 1996, management anticipates that net income per share for the 1996 fourth quarter will be between $0.01 and $0.02 on a fully diluted basis, excluding shares issuable in this offering or in the Chesapeake Acquisition. Including Chesapeake operations for the full year in fiscal 1997, and anticipating aggressive growth in franchise and Company-owned Big Apple Bagels and Chesapeake Bagel Bakery stores in 1997, management expects net income to be between $0.28 and $0.32 per share, on a fully diluted basis, including shares issued in this Offering and in the Chesapeake Acquisition.

BAB HOLDINGS, INC.'S RESULTS OF OPERATIONS

  As of August 31, 1996, the Company operated 10 Company-owned stores and 125 franchise and licensed stores in 22 states and Canada. The Company added seven Company-owned stores during the first nine months of fiscal 1996, primarily through the acquisition of BUI, and anticipates adding approximately eight additional Company-owned stores and continuing the rapid expansion of franchise stores in operation during the remainder of fiscal 1996. This rapid expansion significantly affects the comparability of results of operations of the Company, particularly in the recognition of franchise fee revenue and royalty fees and in related expenses.

  In addition to rapid new store development, the Company has created other new revenue sources during the first nine months of fiscal 1996 through its acquisition of Brewster's and Strathmore and its reciprocal licensing agreements with Mrs. Fields Cookies. Although these initiatives produced little revenue during fiscal 1996, the Company expects substantial revenue growth during fiscal 1997.

  The Company has incurred increases in payroll-related expenses with increases in personnel at the corporate headquarters from four employees in November 1993 to 28 employees in August 1996. Further, the increase in personnel has resulted in increases in insurance, occupancy costs, office expenses and other overhead expenses. Management believes that the anticipated growth in franchise operations during fiscal year 1996 and beyond can be supported by the hiring of relatively few additional field support and administrative personnel as most key personnel are already in place. Management also believes that professional fees should decrease as a percentage of revenues within the next fiscal year. Direct franchise related costs, which are deferred and expensed upon franchise store opening, are expected to increase, in total, but decrease on a per store basis as more units are added and greater efficiencies are realized.

  The following tables set forth, for the fiscal years 1993, 1994 and 1995, and for the nine months ended August 31, 1995 and 1996, the percentage of total revenue of the listed items included in BAB Holdings, Inc.'s consolidated statement of operations.

                                YEAR ENDED NOVEMBER        NINE MONTHS ENDED
                                        30,                    AUGUST 31,
                                ------------------------   --------------------
                                 1993     1994     1995      1995        1996
                                ------   ------   ------   ---------   --------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
REVENUES:
Net sales by Company-owned
 stores.......................    78.7%    46.9%    27.7%       24.0%      50.3%
Royalty fees from franchised
 stores.......................     0.2     18.6     37.8        36.8       25.8
Franchise and area development
 fees.........................    18.8     34.0     34.4        39.0       20.7
Licensing fees and other
 revenues.....................     2.3      0.5      0.1         0.2        3.2
                                ------   ------   ------   ---------   --------
   Total revenues.............   100.0    100.0    100.0       100.0      100.0
EXPENSES:
Food, beverage and paper
 costs........................    24.2     15.3      9.4         8.1       17.6
Other store operating
 expenses.....................    46.5     28.9     18.4        13.4       28.1
Depreciation and amortization.     8.8      4.5      3.8         2.5        5.2
Selling, general and
 administrative expenses......   188.3     86.5     89.1        89.8       48.2
                                ------   ------   ------   ---------   --------
   Total operating costs and
    expenses..................   267.8    135.2    120.7       113.8       99.1
                                ------   ------   ------   ---------   --------
Income (loss) from operations.  (167.8)   (35.2)   (20.7)      (13.8)       0.9
Interest income...............     0.9      0.2      0.8         0.3        6.7
Interest expense..............      --     (0.6)    (1.5)       (1.7)      (0.1)
                                ------   ------   ------   ---------   --------
Net income (loss).............  (166.9)%  (35.6)%  (21.4)%     (15.2)%      7.5%
                                ======   ======   ======   =========   ========

--------
Note: Numbers are expressed as percentages of total revenues.

Nine Months ended August 31, 1996 Compared to Nine Months ended August 31,
1995

  Total revenues increased 175% to $3,907,000 for the nine months ended August 31, 1996 from $1,420,000 realized in the year-ago period. A substantial portion of the increase in revenues is attributable to sales from Company-owned stores, which rose over 478% to $1,966,000 for the nine months ended August 31, 1996 versus $340,000 in the previous year. On May 1, 1996, the Company acquired five franchised Big Apple Bagels stores in the Milwaukee market. Three additional units were opened in the third quarter, bringing the total number of Company-owned stores in operation to ten as compared to one at August 31, 1995. Royalty revenues rose by $486,000, or 93%, primarily as a result of the greater number of franchised stores operating during the fiscal 1996--91 on August 31, 1996 versus 51 on August 31, 1995. Franchise fee revenue increased to approximately $808,000 from $554,000 in the year-ago period. Of this increase, $161,000 can be attributed to the Company's entering into a master franchise agreement with an Alberta, Canada corporation for the development of franchised stores in the four western provinces of Canada. Licensing fees and other revenue increased by $122,000 to approximately $125,000. Substantially all of this increase was experienced during the third quarter of fiscal 1996.

  Total operating costs and expenses (excluding depreciation) relative to Company-owned stores was 90.7% of store revenues during the nine months ended August 31, 1996 versus 89.7% in the year-ago period. The cost of food, beverage and paper increased to 34.9% from 33.8% in the 1995 period. Three of the ten units in operation have been open less than three months and an additional five of the units have only been under the Company's management since May 1, 1996. The Company anticipates that as the number of Company-owned stores continues to increase, it will be able to further benefit from volume discounts for the purchase of food, beverage and paper products using one national distributor. Since the May 1, 1996 acquisition of BUI, the Company has been gradually modifying labor hours and rates and making personnel changes to bring store level labor costs in line with Company guidelines. It is management's belief that with the increasing maturity of Company-owned stores and continued focus on reduction of food and labor costs, the contribution percentage from Company-owned stores should improve over that experienced in the nine months ended August 31, 1996.

  Total selling, general and administrative expenses rose 53% in the current fiscal period from $1,290,000 for the nine months ended August 31, 1995 to $1,980,000 for the nine months ended August 31, 1996. These expenses decreased significantly from 90.8% of total revenues in 1995 to less than 51% of total revenues in the current period as a direct result of an increasing revenue base supporting these costs. While there is no assurance that these cost percentages will continue to show improvement, management believes that continued growth in franchise operations can be supported with relatively limited increases in corporate overhead and that the revenues generated from these expanded operations combined with that of Company store operations will exceed anticipated costs.

  Approximately $327,000 of the overall increase in selling, general and administrative costs is reflected in payroll-related expenses and results from hiring additional personnel and salary increases. Employee headcount at the corporate headquarters has increased from 21 full and part-time employees at August 31, 1995 to 28 at August 31, 1996. Other administrative overhead expenses increased approximately $241,000 from the year-ago period and can be principally attributed to office expenses and services to support the increase in the corporate workforce and the base of franchise stores open and in development, which totaled 205 at August 31, 1996 versus 119 at August 31, 1995. Depreciation and amortization increased $79,000 from the year-ago period due principally to the amortization of intangibles acquired in connection with the May 1996 acquisitions of Bagels Unlimited, Inc. and Strathmore Bagels Franchise Corp.

  The Company realized income from operations of approximately $35,000 or 0.9% of revenues in the nine months ended August 31, 1996 versus a net loss from operations of approximately $195,000 or 13.7% of revenues in the year-ago period.

  Net interest income totaled approximately $257,000 during the nine months ended August 31, 1996 as compared to net interest expense of approximately $21,000 in the 1995 period. This change is attributable to the short-term investment of the net proceeds of the Company's initial public offering, which totaled approximately

$7.2 million. The average cash balance outstanding during 1996 was approximately $6.2 million and a substantial portion was invested in liquid, money market funds. In the fiscal 1995 period, the Company accrued interest on approximately $320,000 of convertible bonds which were substantially converted to Common Stock during the first quarter of fiscal 1996.

  The Company generated net income attributable to common shareholders of approximately $292,000 or $.04 per share for the nine months ended August 31, 1996, as compared to a net loss attributable to common shareholders of approximately $220,000 or $.07 per share for the nine months ended August 31, 1995. The average number of shares outstanding increased 125% to 7,250,672 from 3,209,345 during the respective periods, resulting primarily from the August 1995 private placement of 508,475 shares of Common Stock and the initial public offering of 2,932,500 million shares of Common Stock.

Fiscal 1995 Compared to Fiscal 1994

  Total revenues increased 107.7% for the year ended November 30, 1995 from $979,000 to $2.03 million. Increased revenues resulted, in part, from an increased number of franchise store openings; 38 franchise stores opened in fiscal 1995 compared to 18 during fiscal 1994. Royalty revenues rose by $585,000, or 322.0%, primarily as a result of the greater number of stores operating during 1995. Sales from Company-owned stores rose by approximately $104,000 in fiscal 1995.

  Cost of food, beverage and paper related to the Company-owned stores increased from 32.5% of net store sales for fiscal 1994 to 34.0% of net store sales for fiscal 1995. Other store operating expenses increased from 61.6% of net store sales in fiscal 1994 to 66.4% of net store sales in fiscal 1995. These increases in Company-owned store costs reflect the greater number of franchisees trained during 1995 in the original store which served as the franchisee training facility. Also reflected in this increase are start-up inefficiencies, which are experienced during the first few months in which any store is opened, attributable to the second Company-owned store, which opened in September 1995. The Company anticipates that as the number of Company-owned stores increases, it will be able to benefit from volume discounts for the purchase of supplies.

  Total selling, general and administrative expenses rose 92.7% from $1.2 million for fiscal 1994, to $2.3 for fiscal 1995. Approximately $430,000 of this increase is attributable to payroll related expenditures incurred at the corporate level. Eight full-time employees were hired in 1995 to assist in the franchise operations, accounting, marketing, and legal departments. Further, fiscal 1995 included a full twelve months of employment for 70% of the employees who were hired during fiscal 1994. As a result of the overall increase in number of personnel, the Company relocated its corporate offices to a larger facility, resulting in increased occupancy costs of approximately $44,000. Professional fees increased approximately $247,000, or 166%, for 1995 compared to 1994, primarily related to the filing of Uniform Franchise Offering Circulars ("UFOCs") to comply with revised Federal Trade Commission ("FTC") guidelines, completion of an interim audit in connection with the Company's initial public offering of securities, annual reporting requirements, trademark defense, and legal fees. Further, upon the opening of each franchise store, the Company recognizes certain expenses associated with the sale of the franchise. These costs include travel costs, cash register and blueprints provided to the franchisee (drafting of blueprints was brought in-house in July 1995), and commission paid on the sale, if any. These franchise-sale costs, which can range between $2,000 and $4,000 for each franchise, depending on the location of the franchise store, account for approximately $42,000 of the increase in corporate selling, general and administrative expenses in 1995. Finally, the expansion in personnel and in franchising operations increased costs for insurance, telephone, printing, postage and other miscellaneous expenses by over $62,000 during fiscal 1995. While total selling, general and administrative costs rose significantly, these expenses declined from 119.9% of total revenues in 1994 to 111.3% of total revenues in 1995. Although there can be no assurance that the cost percentages will continue to show improvement, management believes that the anticipated growth in franchise operations can be supported with relatively limited increases in corporate overhead and that the revenues generated from these expanded operations will exceed the related corporate overhead expenses.

  The Company generated a net loss attributable to common shareholders of $439,760, or $.13 per share, for the year ended November 30, 1995, as compared to a net loss attributable to common shareholders of $372,010, or $.16 per share, for the year ended November 30, 1994.

Fiscal 1994 Compared to Fiscal 1993

  Total revenues increased to 424.8% from $186,563 in fiscal 1993 to $979,052 in fiscal 1994. The increase was due to the opening of 19 franchise stores and an increase in Company-owned store revenue from $146,843 in fiscal 1993 to $459,345 in fiscal 1994.

  Food, beverage and paper costs for the Company-owned store increased from 30.7% of net store sales during fiscal 1993 to 32.5% of net store sales during fiscal 1994. Other store operating expenses increased from 59.1% of net store sales in fiscal 1993 to 61.6% of net store sales in fiscal 1994. These increases are attributed to the fact that franchisee training activity at the Company-owned store increased substantially in fiscal 1994 as a result of the increased number of franchise stores opened during that period.

  Total selling, general and administrative increased $719,384 or 158.3% in fiscal 1994 as compared to fiscal 1993. This increase is due to the rapid expansion of the corporate infrastructure to support the growing franchise operations which did not begin until the end of fiscal 1993 and continued throughout fiscal 1994. The most significant expense category, payroll-related expenses, more than doubled during this period due to growth in corporate headquarters personnel from four employees to 13 employees.

  Consolidated losses from operations totaled $344,218 in fiscal 1994 compared to $313,064 in fiscal 1993. Despite absorbing the costs of training franchisees throughout fiscal 1994, the Company-owned store produced nominal profits during fiscal 1994. During fiscal 1993, the Company-owned store incurred a loss due primarily to start-up expenses.

  The Company had a net loss attributable to common shareholders of $372,010, or $.16 per share, during the year ended November 30, 1994, as compared to a net loss attributable to common shareholders of $324,766, or $.13 per share, during the year ended November 30, 1993.

CHESAPEAKE BAGEL BAKERY'S RESULTS OF OPERATIONS

  The first Chesapeake Bagel Bakery opened in 1981 in Washington, D.C., and in 1984, The American Bagel Company began offering franchises for Chesapeake Bagel Bakery stores. As of August 31, 1996, Almike Enterprises, Inc. owned and operated nine Chesapeake Bagel Bakery stores, all in the District of Columbia, Maryland and Virginia, and 139 franchise Chesapeake Bagel Bakery stores were operating in 31 states and the District of Columbia, with geographic concentrations in Washington, D.C., Virginia, Maryland, North Carolina, Georgia and Minnesota, making Chesapeake Bagel Bakery the third largest bagel restaurant chain in the U.S. and the largest "made from scratch" bagel bakery chain in the nation.

  The following table sets forth, for the fiscal years ended December 31, 1993, 1994 and 1995, and the eight month periods ended August 31, 1995 and 1996, the percentage of certain revenue and expense items to total revenue. Certain items have been reclassified from Chesapeake's audited financial statements format to conform to BAB Holdings, Inc.'s financial presentation.

                                                                     EIGHT
                                                                    MONTHS,
                                                YEAR ENDED           ENDED
                                               DECEMBER 31,       AUGUST 31,
                                             -------------------  ------------
                                             1993   1994   1995   1995   1996
                                             -----  -----  -----  -----  -----
COMBINED STATEMENTS OF OPERATIONS DATA
Revenues:
  Net sales by company-owned stores.........  89.0%  83.0   67.3%  70.4%  60.0%
  Royalties fees from franchised stores.....   8.3   10.4   16.8   14.8   21.7
  Franchise and area development fees.......   1.1    4.9   15.6   14.5   17.0
  Licensing fees and other revenues.........   1.6    1.7    0.3    0.3    1.3
                                             -----  -----  -----  -----  -----
    Total revenues.......................... 100.0  100.0  100.0  100.0  100.0
Expenses:
  Food, beverage and paper costs............  23.8   22.2   18.7   20.2   19.6
  Other store operating expenses............  39.7   40.7   35.7   36.3   36.7
  Selling, general and administrative
   expenses.................................  20.0   21.7   37.6   32.4   39.2
  Depreciation and amortization.............   2.8    2.4    2.3    2.5    2.0
                                             -----  -----  -----  -----  -----
    Total operating costs and expenses......  86.3   87.0   94.3   91.4   97.5
Income from operations......................  13.7   13.0    5.7    8.6    2.5
Interest income.............................   0.3    0.4    0.3    0.4    0.2
Miscellaneous income (expense)..............   0.2    0.6   (0.6)   1.2    0.4
Interest expense............................  (0.8)  (1.0)  (0.9)  (1.0)  (0.5)
                                             -----  -----  -----  -----  -----
Income before taxes.........................  13.4   13.0    4.5    9.2    2.6
Income tax provision........................   0.4    0.3    --     --     0.1
                                             -----  -----  -----  -----  -----
Net income..................................  13.0%  12.7%   4.5%   9.2%   2.5%
                                             =====  =====  =====  =====  =====

--------
Note: Numbers are expressed as percentages of total revenue.

Eight Months Ended August 31, 1996 Compared to Eight Months Ended August 31,
1995

  Chesapeake's total revenues increased 16.6% to $6,075,033 for the eight months ended August 31, 1996 over the comparable period in 1995. This increase is attributable to increases in both initial and continuing franchise fees. Initial franchise fees rose by 36.3% to $1,029,867 for the eight months ended August 31, 1996 versus $755,500 for the comparable period in 1995. Royalty fees increased by 71.3% to $1,323,659 for the eight months ended August 31, 1996 from $722,801 for the comparable period in 1995. The number of franchised stores increased by 37 from 102 stores at the end of 1995 to 139 stores as of the eight months ended August 31, 1996. Company-owned store revenues remained relatively flat at $3,668,149 in 1995 and $3,645,080 in 1996.

  Total operating expenses increased by 24.4% to $5,924,626 for the eight months ended August 31, 1996 over the comparable period in 1995 and increased from 91.4% to 97.5% of total revenues, respectively. Food, beverage and paper costs of company-owned stores increased as a percentage of company-owned store revenues from 28.5% in 1995 to 32.7% in 1996, attributable primarily to increases in paper and plastic costs. The remaining store operating expenses increased by 17.7% to $2,227,162 for the eight months ended August 31, 1996 from the prior comparable period's level; as a percentage of company-owned store revenues, they increased to 61.1% for the eight months ended August 31, 1996 from 51.6% for the comparable period in 1995. In total, store operating expenses increased by 16.4% to $3,420,374 for the eight months ended August 31, 1996 from $2,938,515 for the comparable period in 1995. Total store operating expenses increased to 93.8% of company-owned store sales for 1996 from 80.1%. Selling, general and administrative expenses increased by 41.0% to $2,382,732 in 1996 from $1,691,037 in 1995. Management attributes most of the increase in these expenses to general and administrative expenses related to building the company's infrastructure to support growth. As a percentage of total revenues, selling, general and administrative expenses increased to 39.2% in 1996 from 32.5% in 1995.

  Chesapeake realized income from operations of $150,407 (2.5% of revenues) for the eight months ended 1996 versus $447,618 (8.6% of revenues) for the comparable period in 1995.

  Net interest and other income totaled $10,017 for the eight months ended August 31, 1996 versus $28,015 for the comparable period in 1995. Interest income is derived from interest received on cash balances and interest received on notes issued by certain franchisees as royalty payments.

  Chesapeake generated net income of $157,322 for the eight months ended August 31, 1996, compared to $475,633 for the comparable period in 1995. As a percentage of total revenues, net income decreased from 9.2% to 2.6% in 1996.

Fiscal 1995 Compared to Fiscal 1994

  Chesapeake's total revenues increased 12.3% to $7,915,815 for fiscal year 1995 from the prior year. This increase is attributable to increases in both initial franchise fees and royalty fees. Initial franchise fees rose by 252.3% to $1,233,000 for 1995 versus $350,000 for 1994. Royalty fees increased by 82.2% to $1,331,000 for 1995 versus $730,000 for 1994. The number of franchised stores increased by 161.5% from 39 stores at the end of 1994 to 102 stores by the end of 1995. Offsetting franchise-related revenue increases was a decline of 8.9% in sales revenue generated by company-owned stores, from $5,849,000 in 1994 to $5,330,000 in 1995.

  Total operating expenses increased by 21.8% to $7,465,000 for 1995 from the 1994 level and increased from 87.0% to 94.3% of total revenues. Food, beverage and paper costs of company-owned stores increased as a percentage of company-owned store revenues from 26.7% in 1994 to 27.7% in 1995, attributable primarily to increases in paper and plastic costs. The remaining store operating expenses decreased by 1.3% from the prior year's level, but as a percentage of company-owned store revenues increased to 53.1% in 1995 from 49.0% in 1994. Total store operating expenses increased to 80.8% of company-owned store sales in 1995 from 75.7% in 1994. Selling, general and administrative expenses increased by 94.8% to $2,976,000 in 1995 from $1,528,000 in 1994. Management attributes most of the increase in these expenses to general and administrative expenses related to franchise store openings, fees paid to consultants (primarily franchise developers), and to building the company's infrastructure to support growth. As a percentage of total revenues, these expenses increased to 37.6% in 1995 from 21.7% in 1994.

  Chesapeake realized income from operations of $450,000 (5.7% of revenues) in 1995 versus $916,000 (13.0% of revenues) in 1994.

  Net interest expense totaled $44,000 in 1995 versus $46,000 in 1994. Interest income is derived from interest received on cash balances and interest received on notes issued by certain franchisees as royalty payments. Miscellaneous income (expense) was a $44,000 expense in 1995, but $43,000 of income in 1994.

  Chesapeake generated net income of $359,000 in 1995, compared to $893,000 in 1994. As a percentage of total revenues, net income decreased to 4.5% in 1995 from 12.7% in 1994.

Fiscal 1994 Compared to Fiscal 1993

  Chesapeake's total revenues increased 29.0% to $7,046,000 for fiscal year 1994 over 1993. This increase is attributable to the opening of an additional company-owned store and to significant increases in both initial franchise fees and royalty fees resulting from the company's growing franchise base. Initial franchise fees rose by 460.0% to $350,000 for 1994, versus $63,000 for 1993. Royalty fees increased by 61.0% to $730,000 for

1994, versus $454,000 for 1993. The number of franchised stores increased by 85.7%, from 21 stores at the end of 1993 to 39 stores by the end of 1994. In addition to franchise-related revenue increases was an increase of 20.3% in sales revenue generated by company-owned stores, from $4,861,000 in 1993 to $5,849,000 in 1994. This increase in sales revenue was primarily the result of an additional company-owned store opened during February 1994 and of the full-year impact of a company-owned store opened in December 1993.

  Total operating expenses increased by 30.0% to $6,130,000 for 1994 from the 1993 level and increased as a percentage of total revenues to 87.0% from 86.3%. Food, beverage and paper costs of company-owned stores remained constant as a percentage of company-owned store revenues at 26.7% in both 1993 and 1994. The remaining store operating expenses increased by 32.0% to $2,866,000 for 1994 from the prior year's level; as a percentage of company-owned store revenues, they increased to 49.0% in 1994 from 44.7% in 1993 due to operating expenses associated with the opening of the Aspen Hill and Georgetown Square stores, which opened in December 1993 and February 1994, respectively. Management attributes most of the increase in these other restaurant operating expenses to general and administrative expenses related to franchise store openings and to building the company's infrastructure to support growth. In total, store operating expenses increased by 27.7% to $4,430,000 in 1994 from $3,470,000 in 1993. Total store operating expenses increased to 75.7% of company-owned store sales in 1994 from 71.4% in 1993. Selling, general and administrative expenses increased by 39.9% to $1,528,000 in 1994 from $1,093,000 in 1993. The increase in selling, general and administrative expenses was primarily due to additional corporate personnel and overhead added to support the Company's growth and to higher payments to franchise-enlistment consultants.

  Chesapeake generated income from operations of $916,000 (13.0% of revenues) in 1994 versus $747,000 (13.7% of revenues) in 1993.

  Net interest expense totaled $46,000 in 1994 versus $27,000 in 1993. Interest income increased $11,000 from 1993 to 1994, while interest expense increased $29,000. Interest income is derived from interest received on cash balances and on notes issued by certain franchisees as royalty payments. Miscellaneous income was $43,000 in 1994, compared to $11,000 in 1993.

  Chesapeake generated net income of approximately $893,000 in 1994, compared to $709,000 in 1993. As a percentage of total revenues, net income decreased to 12.7% in 1994 from 13.0% in 1993.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY

  During the year ended November 30, 1995, cash provided by operating activities totaled $406,000, which consisted primarily of increases in deferred franchise fee revenue, accounts payable and accrued expenses offset by the net loss. During the years ended November 30, 1994 and 1993, cash used for operating activities totaled $95,000 and $30,000, respectively, which consisted primarily of net losses offset by the increases in deferred franchise fees and depreciation and amortization. The Company experienced positive cash flow from operating activities for the nine months ended August 31, 1996 of approximately $88,000 as compared to positive cash flow of approximately $78,000 for the 1995 period.

  Cash used for investing activities during 1995 totaled $458,000, including approximately $157,000 for constructing and equipping the second Company-owned store, acquisition of the "Big Apple Deli" trademark, and miscellaneous purchases of property, plant and equipment totaling approximately $78,000 used in the new corporate headquarters facilities. During 1994, cash used for investing activities totaled approximately $43,000, and consisted primarily of an investment of approximately $23,000 in a 50% owned joint venture to operate a franchise satellite store and miscellaneous purchases of property, plant and equipment. During 1993, cash used for investing activities totaled approximately $199,000 and consisted primarily of the cost of property, plant and equipment for the first Company-owned store and the corporate headquarters totaling approximately $124,000 and $39,000, respectively, and organization costs. Cash used for investing activities during the nine months ended August 31, 1996 totaled approximately $3,885,000, primarily for the acquisition of the assets of Brewster's Coffee Company, Inc., Bagels Unlimited, Inc., and Strathmore Bagels Franchise Corp. During the nine months ended August 31, 1995, cash used for investing activities totaled approximately $452,000 and consisted primarily of miscellaneous purchases of property, plant and equipment for corporate headquarters.

  Cash used for investing activities has been principally provided by operations, the private placement of debt and the sale of Common Stock. Although the recognition of initial franchise fee revenue is deferred until the date the store is opened under Financial Accounting Standards Board Statement 45, "Accounting for Franchise Fee Revenue," the Company, when permitted by applicable state franchise regulations, may use initial franchise fees for general operating purposes. The Company receives a weekly royalty fee of 5% of each franchise store's gross sales. Royalty revenue is recognized immediately.

  Cash provided by financing activities totaled approximately $7,321,000, $301,000 and $477,000 during 1995, 1994 and 1993, respectively. For the nine months ended August 31, 1996 and 1995, cash provided by financing activities totaled approximately $848,000 and $739,000, respectively.

  During fiscal 1995, the Company received net proceeds of $1,629,000 from a series of purchases of Common Stock by a private investor. See "Certain Transactions."

  The Company believes that its current capital, together with the proceeds of this Offering, and cash from operations, will be sufficient to complete the proposed acquisition of Chesapeake and meet operating requirements for the foreseeable future. Future acquisitions and development of additional Company-owned stores may also be financed from operations, equipment and/or construction financing, and, potentially, future equity or other debt financing.

                                   BUSINESS

GENERAL OVERVIEW

  The Company operates and franchises specialty bagel stores under the Big Apple Bagels brand name featuring daily baked "from scratch" bagels, cream cheeses, coffee and other related products. As of August 31, 1996, there were 9 Company-owned and 123 franchise and licensed Big Apple Bagels stores and one Company-owned and two franchise Brewster's Coffee stores located in 22 states and Canada. Concurrently with, and as a condition to, the consummation of this offering, the Company will acquire the assets of Chesapeake. As of August 31, 1996 there were 9 company-owned and 139 franchised Chesapeake Bagel Bakery stores located in 31 states and the District of Columbia. See "Recent Acquisitions." Upon completion of the Chesapeake Acquisition, based upon the number of stores in operation at August 31 1996, the Company believes that it will be the second largest operator and franchisor of bagel stores in the United States and Canada, with 19 Company-operated and 264 franchised and licensed units located in 32 states, Canada and the District of Columbia.

STRATEGY

  The Company intends to become the leading branded operator and franchisor of specialty bagel stores through the continued expansion of the number of franchised and Company-owned stores and development of alternative distribution channels for branded product. The Company plans to achieve this goal through the implementation of its strategic plan which includes: (1) commitment to the growth and financial success of its franchisees; (2) continued focus on maintaining its position as a low cost producer; (3) increasing store operating margins by emphasizing its profitable bulk bagel business; (4) further developing consumer awareness of its multiple brands, including Big Apple Bagels, Chesapeake Bagel Bakery and Brewster's; (5) enhancing revenue through the sale of licensed product; and (6) growth through acquisition and development of Company-owned stores.

  Commitment to Franchising--The Company is committed to the growth and financial success of its franchisees and expects that continued development of franchised stores will comprise the most significant component of near term growth. The bagel restaurant concept is conducive to franchising given its relatively simple operation, low initial investment and strong cash returns. The Company's diverse group of franchisees can effectively expand in a variety of markets without placing undue strain on the Company's financial or personnel resources. The Company plans to open 120 to 140 franchise stores during fiscal 1997.

  Low Cost Producer--The Company believes that the "fresh from scratch" baking processes used in both the Big Apple Bagels and Chesapeake Bagel Bakery stores allow operators to produce bagel products at a cost 10% to 20% lower than that of its major competitors, all of which ship product to stores from a central location. All cream cheeses are also mixed in-store, rather than delivered pre-packaged, which creates additional in-store margin. Further, the Company believes that it develops and builds its stores at an initial cost which is substantially lower than the construction costs incurred by many other competitors.

  Focus on Bulk Sales--Approximately 65% of all bagel sales by Big Apple Bagels stores are carry-out orders of six or more bagels. These bulk purchases are one of the Company's highest margin products. The Company's site selection criteria, elements of store design and promotional pricing policies all contribute to a focus on bulk sales of packaged bagels. Stores are sited for convenience and visibility, with ample parking. Store interiors are designed to feature the abundance of bagel offerings. In-store pricing includes daily "specials" intended to promote larger purchases.

  Multiple Brands--The Company will continue to operate bagel stores under both the Big Apple Bagels and Chesapeake Bagel Bakery brands. Both brands have developed consumer awareness and loyalty and the bagel product is different for each concept. Big Apple bagels are steamed, creating a softer, less tough bagel. Chesapeake bagels are boiled in the traditional manner, creating a harder exterior and chewier product. The availability of two well-known brands affords the Company flexibility in responding to market changes. The Company will also use its Brewster's coffee brand to create value, both through sales to franchised stores as well as other licensing arrangements, both together with and separate from the bagel brands.

  Sale of Licensed Product--The Company will continue to license branded food products to franchisees and other food service companies. Since May 1995, the Company has offered Brewster's Coffee to its Big Apple Bagels franchisees and will extend this program to Chesapeake franchisees following completion of the Chesapeake Acquisition. The Company will also expand the number of non-traditional locations offering Big Apple Bagels on a licensed basis, adding new units related to existing relationships with Host Marriott and Mrs. Fields Cookies and developing new relationships with other companies for licensed sales.

  Growth through Acquisition and Development of Company-owned Stores--The Company has a history of growth through acquisitions. During the first nine months of fiscal 1996, the Company has completed three acquisitions, and has signed a definitive agreement to acquire Chesapeake concurrent with the closing of this offering. The Company intends to continue to selectively pursue acquisitions in the future in order to complement new store development. The Company also intends to build new stores to increase its store base. In fiscal 1997, the Company plans to open an additional 12 to 14 Company-owned Big Apple Bagels stores.

NEW STORE DEVELOPMENT

  The Company intends to build additional Company-owned stores in several geographic regions and to expand its current franchise and licensed operations. Management believes that Big Apple Bagels and Chesapeake Bagel Bakery stores each have excellent unit economics and that excellent growth opportunities exist in their respective markets. At August 31, 1996, both the Company and Chesapeake had numerous individual franchise and area development agreements with qualified franchisees and area developers to ensure the continued growth in franchise units. At August 31, 1996, the Company had collected initial franchise and area development fees for the development of 72 future Big Apple Bagels franchise stores and had sold a master franchise agreement for the development of 42 future franchise stores in western Canada. As of the same date, Chesapeake had collected initial franchise and area development fees for the development of 183 future stores. Initial franchise fees for a Big Apple Bagels franchise unit are $20,000, and initial franchise fees for a Chesapeake Bagel Bakery franchise unit is $22,500. Big Apple Bagels franchise stores each require an approximate investment by franchisees of between $169,000 and $283,000. Chesapeake Bagel Bakery franchise stores require an investment by the franchisees of between $329,000 and $431,000.

  Company-owned Big Apple Bagels stores require an approximate investment by the Company of between $175,000 and $225,000. Chesapeake Bagel Bakery company-owned stores require an approximate investment of between $350,000 and $400,000. Average revenue of Company-owned Big Apple Bagels stores open during all of fiscal 1995 (including 1995 revenue of five franchise stores converted to Company-owned Big Apple Bagels units in May 1996) was $639,000. Average annual revenue of company-owned Chesapeake Bagel Bakery units open during all of fiscal 1995 was $674,000.

  In selecting new store locations, the Company considers target population density, household income levels and trade area demographics, as well as specific location characteristics, such as visibility, accessibility, parking capacity, and traffic volume. An important factor in site selection is the convenience of the potential location to both morning commuter traffic and lunch guests and the occupancy cost of the proposed site. The Company also takes into account potential local competition and the success of chain restaurants operating in the area. To date, most of the Big Apple Bagels stores have been, and are, located in strip shopping malls and neighborhood shopping centers, and management currently expects that most of the stores opened in the future will be in similar type facilities. Chesapeake stores, on the other hand, are typically located in more traditional neighborhood settings.

THE BIG APPLE BAGELS BRAND

  The following table sets forth the jurisdiction in which Big Apple Bagels stores were located as of August 31, 1996.

  STATE/PROVINCE                            COMPANY FRANCHISED LICENSED(1) TOTAL
  --------------                            ------- ---------- ----------- -----
 UNITED STATES:
 Alabama..................................
 Arizona..................................
 Arkansas.................................
 California(2)............................               7                    7
 Colorado.................................               5                    5
 Delaware.................................
 District of Columbia.....................
 Florida..................................                           1        1
 Georgia..................................               1                    1
 Illinois.................................      3*      38*                  41
 Indiana..................................               2                    2
 Iowa.....................................               6                    6
 Kansas...................................               1                    1
 Kentucky.................................
 Louisiana................................
 Maryland.................................
 Massachusetts............................
 Michigan.................................               7           5       12
 Minnesota................................               1                    1
 Missouri.................................
 Nebraska.................................      1                             1
 Nevada...................................               1                    1
 New Jersey...............................                          12       12
 New Mexico...............................
 New York.................................                           8        8
 North Carolina...........................                           8        8
 North Dakota.............................
 Ohio.....................................               4*                   4
 Oklahoma.................................
 Oregon...................................
 Pennsylvania.............................               2                    2
 South Carolina...........................               1                    1
 South Dakota.............................
 Tennessee................................               1                    1
 Texas....................................
 Utah.....................................               1                    1
 Virginia.................................
 Washington...............................               1                    1
 West Virginia............................
 Wisconsin................................      6       10                   16
 Wyoming..................................
 CANADA:
 Ontario..................................               2                    2
                                              ---      ---         ---      ---
 TOTAL....................................     10       91          34      135
                                              ===      ===         ===      ===

--------
(1) Host Marriott units.
(2) Includes four stores currently operated as "Just Bagels" stores which are scheduled for conversion to Big Apple Bagels stores during the first quarter of fiscal year 1997.
   *Includes one Company-owned Brewster's Coffee unit in Illinois and two franchised Brewster's Coffee units (one in Illinois and one in Ohio).

  Products. Big Apple Bagels stores daily bake "from scratch" over 18 varieties of fresh bagels and prepare up to 18 varieties of cream cheese spreads. While bulk bagel and cream cheese sales account for a significant portion of retail sales, most stores also offer a variety of breakfast and lunch bagel sandwiches, soups, various dessert items, and gourmet coffees and other beverages.

  The key component of the Big Apple Bagels product strategy is the proprietary "fresh from scratch" production process, which utilizes high quality ingredients and a steam-baking process. As compared to the traditional boiling process, the steam-baking process produces a larger bagel with a moister interior and a firm crust. In addition, the Company believes that the "from scratch" steam-baking process, when compared to other production methods, is more cost efficient and produces a bagel with extended freshness.

  Store Locations and Layout. A typical Big Apple Bagels store is located within a three-mile radius of at least 25,000 residents in an area with a mix of both residential and commercial properties. The average Company-owned and franchised store ranges from 1,500 and 2,000 square feet. The Company's current store prototype approximates 2,000 square feet, with seating capacity of 30 to 40 persons and 750 square feet devoted to production and baking. A satellite store is typically smaller than a production store, averaging 600 to 1,000 square feet. Although franchise stores may vary in size from Company-owned stores, and from other franchise stores, store layout is generally consistent. Typically, both franchised and Company-owned stores are open daily from 6:00 a.m. to 6:00 p.m.; however, stores may extend their evening hours to accommodate customer demand.

  Store Economics. The Company believes that its full production stores can be opened for an initial investment, including leasehold improvements, furniture, fixtures, equipment, initial working capital and pre-opening expenses, of approximately $200,000, with satellite stores utilizing the production facilities of a full production store requiring approximately $100,000.

  During 1995, average revenue of Company-owned Big Apple Bagels stores open during the entire periods (including 1995 revenue of five franchise stores converted to Company-owned Big Apple Bagels stores in May 1996) was $639,000. The level cash flow margin (defined as sales from Company-owned stores, less cost of sales and stores operating expenses, before depreciation) as a percentage of sales from Company-owned stores for the one Company-owned store open for all of fiscal 1995 was 6.5%. The Company believes this statistic is not indicative of model Company-stores profitability given that the unit was used as the franchise training facility and is only 1,300 square feet with minimal seating capacity. Based on the Company's current model store in the 2,000 square foot range, it is expected that mature stores with revenue levels similar to the average 1995 store level will produce store level cash flow margins of 20% or more. The store level cash-flow margin for Company-owned stores for the nine months ended August 31, 1996 (excluding the impact of those opened during the third quarter) was 10.2%. The historical performance of such stores in 1996 was negatively impacted by the Company's conversion of five of such stores from franchise-operated stores on May 1, 1996, which exhibited higher labor cost factors than the Company's standard factors at the time of acquisition.

THE CHESAPEAKE BAGEL BAKERY BRAND

  The following table sets forth the states in which Chesapeake Bagel Bakery stores were located as of August 31, 1996.

      STATE                                             COMPANY FRANCHISED TOTAL
      -----                                             ------- ---------- -----
      Alabama..........................................
      Arizona..........................................              5        5
      Arkansas.........................................
      California.......................................              6        6
      Colorado.........................................              4        4
      Delaware.........................................              1        1
      District of Columbia.............................     3        3        6
      Florida..........................................              7        7
      Georgia..........................................              5        5
      Illinois.........................................              2        2
      Indiana..........................................              3        3
      Iowa.............................................              1        1
      Kansas...........................................              2        2
      Kentucky.........................................              1        1
      Louisiana........................................
      Maryland.........................................     3       20       23
      Massachusetts....................................
      Michigan.........................................              3        3
      Minnesota........................................              9        9
      Missouri.........................................              3        3
      Nebraska.........................................
      Nevada...........................................              2        2
      New Jersey.......................................              3        3
      New Mexico.......................................
      New York.........................................              1        1
      North Carolina...................................              6        6
      North Dakota.....................................              2        2
      Ohio.............................................              1        1
      Oklahoma.........................................
      Oregon...........................................
      Pennsylvania.....................................              3        3
      South Carolina...................................              2        2
      South Dakota.....................................
      Tennessee........................................              2        2
      Texas............................................              3        3
      Utah.............................................              1        1
      Virginia.........................................     3       33       36
      Washington.......................................              1        1
      West Virginia....................................              1        1
      Wisconsin........................................              2        2
      Wyoming..........................................              1        1
                                                          ---      ---      ---
      TOTAL............................................     9      139      148
                                                          ===      ===      ===

  Products. The Chesapeake Bagel Bakery menu offers 12 to 15 varieties of bagels, including specialty bagels, a variety of cream cheeses, as well as homemade soups, croissant sandwiches, fresh salads, muffins, desserts and gourmet coffees. Chesapeake Bagel Bakery provides value to its customer by offering bagels made from scratch from high quality ingredients and baked fresh on the premises all day, utilizing the traditional boiling method. As with Big Apple Bagel stores, Chesapeake stores utilize the proprietary "fresh from scratch" production process.

  Store Locations and Layout. Chesapeake Bagel Bakery targets sites that have access to both residential and business communities and anticipates that the majority of a store's customers will come from a two- to three-mile radius. Chesapeake Bagel Bakery stores range in size from 1,800 to 2,400 square feet and seat 30 to 60 customers. The majority of stores are open from 6:30 a.m. to 8:00 p.m., seven days per week.

  Store Economics. The Company believes that Chesapeake restaurants can be opened for an initial investment, including leasehold improvements, furniture, fixtures, equipment, initial working capital and pre-opening expenses, of approximately $400,000, although the Company does not believe it will add further units at this cost level.

  During 1995 and the eight-month period ended August 31, 1996, average sales per Chesapeake company-owned store were $667,000 and $405,000, respectively. During 1995 and the eight-month period ended August 31, 1996, Chesapeake's level cash flow margin was 17.5% and 6.2%, respectively. Unit profitability of Chesapeake company-operated units has declined during this year and 1995. The Company expects to evaluate profitability of individual units and enact a plan of action to improve profitability, including the potential closing of unprofitable units and other changes to bring these units and any additional stores in line with the Company's expectation of level cash-flow margins of approximately 20%.

FRANCHISING

  The Company currently requires payment of a $20,000 initial franchise fee per Big Apple Bagels store, a 5% royalty on net sales, and a 2% national advertising fund contribution. The Company offers multiple store discounts on the initial franchise fee. The Company currently requires a franchise fee of $20,000 on the first store. The fee for second, third, fourth, and fifth stores is $18,500 and the fee for the sixth store and any additional store is $12,500. The initial franchise fee for Brewster's store is $17,500, with a fee of $15,000 for the second and third stores and $13,500 for the fourth store and any additional stores. Chesapeake currently requires an initial franchise fee of $22,500. The fee for a second store is $20,000 and for a third store is $17,500. Ongoing fees include a 4% royalty on sales and a 1% contribution to a national advertising fund. Chesapeake franchisees are also required to spend 2% of sales on local advertising.

  Franchise agreements provide a franchisee with the right to develop one store at a specific location. Each franchise agreement is for a term of ten years with the right to renew at no additional fee. A franchisee is required to be in operation not later than 10 months following signing the franchise agreement. A franchise is considered "sold" when a franchise agreement has been executed by both the franchisee and the Company or Chesapeake and when the initial franchise fee has been received or placed into an escrow account pursuant to the franchise regulations of individual states.

  Area development agreements, which may be granted to an existing franchisee or concurrent with the execution of a franchise agreement, provide that a franchisee may open a predetermined number of Big Apple Bagels or Chesapeake Bagel Bakery stores within a defined geographic area (an "Area of Exclusivity"). The Area of Exclusivity is negotiated prior to the signing of the area development agreement and varies by agreement as to size of the area, the number of Big Apple Bagels or Chesapeake Bagel Bakery stores required, and the schedule for store development and opening. A typical area development agreement requires that a signed lease be obtained for the franchisee's second store within 210 days of execution of the initial franchise agreement. Executed leases for subsequent stores are generally required in six-month intervals thereafter. Both franchise and area development agreements contain cross-default provisions. Failure to develop the stores on schedule may result in a loss of exclusivity within the Area of Exclusivity. The Company's current area development fee is $5,000 per store to be developed. As additional franchise agreements are executed additional franchise fees are collected. The area development fee is not refundable if no franchise agreement is executed.

  The process of opening a franchise store includes selection of a site, negotiation of a lease, design of the store, application for all necessary permits, construction of the store, and training of the franchisee. The Company estimates that a franchisee's cost to open a Big Apple Bagels store, including the initial franchise fee, cost of construction, leasing of space and other start-up costs, is generally between $169,000 and $283,000, while the cost to open a Chesapeake Bagel Bakery store is generally between $329,000 and $431,000.

  The Company assists in site selection by obtaining market demographics, visiting potential sites, and giving final approval. During the design phase, all blueprints are reviewed and approved by the Company and discussed with the franchisee. All equipment necessary to operate a Big Apple Bagels store must be purchased from pre-approved vendors, and one cash register is supplied by the Company to each franchisee. The Company provides support to its franchisees throughout the store development process, including a mandatory ten-day training program (five days of classroom instruction on administration, record keeping, and inventory control, and five days of in-store instruction on baking and food preparation). For a few days before and after store opening, the Company provides assistance at the franchisee's store to ensure that the store is operating properly and in accordance with Company standards.

  The Company monitors each franchisee's operations and product quality through review of weekly reports and quarterly financial statements, quarterly field visits, weekly management meetings and nightly cash register polling via computer modem connection with the store's cash register. Cash register polling allows the Company to monitor each store's daily performance, including review of such data as net retail sales, customer count, coupons, promotional activity, and average sales. These overview mechanisms allow the Company to quickly identify potential problems and lend operational, marketing, or accounting assistance.

  The Company regularly communicates with its franchisees and encourages active communication among its franchisees through franchisee newsletters, special bulletins, and periodic meetings. In addition, Company personnel provide telephone support with respect to operational issues, as well as ongoing assistance with advertising and promotion. Retail sales are promoted by advertising in newspapers, through direct mail, and on radio in several markets. Franchisees are required to contribute to the Company's national marketing fund based on net sales and are reimbursed for a portion of the media advertising they place in their local market, up to the amount contributed. During 1995, the Company was instrumental in organizing an advertising cooperative association among its franchisees in the Chicago, Illinois area. The cooperative enables individual franchisees to gain access to and effectively advertise by means that would otherwise be cost-prohibitive for individual franchisees. The Company anticipates that other groups of franchisees will replicate this concept within their respective market areas.

  The Company currently advertises its franchising opportunities at franchise trade shows and in newspapers and business opportunity magazines. In addition, a substantial number of prospective franchisees contact the Company as a result of patronizing an existing store.

  To facilitate growth in franchising operations, the Company may assist qualified franchisees with equipment lease and/or construction financing. The Company is negotiating for discounts on the purchase of major equipment in exchange for commitments to purchase large volumes directly from the manufacturer. A franchisee may then be able to purchase or lease the equipment from the Company.

LICENSING AND LICENSED PRODUCT

  The Company currently sells two licensed food products: Big Apple Bagels and Brewster's Coffee. Big Apple Bagels are sold on a licensed basis through 34 locations served by Host Marriott, including airports and travel plazas, and through Mrs. Fields Cookies stores. Brewster's Coffee is sold through approximately 100 Big Apple Bagel stores. Upon completion of the Chesapeake Acquisition, Brewster's Coffee will also be offered to the Chesapeake franchisees.

  Following the Strathmore Acquisition, the Company developed a par-baked frozen bagel for distribution to the Host Marriott system by a third-party commercial bakery. Given the tendency of units located in airports and travel plazas to sales of single bagels and deli sandwiches, rather than the bulk bagel sales which generally predominate at traditional retail sites, the Company believes that the deviation from its normal "fresh from scratch" approach is appropriate. Where the product is immediately consumed by the customer, extended freshness is not a significant factor. Due to the limited space considerations in such locations, the use of convection ovens rather than the full steam oven used in the Company's traditional retail sites offers further efficiencies. The Company collects a licensing fee of 3% of bagel-related sales in the 34 units that existed at the Strathmore Acquisition date and will collect a 3% licensing fee on all nonbeverage sales in future units developed by Host Marriott as well as a commission on the sale of par-baked bagels by the third party commercial bakery to the Host Marriott units. The Company believes that Host Marriott will add as many as four additional units by the end of fiscal 1996 and expects Host Marriott to add between 20 and 25 units in fiscal 1997.

  Since August 1996, par-baked frozen bagels have also been sold to some of the nearly 1,000 stores in the Mrs. Fields Cookies network. In the limited time period since introducing this program, the Company believes that approximately 250 stores in the Mrs. Fields system have begun to stock Big Apple Bagels product. As part of the arrangement, Mrs. Fields Cookies are also offered to Big Apple Bagel franchisees who may choose to stock the item.

  Brewster's Coffee is a premium grade arabica coffee which is roasted and shipped by a third party coffee roaster. The coffee is purchased and roasted to the Company's specifications. The Company collects a commission on the sale of Brewster's Coffee to its franchisees by the third party commercial coffee roaster.

  The Company is actively exploring potential distribution channels for both Big Apple Bagels and Brewster's Coffee. Potential new customers include convenience stores, economy motels, institutional food service and other restaurants.

COMPETITION

  The quick service restaurant industry is intensely competitive with respect to product quality, concept, location, service and price.

  The Company believes that following the Chesapeake Acquisition it will be the second largest chain of fresh baked bagel stores in the United States and Canada based upon total number of stores operating as of August 31, 1996. There are a number of national, regional and local chains operating both owned and franchised stores which may compete with the Company on a national level or solely in a specific market or region. The Company believes that because the bagel industry is extremely fragmented, there is a significant opportunity for bagel chains, including both the Company and its competitors, to expand dramatically.

  The Company believes that its three most direct competitors are Bruegger's, Einstein and Manhattan, all of which are also franchisors. As of August 31, 1996, Bruegger's, Einstein and Manhattan had 373, 218 and 265 stores open, respectively. There are several other regional bagel chains with under fifty stores, all of which may be expected to compete with the Company, including Bon Jour Bagel Cafe and All American Food Group, Inc.

  The Company competes, and can be anticipated to compete, against numerous small independently-owned bagel bakeries, fast food restaurants such as Dunkin' Donuts that offer bagels as part of their breakfast food offerings and supermarket bakery sections. In particular, the Company's bagels compete against Lenders Bagels and other brands of fresh and frozen bagels offered in supermarkets. Certain of these competitors may have greater product and name recognition and larger financial, marketing and distribution capabilities than the Company. In addition, the Company believes that the startup costs associated with opening a retail food establishment offering similar products on a stand-alone basis are competitive with the startup costs associated with opening a Big Apple Bagels or Chesapeake Bagel Bakery store and, accordingly, such startup costs are not an impediment to entry into the retail bagel business.

  The Company believes that Big Apple Bagels and Chesapeake Bagel Bakery stores compete favorably in terms of taste, food quality, convenience, customer service, and value, which the Company believes are important factors to its targeted customers. Competition in the food service industry is often affected by changes in consumer taste, national, regional, and local economic and real estate conditions, demographic trends, traffic patterns, the cost and availability of labor, consumer purchasing power, availability of product, and local competitive factors. The Company attempts to manage or adapt to these factors, but not all such factors are within the Company's control and such factors could cause the Company and some or all of its area developers and franchisees to be adversely affected.

  The Company competes for qualified franchisees with a wide variety of investment opportunities in the restaurant business and in other industries. The Company's continued success is dependent to a substantial extent on its reputation for providing high quality and value with respect to its service, products and franchises, and this reputation may be affected not only by the performance of Company-owned stores but also by the performance of its franchise stores over which the Company has limited control.

TRADEMARKS AND SERVICE MARKS

  The trademarks and service marks "Big Apple Bagels," "Brewster's" and "Chesapeake Bagel Bakery" are registered under applicable federal trademark law. These marks are licensed by the Company and Chesapeake to their respective franchisees pursuant to franchise agreements and the Company has licensed the "Big Apple Bagels" mark to Big Apple Bagels, Inc., pursuant to a license agreement. Big Apple Bagels, Inc. is wholly-owned by Paul C. Stolzer, a director and principal shareholder and the former President of the Company. Mr. Stolzer currently serves as a consultant to the Company.

  The Company is aware of the use by other persons and entities in certain geographic areas of names and marks which are the same as or similar to the Company's marks. Some of these persons or entities may have prior rights to those names or marks in their respective localities. Therefore, there is no assurance that the marks are available in all locations. It is the Company's policy to pursue registration of its marks whenever possible and to vigorously oppose any infringement of its marks.

GOVERNMENT REGULATION

  The Company and its franchisees are required to comply with federal, state and local government regulations applicable to consumer food service businesses, including those relating to the preparation and sale of food, minimum wage requirements, overtime, working and safety conditions, and citizenship requirements, as well as regulations relating to zoning, construction, health, and business licensing. Each store is subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new Company-owned or franchise store, and failure to remain in compliance with applicable regulations could cause the temporary or permanent closing of an existing store. The Company believes that it is in material compliance with these provisions. Continued compliance with these federal, state and local laws and regulations is costly but essential, and failure to comply may have an adverse effect on the Company and its franchisees.

  The Company's franchising operations are subject to regulation by the Federal Trade Commission (the "FTC") under the Uniform Franchise Act which requires, among other things, that the Company prepare and periodically update a comprehensive disclosure document known as a Uniform Franchise Offering Circular ("UFOC"), in connection with the sale and operation of its franchises. In addition, some states require a franchisor to register its franchise with the state before it may offer a franchise. The Company believes its UFOC, together with any applicable state versions or supplements, complies with both the FTC guidelines and all applicable state laws regulating franchising in those states in which it has offered franchises. The Company is currently in the process of filing a UFOC for use in connection with the sale of Brewster's Coffee franchises.

  The Company is also subject to a number of state laws, as well as foreign laws (to the extent it offers franchises outside of the United States), that regulate substantive aspects of the franchisor-franchisee relationship, including, but not limited to, those concerning termination and non-renewal of a franchise.

PROPERTIES

  The Company's principal executive office, consisting of approximately 4,600 square feet, is located in Chicago, Illinois and is leased pursuant to two five-year leases, expiring in March 2000. The Company additionally rented approximately 3,300 square feet in the same building on October 1, 1996, with basic monthly base rent of $1,792 expiring in June 1999. For information regarding the terms of these and other leases, see Note 6 of Notes to Consolidated Financial Statements of BAB Holdings, Inc.

LEGAL PROCEEDINGS

  On April 16, 1996, the Company filed an arbitration action against a franchisee alleging breach of its franchise agreement for refusal to submit required sales reports and pay royalty fees and contributions to the national marketing fund. The franchisee filed suit in the Circuit Court of Cook County, Illinois against the Company and its officers and directors on April 19, 1996. The franchisee alleges that the Company misrepresented the initial investment required to establish a store and made untrue and unauthorized earnings claims in violation of the Illinois Franchise Disclosure Act. Plaintiffs seek rescission of the franchise agreement, damages of $600,000 and punitive damages in the amount of $6,000,000. Management believes the case is without merit and on May 28, 1996, filed a motion to stay litigation in order to compel the plaintiffs to have their claims heard in arbitration as required by the provisions of the franchise agreement. An arbitration hearing is scheduled to begin December 18, 1996.

EMPLOYEES

  As of August 31, 1996, the Company employed 235 persons. Of these individuals, 207 work in the Company-owned stores and the majority are part-time employees. The remaining employees are responsible for oversight of franchising and Company-store operations. The Company anticipates hiring additional employees to develop and support new Company-owned stores, to assist in sales and marketing for Chesapeake Bagel Bakery franchises, and to support the growing number of franchise stores.

  None of the Company's employees is subject to any collective bargaining agreements and management considers its relations with its employees to be good.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND KEY MANAGEMENT

  The following tables set forth certain information with respect to each of the directors and executive officers of the Company and certain other key management personnel.

         DIRECTORS AND
       EXECUTIVE OFFICERS   AGE          POSITION(S) HELD WITH COMPANY
      --------------------  ---          -----------------------------
      Michael W. Evans      40  President, Chief Executive Officer and Director
      Michael K. Murtaugh   52  Vice President, General Counsel and Director
      Theodore P. Noncek    37  Chief Financial Officer
      Paul C. Stolzer       41  Director
      David L. Epstein      49  Director
      Cynthia A. Vahlkamp   41  Director
      OTHER KEY MANAGEMENT  AGE          POSITION(S) HELD WITH COMPANY
      --------------------  ---          -----------------------------
      Thomas K. Ryan        37  Director of Franchise Development
      Jack P. Bracken       48  Licensing and Brand Manager
      Anthony S. Cervini    43  Director of Franchise Operations
      William G. Wilkinson  42  Director of Company-store Operations
      Paul H. Lutton        50  Director of Facilities

  Michael W. Evans has served as Chief Executive Officer and a director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate and franchise sales performance and operation programs. In February 1996, he was appointed President. From December 1986 to December 1993, he was the chief executive of Windy City Management Services, an Illinois joint venture that served as the general partner of three limited partnerships that owned and operated 19 TCBY, Inc. yogurt store franchises. Mr. Evans has over 9 years of experience in the food service industry.

  Michael K. Murtaugh joined the Company as a director in January 1993 and as Vice President and General Counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials and for the negotiation and enforcement of franchise and area development agreements. Before joining the Company in January 1994, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as vice president and secretary of American Sports Enterprises, Inc. and as managing partner of the Kane County Cougars minor league baseball team. Mr. Murtaugh is a shareholder, officer, and director of the Northshore Bagels, Inc., which owns and operates two Big Apple Bagels franchise stores in suburban Chicago, Illinois.

  Theodore P. Noncek joined the Company as its Chief Financial Officer in July 1996 and is responsible for all financial reporting and analysis. Mr. Noncek is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Prior to joining the Company, he spent approximately three years as the Assistant Controller and Financial Reporting Manager of Apollo Travel Services, a subsidiary of UAL Corp. Prior to his time at Apollo, Mr. Noncek spent seven years in the public accounting firm Ernst & Young LLP, where, as an audit manager, he specialized in clients in the retail and wholesale industry.

  Paul C. Stolzer has served as a director of the Company since January 1993 and served as President from January 1993 to February 1996. Mr. Stolzer opened the first Big Apple Bagels store in Naperville, Illinois in 1986. Since 1986, he has been the president of Big Apple Bagels, Inc., which currently operates three stores in the western suburbs of Chicago, pursuant to a license agreement with the Company. Prior to his affiliation with the Company, Mr. Stolzer served as a consultant in the development of nine unrelated bagel shops in several states. Mr. Stolzer resigned as President of the Company to pursue other business interests. He is currently under contract as a consultant to the Company.

  David L. Epstein joined the Company as a director in September 1995. Mr. Epstein has been a principal of the J.H. Chapman Group, Ltd., an international investment banking firm specializing in the food industry since September 1983. Prior to joining J.H. Chapman Group, Ltd., Mr. Epstein was vice president and regional executive of Chase Commercial Corporation, an affiliate of Chase Manhattan Bank, N.A., where he headed that company's expansion in the food industry.

  Cynthia A. Vahlkamp was appointed a director in April 1996. Since September, 1996, she has been vice president of category marketing at Sunbeam Corporation. Ms. Vahlkamp served as senior vice president of marketing for On-Line Services of CompuServe Incorporated from February, 1996 to September, 1996, as general manager of Pritikin Systems, Inc. from 1993 to 1995, and held various other management positions at the Quaker Oats Company, both domestically and internationally, from 1986 to 1993. Ms. Vahlkamp is a member of the National Association of Corporate Directors, The American Marketing Association, The American Institute of Wine and Food, and The Chicago Arts and Business Council, serving on its Marketing Committee.

  Thomas K. Ryan joined the Company in July 1994. Mr. Ryan is responsible for franchise marketing and for recruitment of franchisees. Mr. Ryan has extensive experience in franchising, both as a consultant to emerging franchisors and as a franchisee. From 1991 to 1994, he provided franchise consulting services to Unocal Corp., National Auto/Truckstops Holdings Corp., Coupon Cash Saver Franchise Corp., and several other franchisors. From 1985 to 1991, Mr. Ryan was employed by Francorp, Inc., a management consulting firm specializing in franchising.

  Jack P. Bracken joined the Company in August 1996 and is responsible for licensed products, including the Company's relationship with Host Marriott. Mr. Bracken has twenty-four years of experience in the operations of large, multi-unit food and beverage organizations, including over twenty years with Host Marriott Corp. He served as general manager of Marriott International Corp. and Host Marriott Corp. branches in various parts of the United States, overseeing operations in excess of $20 million in annual sales between 1978 and 1996, and was Host Marriott's director of branded concepts during 1989 and 1990.

  Anthony S. Cervini joined the Company in August 1993 and is responsible for overseeing franchise operations and development and has substantial experience in the restaurant industry. From 1988 to 1992, Mr. Cervini was president of Illinois Franchise Association, a franchisee of the TCBY Inc. yogurt company. From 1986 to 1988, he served as senior vice president of Banditree, Inc., a restaurant company with locations in Florida, Texas, Georgia, and Louisiana. From 1978 to 1986, he served in various roles at Chart House, Inc., where he rose to the position of vice president of operations, overseeing 100 company-owned and 100 franchised Burger King restaurants in Illinois and northwest Indiana.

  William G. Wilkinson joined the Company in April 1996 as the director of Company-store operations after eight years as regional director of operations of the largest licensee of A&W Restaurants, overseeing more than 100 restaurants in the eastern United States. Prior to his tenure at A&W Restaurants, Mr. Wilkinson served for over two years as the director of operations of Wizard's Ice Cream ("Wizard's"), a franchisor of ice cream specialty stores. Prior to his association with Wizard's, he served in several positions with Brown & Portillo, Inc.

  Paul H. Lutton joined the Company in November 1995 and is responsible for new store development, including real estate acquisition, design, drafting and construction management of Company-owned and licensed stores. Prior to joining the Company, Mr. Lutton, a licensed architect, operated a computer design and programming service. He has served as an independent consultant to the Company, providing similar services, since the Company's inception.

DIRECTOR COMPENSATION

  Each non-employee director of the Company is paid a fee of $100 for each meeting attended, as well as reimbursement of reasonable expenses. In addition, the non-employee directors receive stock options pursuant to the Directors Plan.

1995 OUTSIDE DIRECTORS STOCK OPTION PLAN

  The Directors Plan provides for the issuance of up to 30,000 shares of the Company's Common Stock to non-employee members of the Board of Directors. The Directors Plan will terminate on September 19, 2005, unless sooner terminated by action of the Board.

  Only non-employee members of the Board of Directors of the Company (the "Board") are eligible to receive grants under the Directors Plan. The Directors Plan provides for a grant to each non-employee director of an option to purchase 3,000 shares upon initial election to the Board (an "Initial Option") and for an annual grant thereafter, upon re-election to the Board, of an option to purchase 1,500 shares (an "Annual Option"). Each Initial Option and each Annual Option is immediately exercisable for a period of 10 years from the date of grant at an exercise price per share equal to the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change in control," in which case the Option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. Directors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "nonqualified" options, which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of August 31, 1996, options granted under the Directors Plans include Initial Options granted to David Epstein and Cynthia Vahlkamp upon election to the Board, and Annual Options granted to Mr. Epstein and Paul Stolzer upon their re-election to the Board at the annual meeting of shareholders in April 1996. The exercise price of Mr. Epstein's Initial Option is $2.67 per share. The exercise price of all of the other Initial and Annual Options granted is $4.83 per share.

EXECUTIVE COMPENSATION

  The following table sets forth the cash compensation paid to the Company's Chief Executive Officer for services rendered during fiscal years 1994 and 1995. No executive officer received annual salary and bonus compensation of more than $100,000 during fiscal 1994 or 1995. The Company has no employment agreements with any of its executive officers.

                                                                  ANNUAL
                                                               COMPENSATION
                                       FISCAL YEAR ENDED     --------------------
      NAME AND PRINCIPAL POSITIONS        NOVEMBER 30        SALARY      BONUS
      ----------------------------     -----------------     -------     ------
      Michael W. Evans,                      1995            $87,615     $5,000
       Chief Executive Officer               1994             70,250        --

1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

  The 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan") provides for the issuance of up to 570,000 shares of the Company's Common Stock. The Incentive Plan will terminate on September 19, 2005, unless sooner terminated by action of the Board.

  The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Code or nonqualified options which do not meet the requirements of Section 422. The Incentive Plan is currently administered by the Board of Directors and may be administered by a Committee of the Board of Directors appointed by the Board. The Incentive Plan gives broad powers to the Board or Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favorable tax treatment under the Code, must be exercisable at not less than the fair market value of the Common Stock as of the date of the grant (110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees.

  As of August 31, 1996, the Company has granted incentive stock options to 14 employees (including options granted to Michael W. Evans and Michael K. Murtaugh, executive officers of the Company) each for a term of 10 years, except in the case of Mr. Evans, whose option has a term of 5 years. Each incentive option is exercisable at 100% of the fair market value as of the date of grant (110% in the case of Mr. Evans). These options are exercisable in varying annual installments commencing on the one-year anniversary of grant. Messrs. Evans and Murtaugh's options are exercisable in three equal annual installments commencing on the one-year anniversary of grant.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of August 31, 1996, and as adjusted to reflect the sale of Shares offered hereby and the completion of the Chesapeake Acquisition, (i) by each person who is known by the Company to beneficially own more than five percent (5%) of the Common Stock, (ii) by each director and Named Executive Officer, and (iii) by all officers and directors as a group.

                                    BENEFICIAL                 BENEFICIAL
                                     OWNERSHIP               OWNERSHIP AFTER
                                  BEFORE OFFERING              OFFERING(4)
                                 -------------------------- --------------------
           NAME                   SHARES            PERCENT  SHARES      PERCENT
           ----                  ---------          ------- ---------    -------
Aladdin International, Inc.....  1,015,481           14.2   1,015,481      8.6
3806 Abbott Ave. South
Minneapolis, MN 55410
Michael W. Evans...............    706,875            9.9     706,875      6.0
8501 West Higgins Road
Chicago, IL 60631
Paul C. Stolzer................    678,625(1)         9.5     678,625      5.7
2100 Cherrywood Circle
Naperville, IL 60565
Michael K. Murtaugh............    421,875            5.9     421,875      3.6
8501 West Higgins Road
Chicago, IL 60631
Almike Enterprises, Inc. and
 The American Bagel Company....        --             --      900,000      7.6
1451 Dolly Madison Blvd.
McLean, VA 22101
David L. Epstein...............     21,000(2)           *      21,000(2)     *
Cynthia A. Vahlkamp............      3,000(3)           *       3,000(3)     *
All officers and directors as a
 group (6 persons).............  1,831,375(1)(2)(3)  25.6   1,831,375     15.5

--------
   *Less than 1%.
(1) Includes 1,500 shares that may be acquired pursuant to a currently exercisable option.
(2) Includes 4,500 shares that may be acquired pursuant to currently exercisable options.
(3) Includes 3,000 shares that may be acquired pursuant to a currently exercisable option.
(4) Does not include persons who may become principal shareholders as a result of Shares issued in this Offering.

                             CERTAIN TRANSACTIONS

  The following information relates to certain relationships and transactions between the Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock on terms less favorable to the Company than could be obtained from unaffiliated third parties. Management believes that the following transactions were effected on terms no less favorable to the Company than those that could have been realized in arm's length transactions with unaffiliated parties.

OFFICERS AND DIRECTORS

  In November 1992, the Company acquired the trademark and service mark Big Apple Bagels from Big Apple Bagels Inc., in consideration of the licensing agreement described below. Paul C. Stolzer is the owner and President of Big Apple Bagels, Inc., which owns and operates two Big Apple Bagels stores in Naperville, Illinois and one in Lisle, Illinois. These stores operate under a licensing agreement with the Company, are not subject to the rules and regulations stipulated in the Company's standard franchise agreement and are under no obligation to pay any franchise, royalty or marketing fees. Other than the licensing agreement and a non-compete agreement, Big Apple Bagels, Inc. has no other affiliation or relationship with the Company.

  On February 16, 1996, in connection with his resignation as president of the Company, Paul C. Stolzer entered into a three year consulting agreement with the Company whereby in exchange for his services, Mr. Stolzer will receive a fee of $65,000 per annum, subject to 5% annual increases, and increases in his rights under the November 1992 license agreement to include the operation of two additional Big Apple Bagels stores, subject to certain geographical restrictions.

  In March 1994, the Company purchased a wholesale account from Paul C. Stolzer at the time the President, a director and a principal shareholder of the Company, for total consideration of $18,200. In May 1994, the Company discontinued sales to this account, and Mr. Stolzer forgave the balance of $7,583 due on the purchase price.

  In February 1994, the Company acquired, for $22,705, a 50% interest in a joint venture formed to operate a franchise satellite store. The remaining 50% interest is owned by PNEF Inc., a company whose president is related by marriage to Michael W. Evans. This store purchases its bagels and cream cheese from a Company-owned store at price discounts comparable to those granted to wholesale customers.

  Michael K. Murtaugh, the Company's Vice President and General Counsel, is president of Northshore Bagels, Inc., which owns and operates two Big Apple Bagels franchise stores near Chicago, Illinois, and has an area development agreement to develop four additional stores in a north suburban area of Chicago. All transactions between the Company and this franchisee are similar to those with other franchisees. These stores are operated by full-time store managers.

  In July 1994, the Company entered into a 12-month agreement with J.H. Chapman Group, Ltd. ("Chapman"), for assistance in obtaining financing for the Company. David L. Epstein, who is currently a member of the Board of Directors of the Company, is a principal of Chapman. The agreement was negotiated at arm's length prior to Mr. Epstein's election to the Board in September 1995. Pursuant to the agreement, the Company paid Chapman $150,000 in connection with the investment of Aladdin International, Inc., described below. Chapman has also acted as finder and agent on behalf of the Company in the Chesapeake Acquisition and will receive upon closing a fee estimated to be $437,500, plus 1% of any additional consideration payable under the Asset Purchase Agreement in connection with the opening of additional Chesapeake franchise stores post-closing. Chapman also assists the Company in the identification and negotiation of other potential acquisitions and licensing agreements and receives compensation as agreed in each particular instance. Since December 1, 1994, Chapman has received approximately $44,000 from the Company in compensation for these services and for expense reimbursement.

ALADDIN INTERNATIONAL, INC.

  Aladdin International, Inc., a Minnesota corporation ("Aladdin"), loaned $500,000 to the Company on August 15, 1995, pursuant to an 11% secured convertible promissory note (the "Note"). The Note was converted to 254,238 shares of Common Stock of the Company on August 31, 1995. On August 31, 1995 Aladdin also purchased an additional 254,237 shares of Common Stock for $500,000 and was granted an option to purchase an additional 579,225 shares for an aggregate price of $822,500, or $1.42 per share, which was exercised to purchase 403,536 shares (the "Additional Shares") simultaneously with the closing of the Company's initial public offering of securities. Aladdin also received, upon closing of such offering, a warrant (the "Warrant") exercisable from the date of issuance through September 1, 1996, to purchase 145,474 shares of Common Stock at $.66 per share as to 144,040 shares and $.67 per share as to 1,434 shares. The Warrant was exercised in full on June 25, 1996 by means of a "cashless" exercise, which resulted in issuance of 133,471 shares of Common Stock. All shares acquired upon exercise of the Warrant are currently held in escrow pursuant to order of the Commissioner of Commerce of the State of Minnesota issued in connection with registration of the Company's securities in Minnesota in the initial public offering.

                           DESCRIPTION OF SECURITIES

GENERAL

  The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Prospectus, there are 7,143,069 shares of the Company's Common Stock outstanding. No shares of the Preferred Stock are currently outstanding.

COMMON STOCK

  There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional shares of Common Stock be issued. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation, subject to rights of holders of the Preferred Stock, if any. The shares currently outstanding are, and the shares offered hereby, upon payment and issuance as described in this Prospectus, will be, fully paid and nonassessable.

  Each share of Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding shares of Common Stock can elect all of the directors. Significant corporate transactions such as amendments to the Articles of Incorporation, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding shares of Common Stock. Other matters to be voted upon by the holders of Common Stock normally require an affirmative vote of a majority of the shares present at the particular shareholders meeting. As of the date of this Prospectus, the Company's directors and officers own approximately 26% of the outstanding shares of the Company's Common Stock and following the Offering will own approximately 16% of the outstanding shares. Accordingly, the Company's directors and executive officers have and will continue to have significant voting influence in connection with election of the directors of the Company and control of the Company's business and affairs.

PREFERRED STOCK

  The Board of Directors of the Company may, without further action by the shareholders, from time to time, issue Preferred Stock in one or more series and determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, dividend rate, liquidation preference, conversion or exchange rights, redemption and sinking fund provisions, and the number of shares constituting and the designation of any such series. The holders of such shares of Preferred Stock, if issued, would likely have rights, preferences, and privileges in addition to those afforded the holders of shares of Common Stock. The Board of Directors currently has no plans to issue any shares of Preferred Stock.

  The issuance of Preferred Stock in certain circumstances may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock. See "Risk Factors--Issuance of Additional Shares."

ANTITAKEOVER EFFECT OF ILLINOIS LAW

  The Company is subject to certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "Illinois Act") that govern business combinations between corporations and "interested shareholders" or their "affiliates." The Illinois Act generally provides that if a person or entity acquires 15% or more of the voting stock of an Illinois corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder unless (1) prior to the date that the Interested Shareholder became an Interested Shareholder the board of directors approved either the business combination or the transaction which resulted in the shareholder's becoming an Interested Shareholder, or (2) upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (3) on or subsequent to the date that the Interested Shareholder became an Interested Shareholder the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting shares that are not owned by the Interested Shareholder. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person (an "Affiliate"). Business combination transactions for this purpose include (a) any merger, consolidation or share exchange, (b) any sale, lease, transfer or other disposition of ten percent (10%) or more of the assets of the corporation, (c) certain transactions that result in the issuance of any equity securities of the corporation to the Interested Shareholder, (d) any transaction which has the effect, directly or indirectly, of increasing the proportionate amount of any class of equity securities of the corporation or any subsidiary owned directly or indirectly by any Interested Shareholder or an Affiliate thereof, and (e) any receipt by the Interested Shareholder of the benefit, directly or indirectly of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or any direct or indirect majority owned subsidiary.

  The Company's Board of Directors and shareholders may amend the Company's Articles of Incorporation and Bylaws to provide that the provisions of the Illinois Act will not apply to any business combination after the date of the amendment.

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

  The Company's Articles of Incorporation limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Illinois Act. Such Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation will not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  In addition to the Illinois Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

TRANSFER PLACEMENT AGENT AND REGISTRAR

  LaSalle National Trust, N.A., Chicago, Illinois, serves as the transfer agent and registrar for the Company's Common Stock and Preferred Stock.

OUTSTANDING WARRANTS AND OPTIONS

  The underwriter of the Company's initial public offering holds a warrant to purchase 255,000 shares of Common Stock at $3.20 per share commencing November 27, 1996. This warrant expires on November 27, 2000.

  The consideration in the BUI Acquisition included an option to purchase 100,000 shares of Common Stock at $4.00 per share exercisable from May 1, 1996 through April 30, 2001.

  The consideration in the Strathmore Acquisition included an option to acquire 625,000 shares of Common Stock at $6.17 per share, which becomes exercisable in two equal cumulative installments on May 22, 1997 and 1998, and expires on May 21, 1999. In addition, Strathmore may earn a one-year option to purchase 1,500 shares exercisable at $6.17 per share for each store opened between May 21, 1996 and May 22, 1998. The Company estimates that up to 200,000 of shares could be subject to the earned options.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of this Offering and the Chesapeake Acquisition, the Company will have 11,843,069 shares of Common Stock outstanding. All of the shares sold in this Offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for such shares, if any, that are purchased by an Affiliate of the Company (as defined under the Securities Act). In addition, an aggregate of 5,251,723 shares currently outstanding are restricted and, under certain circumstances, may be freely tradable without restriction or limitation under the Securities Act. The remaining 2,791,346 shares are "restricted" shares within the meaning of Rule 144 under the Securities Act ("Rule 144").

  Holders of restricted securities must comply with the requirements of Rule 144 in order to sell their shares in the open market. In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned his or her restricted shares for at least two but less than three years, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly trading volume of the Common Stock reported for the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about the Company. Non-affiliates who have held their restricted shares for three years are entitled to sell such shares under Rule 144 without regard to any of the above limitations, provided they have not been Affiliates of the Company for the three months preceding such sale.

  Certain outstanding shares and shares issuable upon the exercise of outstanding options and warrants are subject to rights of registration under the Securities Act. In addition, the Company intends to file a registration statement covering the shares of Common Stock issuable under its Incentive Plan and Directors Plan, pursuant to which such shares, when issued, will be freely tradeable, except to the extent held by officers or directors who are limited as to resale by Rule 144 or by agreement with the Placement Agent, as described below.

  Certain officers and directors of the Company have agreed to restrictions on the sale of their shares. See "Plan of Distribution."

  The Company cannot predict the effect, if any, that the potential for sales of restricted securities under Rule 144 or pursuant to a registration statement could have on the market price of the Common Stock, if any, prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's Common Stock could adversely affect prevailing market prices of the Company's Common Stock and the Company's ability to raise additional capital by occurring at a time when it would be beneficial for the Company to sell securities.

                             PLAN OF DISTRIBUTION

  The Shares of Common Stock are being offered to a limited number of "qualified institutional buyers" ("QIBs") as that term is defined in Rule 144A promulgated under the Securities Act and a limited number of other "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Accredited Investors").

  It is anticipated that effectiveness of the Registration Statement will not be requested and no investor funds will be accepted until the Placement Agent has received indications of interest from prospective investors sufficient to purchase all of the Shares at a price per share agreed upon by the Company and the Placement Agent. Confirmations and final prospectuses will be distributed to all investors promptly following the time the Registration Statement is declared effective, informing investors of the closing date, which will be three business days after the effective date of the Registration Statement or such other date within five business days after the effective date of the Registration Statement as the Company and the Placement Agent agree. No investor funds will be accepted prior to effectiveness of the Registration Statement. Prior to the closing date, all investor funds will be placed in escrow with The First National Bank of Chicago or such other institution as may be selected by the Placement Agent, as escrow agent (the "Escrow Agent"), in an escrow account established for the benefit of the investors. Prior to the closing, the Escrow Agent will notify the Company that payment for the purchase of the Shares of Common Stock has been deposited by the investors in the escrow account. Upon receipt of such notice and satisfaction or waiver of certain closing conditions, the Company will deliver shares to each investor or its nominee against payment of the purchase price therefor. Investor funds will be released by the Escrow Agent and paid to the Company only in connection with the closing of the Offering. The Offering will not continue after the closing date. Unless the investors otherwise agree, if the closing is not completed within five business days after pricing, all investor funds deposited in the escrow account will be promptly returned, without interest.

  Pursuant to an agreement with the Placement Agent, the Company has agreed to
(i) pay the Placement Agent a fee equal to 5.5% of the proceeds from the Offering and (ii) sell to the Placement Agent, for a nominal consideration, a five-year warrant to purchase up to 100,000 shares of Common Stock at a price per share equal to 150% of the Offering Price (the "Warrant"). Such number of shares and exercise price are subject to customary anti-dilution provisions. The Warrant includes the right to cause the Company to register the shares of Common Stock issuable upon exercise of the Warrant under the Securities Act and also include certain other rights to participate in registrations of Common Stock by the Company under the Securities Act. The Company will also reimburse the Placement Agent for up to $75,000 in accountable expenses incurred in connection with the Offering.

  The Company has agreed to indemnify the Placement Agent and its controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payment the Placement Agent may be required to make in respect thereof.

  The Company and its directors and officers have agreed not to offer, sell, contract to sell, grant any option to purchase or otherwise sell or dispose of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the effective date of the Registration Statement of which this Prospectus is a part without the written consent of the Placement Agent, other than pursuant to (i) the exercise of outstanding stock options and warrants, (ii) the Company's stock option plans and (iii) sales of up to an aggregate of 160,350 shares of Common Stock by certain officers and directors of the Company.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Moss & Barnett, A Professional Association, Minneapolis, Minnesota. Certain legal matters relating to the Offering will be passed upon for the Placement Agent by Sonnenschein Nath & Rosenthal, Chicago, Illinois.

                                    EXPERTS

  The Consolidated Financial Statements of BAB Holdings, Inc. as of November 30, 1994 and 1995, and for each of the three years in the period ended November 30, 1995, the Combined Financial Statements of Chesapeake Bagel Bakery as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, and the financial statements of Bagels Unlimited, Inc. as of February 29, 1996 and for the year then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The Financial Statements of Bagels Unlimited, Inc. as of February 28, 1995, and for each of the two years ended February 28, 1995 appearing in this Prospectus and Registration Statement have been audited by Muehl, Steffes & Krueger, S.C., independent auditors as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  The Financial Statements of Strathmore Bagels Franchise Corporation as of December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995 appearing in this Prospectus and Registration Statement, have been audited by Buonanno & Conolly, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W, Washington, D.C. 20006, which supervises The Nasdaq Stock Market's Small-Cap Market on which the Common Stock is quoted.

  The Company has filed a Registration Statement on Form S-1, under the Securities Act, including amendments thereto, relating to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or document (if any) filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. A copy of the Registration Statement, including exhibits and schedules thereto, may be inspected by anyone without charge at the Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                               BAB HOLDINGS, INC.

                       Consolidated Financial Statements

                                                                           PAGE
                                                                           ----
Report of Independent Auditors............................................  F-2
Consolidated Balance Sheets as of November 30, 1994 and 1995..............  F-3
Consolidated Statements of Operations for the years ended November 30,
 1993, 1994 and 1995......................................................  F-4
Consolidated Statements of Shareholders' Equity (Deficit) for the years ended November 30, 1993, 1994 and 1995...................................  F-5
Consolidated Statements of Cash Flows for the years ended November 30,
 1993, 1994 and 1995......................................................  F-6
Notes to Consolidated Financial Statements................................  F-7

             Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheet as of August 31, 1996................ F-15
Condensed Consolidated Statements of Operations for the nine months ended
 August 31, 1996 and 1995................................................. F-16
Condensed Consolidated Statements of Cash Flows for the nine months ended
 August 31, 1996 and 1995................................................. F-17
Notes to Unaudited Condensed Consolidated Financial Statements............ F-18

                    Unaudited Pro Forma Financial Statements

Pro Forma Balance Sheet as of August 31, 1996............................. F-21
Pro Forma Statement of Operations for the nine months ended August 31,
 1996 and the year ended November 30, 1995................................ F-22

                            CHESAPEAKE BAGEL BAKERY

                         Combined Financial Statements

Report of Independent Auditors............................................ F-26
Combined Balance Sheet as of December 31, 1994............................ F-27
Combined Statements of Income for the years ended December 31, 1993, 1994 and 1995................................................................. F-28
Combined Statements of Changes in Stockholders' Equity (Deficit) for the
 years ended December 31, 1993, 1994 and 1995............................. F-29
Combined Statements of Cash Flows for the years ended December 31, 1993,
 1994 and 1995............................................................ F-30
Notes to Combined Financial Statements.................................... F-31

               Unaudited Condensed Combined Financial Statements

Condensed Combined Balance Sheets as of August 31, 1996................... F-35
Condensed Combined Statements of Operations for the eight months ended
 August 31, 1996 and 1995................................................. F-36
Condensed Combined Statements of Cash Flows for the eight months ended
 August 31, 1996 and 1995................................................. F-37
Notes to Unaudited Condensed Combined Financial Statements................ F-38

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                              Financial Statements

                                                                            PAGE
                                                                            ----
Report of Independent Auditors............................................  F-39
Balance Sheet as of December 31, 1995.....................................  F-40
Statement of Operations and Retained Deficit for the year ended December
 31, 1995.................................................................  F-41
Statement of Cash Flows for the year ended December 31, 1995..............  F-42
Notes to Financial Statements.............................................  F-43
Report of Independent Auditors............................................  F-45
Balance Sheet as of December 31, 1994.....................................  F-46
Statement of Operations and Retained Deficit for the period from May 31,
 1994 through December 31, 1994...........................................  F-47
Statement of Cash Flows for the period from May 31, 1994 through December
 31, 1994.................................................................  F-48
Notes to Financial Statements.............................................  F-49

                    Unaudited Condensed Financial Statements

Condensed Balance Sheet as of May 21, 1996................................  F-51
Condensed Statement of Income for the period from January 31, 1996 through
 May 21, 1996.............................................................  F-52
Condensed Statement of Cash Flows for the period from January 31, 1996 through May 21, 1996.....................................................  F-53
Notes to Unaudited Condensed Financial Statements.........................  F-54

                             BAGELS UNLIMITED, INC.

                              Financial Statements

Reports of Independent Auditors...........................................  F-55
Balance Sheets as of February 29, 1996 and February 28, 1995..............  F-57
Statements of Operations and Retained Earnings (Accumulated Deficit) for
 the years ended February 29, 1996 and February 28, 1995 and for the period from inception (August 11, 1993) to February 28, 1994.............  F-58
Statements of Cash Flows for the years ended February 29, 1996 and
 February 28, 1995 and for the period from inception (August 11, 1993) to
 February 28, 1994........................................................  F-59
Notes to Financial Statements.............................................  F-60

                        REPORT OF INDEPENDENT AUDITORS

The Shareholders and Board of Directors
BAB Holdings, Inc.

  We have audited the accompanying consolidated balance sheets of BAB Holdings, Inc. as of November 30, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BAB Holdings, Inc. at November 30, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended November 30, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
                                          ------------------
Chicago, Illinois
December 22, 1995
except for Note 10, as to which the date is February 12, 1996

                               BAB HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              NOVEMBER 30
                                                          ---------------------
                         ASSETS                             1994        1995
                         ------                           ---------  ----------
Current assets:
 Cash and cash equivalents, including restricted cash
  of $121,323 and $346,441, respectively................  $ 410,377  $7,679,009
 Trade accounts receivable, less allowance for doubtful
  accounts of $1,500 in 1995............................     28,924      81,198
 National Marketing Fund contributions receivable.......      7,902      26,795
 Inventories............................................      6,188      16,542
 Notes receivable.......................................     28,560      13,144
 Amounts due from affiliate.............................     12,096      18,026
 Deferred franchise costs...............................     34,948      25,238
 Prepaid expenses and other current assets..............     16,213      35,553
                                                          ---------  ----------
   Total current assets.................................    545,208   7,895,505
Property, plant, and equipment:
 Leasehold improvements.................................     33,482     101,937
 Furniture and fixtures.................................     26,166     101,480
 Equipment..............................................    125,442     232,972
                                                          ---------  ----------
                                                            185,090     436,389
 Less: Accumulated depreciation and amortization........     43,114      87,957
                                                          ---------  ----------
                                                            141,976     348,432
Patents, trademarks, and copyrights, net of accumulated
 amortization of $339 and $1,446, respectively..........      4,391     172,575
Other assets, net of accumulated amortization of $12,070
 and $30,364, respectively..............................     41,927      54,621
Notes receivable........................................      4,843      11,493
Investment in joint venture.............................     15,274       9,006
                                                          ---------  ----------
                                                          $ 753,619  $8,491,632
                                                          =========  ==========
     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
     ----------------------------------------------
Current liabilities:
 Accounts payable and accrued expenses..................  $  88,971  $  597,001
 Unexpended National Marketing Fund franchisee
  contributions.........................................     31,163      57,563
 Current portion of long-term debt......................      6,548       7,927
 Deferred franchise fee revenue.........................    488,000     802,500
                                                          ---------  ----------
   Total current liabilities............................    614,682   1,464,991
Long-term debt, less current portion....................    374,443     236,294
Shareholders' equity (deficit):
 Common stock, no par value; 5,000,000 and 20,000,000
  shares authorized, respectively; 1,620,000 and
  4,514,692 shares issued, respectively; 1,440,000 and
  4,334,692 shares outstanding, respectively............     49,570   7,903,183
 Preferred stock, $7,000 par value; 5% cumulative
  dividend; 100 shares authorized and 56 shares issued
  and outstanding in 1994...............................    392,000         --
 Preferred stock, $0.01 par value; 4,000,000 shares
  authorized, and no shares issued and outstanding......        --          --
 Treasury stock at cost, 180,000 shares.................    (17,500)    (17,500)
 Accumulated deficit....................................   (659,576) (1,095,336)
                                                          ---------  ----------
   Total shareholders' equity (deficit).................   (235,506)  6,790,347
                                                          ---------  ----------
                                                          $ 753,619  $8,491,632
                                                          =========  ==========

          See accompanying notes to consolidated financial statements.

                               BAB HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                YEAR ENDED NOVEMBER 30
                                           ----------------------------------
                                              1993        1994        1995
                                           ----------  ----------  ----------
REVENUES
Net sales by Company-owned stores......... $  146,843  $  459,345  $  563,211
Franchise fees............................     35,000     333,000     700,000
Royalty fees from franchised stores.......        466     181,769     767,064
Other.....................................      4,254       4,938       2,728
                                           ----------  ----------  ----------
                                              186,563     979,052   2,033,003
OPERATING COSTS AND EXPENSES
Food, beverage, and paper costs...........     45,101     149,360     191,415
Selling, general, and administrative
 expenses:
  Payroll-related expenses................    272,041     586,544   1,061,525
  Advertising and promotion expense.......     57,492      92,313     118,036
  Professional service fees...............     20,172     149,007     396,358
  Franchise-related expenses..............        --       60,042     101,570
  Other...................................    104,821     286,004     584,677
                                           ----------  ----------  ----------
                                              454,526   1,173,910   2,262,166
                                           ----------  ----------  ----------
                                              499,627   1,323,270   2,453,581
                                           ----------  ----------  ----------
Loss before interest......................   (313,064)   (344,218)   (420,578)
Interest expense..........................        --       (5,832)    (30,807)
Interest income...........................      1,698       1,840      15,625
                                           ----------  ----------  ----------
Net loss..................................   (311,366)   (348,210)   (435,760)
Preferred stock dividends accumulated.....    (13,400)    (23,800)     (4,000)
                                           ----------  ----------  ----------
Net loss attributable to common
 shareholders............................. $ (324,766) $ (372,010) $ (439,760)
                                           ==========  ==========  ==========
Net loss attributable to common share:
  Primary................................. $    (0.19) $    (0.24) $    (0.19)
                                           ==========  ==========  ==========
  Fully diluted........................... $    (0.19) $    (0.22) $    (0.18)
                                           ==========  ==========  ==========
Average number of common shares used in
 calculation:
  Primary.................................  1,690,840   1,580,840   2,255,278
                                           ==========  ==========  ==========
  Fully diluted...........................  1,690,840   1,690,840   2,373,504
                                           ==========  ==========  ==========

          See accompanying notes to consolidated financial statements.

                               BAB HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                              COMMON STOCK      PREFERRED STOCK    TREASURY STOCK          ACCUMULATED
                          --------------------  ----------------  ------------------  -----------------------
                           SHARES     AMOUNT    SHARES   AMOUNT    SHARES    AMOUNT     DEFICIT      TOTAL
                          --------- ----------  ------  --------  --------  --------  -----------  ----------
Balance as of November
 30, 1992...............    750,000 $    1,000    --    $    --        --   $    --   $       --   $    1,000
Issuance of preferred
 stock..................        --         --    68.0    476,000       --        --           --      476,000
Treasury stock purchase.        --         --     --         --    (90,000)  (17,500)         --      (17,500)
Net loss................        --         --     --         --        --        --      (311,366)   (311,366)
                          --------- ----------  -----   --------  --------  --------  -----------  ----------
Balance as of November
 30, 1993...............    750,000      1,000   68.0    476,000   (90,000)  (17,500)    (311,366)    148,134
Two-for-one common stock
 split..................    750,000        --     --         --    (90,000)      --           --          --
Preferred stock
 conversion.............    120,000     84,000  (12.0)   (84,000)      --        --           --          --
Preferred stock cash
 dividends..............        --     (35,430)   --         --        --        --           --      (35,430)
Net loss................        --         --     --         --        --        --      (348,210)   (348,210)
                          --------- ----------  -----   --------  --------  --------  -----------  ----------
Balance as of November
 30, 1994...............  1,620,000     49,570   56.0    392,000  (180,000)  (17,500)    (659,576)   (235,506)
Preferred stock
 conversion.............    542,000    379,400  (54.2)  (379,400)      --        --           --          --
Preferred stock
 redemption.............        --      (6,002)  (1.8)   (12,600)      --        --           --      (18,602)
Preferred stock cash
 dividends..............        --      (5,944)   --         --        --        --           --       (5,944)
Bond payable conversion.     34,960    132,849    --         --        --        --           --      132,849
Issuance of common
 stock..................  2,317,732  7,353,310    --         --        --        --           --    7,353,310
Net loss................        --         --     --         --        --        --      (435,760)   (435,760)
                          --------- ----------  -----   --------  --------  --------  -----------  ----------
Balance as of November
 30, 1995...............  4,514,692 $7,903,183    --    $    --   (180,000) $(17,500) $(1,095,336) $6,790,347
                          ========= ==========  =====   ========  ========  ========  ===========  ==========


          See accompanying notes to consolidated financial statements.

                               BAB HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                YEAR ENDED NOVEMBER 30
                                            ---------------------------------
                                              1993       1994        1995
                                            ---------  ---------  -----------
OPERATING ACTIVITIES
Net loss................................... $(311,366) $(348,210) $  (435,760)
Adjustments to reconcile net loss to net
 cash provided by (used for) operating
 activities:
  Depreciation and amortization............    16,374     44,349       65,102
  Equity in loss of investment in joint
   venture.................................       --       7,431        6,268
  Compensation expense for common stock
   issued..................................       --         --         9,725
  Loss on write-off of wholesale business..       --       6,572          --
  Loss on sale of fixed asset..............       --       1,582          243
  Provision for doubtful accounts..........       --         --         1,500
  Changes in operating assets and
   liabilities:
    Trade accounts receivable..............    (2,140)   (26,784)     (53,774)
    National Marketing Fund contributions
     receivable............................       --      (7,902)     (18,893)
    Inventories............................    (3,928)    (2,260)     (10,354)
    Deferred franchise costs...............       --     (34,948)       9,710
    Notes receivable.......................   (25,000)       412       17,766
    Prepaid expenses and other assets......    (2,638)   (13,575)     (19,340)
    Amounts due from affiliate.............       --     (13,596)      (5,930)
    Accounts payable and accrued expenses..    18,841     70,130      508,030
    Unexpended National Marketing Fund
     franchisee contributions..............       --      31,163       26,400
    Deferred franchise fee revenue.........   280,000    190,500      305,500
                                            ---------  ---------  -----------
Net cash provided by (used for) operating
 activities................................   (29,857)   (95,136)     406,193
INVESTING ACTIVITIES
Purchases of property, plant, and
 equipment.................................  (159,123)   (11,569)    (254,299)
Proceeds from sale of property, plant, and
 equipment.................................       --         --         1,900
Purchases of trademark.....................       --         --      (169,291)
Purchase of wholesale business.............       --      (9,100)         --
Investment in joint venture................       --     (22,705)         --
Other......................................   (39,739)       --       (36,380)
                                            ---------  ---------  -----------
Net cash used for investing activities.....  (198,862)   (43,374)    (458,070)
FINANCING ACTIVITIES
Proceeds from issuance of common stock.....     1,000        --     8,055,591
Payment of common stock issuance costs.....       --         --    (1,212,006)
Redemption of preferred stock..............       --         --       (18,602)
Payment of preferred dividends.............       --     (35,430)      (5,944)
Proceeds from short-term borrowings........       --         --        10,000
Repayment of short-term borrowings.........       --      (1,517)     (10,000)
Proceeds from issuance of notes payable....       --         --       500,000
Repayments on long-term obligations........       --      (3,459)      (6,930)
Proceeds from issuance of bonds............       --     360,000       10,000
Payment of bond issuance costs.............       --     (18,988)      (1,600)
Proceeds from issuance of preferred stock..   476,000        --           --
                                            ---------  ---------  -----------
Net cash provided by financing activities..   477,000    300,606    7,320,509
                                            ---------  ---------  -----------
Net increase in cash and cash equivalents..   248,281    162,096    7,268,632
                                            ---------  ---------  -----------
Cash and cash equivalents at beginning of
 year......................................       --     248,281      410,377
                                            ---------  ---------  -----------
Cash and cash equivalents at end of year... $ 248,281  $ 410,377  $ 7,679,009
                                            =========  =========  ===========

          See accompanying notes to consolidated financial statements.

                              BAB HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  BAB Holdings, Inc. (the Company) is an Illinois Corporation incorporated on November 25, 1992. The Company has a wholly owned subsidiary, BAB Systems, Inc. (Systems), an Illinois Corporation incorporated on December 2, 1992, which was established to franchise "Big Apple Bagels" stores. Systems Investments, Inc. (Investments) is a wholly owned subsidiary of Systems and was established to operate a Company-owned store that serves as the franchisee training facility. Investments owns a 50% interest in a joint venture which operates a franchise satellite store.

  BAB Operations, Inc. (Operations), an Illinois Corporation, was incorporated on August 30, 1995. Operations, a wholly owned subsidiary of the Company, was established to own and operate Company-owned Big Apple Bagels stores.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The joint venture is accounted for using the equity method.

Cash Equivalents

  The Company classifies as cash equivalents all highly-liquid investments, primarily composed of money market mutual funds, certificates of deposit, and government agency notes, which are convertible to a known amount of cash and carry an insignificant risk of change in value.

Inventories

  Inventories are valued at the lower of cost, determined on a first in, first out (FIFO) basis, or market.

Leasehold Improvements and Equipment

  Leasehold improvements and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives for the purposes of depreciation are: leasehold improvements 10 years or term of lease if less; machinery, equipment and fixtures five to seven years.

Organization Costs

  Organization costs are primarily incorporation fees and legal fees associated with the initial Uniform Franchise Offering Circular. These costs will be amortized over a five-year period.

Patents, Trademarks, and Copyrights

  Patents, trademarks, and copyrights will be amortized over 17 years.

Stock Options

  The Company uses the intrinsic method to account for stock options granted for employees and directors. No compensation expense is recognized for stock options because the exercise price of the option is at least equal to the market price of the underlying stock on the grant date.

                              BAB HOLDINGS, INC.

Deferred Franchise Fee Revenues and Costs

  The Company recognizes franchise fee revenue upon the opening of a franchise store. Direct costs associated with the franchise sales are deferred until the franchise fee revenue is recognized. These costs include site approval, construction approval, commissions, purchase of cash registers, and costs incurred during training.

  Area development agreement revenue is recognized on a pro rata basis as each store covered by the agreement opens. At the termination of an agreement, any remaining deferred area development agreement revenue will be recognized as such amounts are not refundable.

  Stores which have been opened and unopened stores for which an agreement has been sold are as follows:

                                                                  NOVEMBER 30
                                                                  ------------
                                                                  1994   1995
                                                                  -----  -----
      Stores opened:
        Company-owned............................................     1      2
        Franchisee-owned.........................................    21     59
                                                                  -----  -----
                                                                     22     61
      Unopened stores for which an agreement has been sold:
        Franchise agreement......................................    22     32
        Area development agreement...............................    19     50
                                                                  -----  -----
                                                                     41     82
                                                                  -----  -----
                                                                     63    143
                                                                  =====  =====

Advertising Costs

  The Company expenses advertising costs as incurred. Advertising expense for the years ended November 30, 1993, 1994, and 1995, was $13,010, $40,672 and
$55,245, respectively.

Net Loss Attributable to Common Share

  All share information presented has been adjusted for the two-for-one common stock split which occurred on April 1, 1994. All common stock and warrants issued on or before October 11, 1994 (i.e., within one year prior to the initial filing of the public offering (Note 8)), have been treated as outstanding shares for all periods presented. Prior to the issuance of such stock and warrants, the number of such shares included in each calculation of net loss attributable to common share has been reduced by the number of shares that could have been purchased at the public offering price using the proceeds from the issuance. Subsequent to the issuance of such stock, only the actual number of such shares issued has been included in the calculations. The primary calculation of net loss attributable to common share is based on the net loss attributable to common shareholders and the weighted-average number of common shares outstanding during the period. The primary calculation of net loss attributable to common share does not include the convertible bonds and the convertible preferred stock because they are not common stock equivalents. The fully diluted calculation of net loss attributable to common share assumes conversion at the beginning of the period of any convertible security converted during the period. Accordingly, the net loss attributable to common shareholders was adjusted for preferred dividends accumulated and interest expense on securities converted during the period. Primary net loss attributable to common share for the year ended November 30, 1995, assuming conversion of all convertible securities which have been converted as if converted on the first day of the fiscal year or the date of issuance of the convertible security, if later, would have been $0.17.

                              BAB HOLDINGS, INC.

Reclassifications

  Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform to the 1995 presentation.

3. RESTRICTED CASH

  The Company is required by certain states to maintain franchise fees in escrow accounts until the related franchise stores commence operations. At November 30, 1994 and November 30, 1995, these accounts totaled $36,000 and $314,000, respectively.

  The Company established the National Marketing Fund (Fund) during 1994. Franchisees are required to contribute to the Fund based on their net sales and in turn are reimbursed for a portion of media advertising placed in their local markets up to a maximum equal to the amount they contributed. At November 30, 1994 and November 30, 1995, the Fund's cash balance was $23,261 and $32,441 respectively.

  At November 30, 1994, the Company restricted $62,062 for the total redemption price of preferred stock for which there were outstanding notices of redemption. In 1995, $12,600 was paid to preferred shareholders upon redemption of 1.8 shares. Upon conversion or redemption of all preferred shares, restrictions on the use of these funds were removed.

4. INCOME TAXES

  There were no provisions for income taxes during the three years in the period ended November 30, 1995, due to net operating losses being incurred during those periods. The reconciliation of the income tax benefit computed at the federal statutory rate of 34% and the provision for income taxes is as follows:

                                                  YEAR ENDED NOVEMBER 30
                                               -------------------------------
                                                 1993       1994       1995
                                               ---------  ---------  ---------
      Income tax benefit computed at federal
       statutory rate........................  $(105,864) $(118,391) $(148,158)
      State income tax benefit, net of
       federal tax benefit...................    (16,029)   (17,926)   (20,995)
      Permanent differences on debt financing
       obtained..............................        --         --     (31,701)
      Other adjustments......................      1,146        206       (181)
      Valuation allowance against net
      deferred tax asset.....................    120,747    136,111    201,035
                                               ---------  ---------  ---------
      Provision for income taxes.............  $     --   $     --   $     --
                                               =========  =========  =========

  There was no current income tax expense for the three years in the period ended November 30, 1995 due to the Company incurring net operating losses for tax purposes during those years. No deferred taxes have been reflected in the consolidated statements of operations because the Company has fully reserved the tax benefit of net deductible temporary differences and operating loss carryforwards due to the fact that the likelihood of realization of the tax benefits cannot be established. The Company did not pay any income taxes during the three years in the period ended November 30, 1995.

                              BAB HOLDINGS, INC.

  Deferred tax assets (liabilities) are as follows:

                                                               NOVEMBER 30
                                                           --------------------
                                                             1994       1995
                                                           ---------  ---------
      Franchise fee revenue............................... $ 185,170  $ 313,400
      Net operating loss carryforwards....................    51,770    117,211
      Franchise costs.....................................    11,250     27,476
      National Marketing Fund net contributions...........     9,106     12,976
      Promotional expenses................................       --      10,020
      Other...............................................    15,829       (843)
      Depreciation........................................   (16,267)   (22,347)
                                                           ---------  ---------
                                                             256,858    457,893
      Valuation allowance.................................  (256,858)  (457,893)
                                                           ---------  ---------
                                                           $     --   $     --
                                                           =========  =========

  At November 30, 1995, the Company has cumulative net operating loss carryforwards expiring in 2008, 2009, and 2010 for U.S. federal income tax purposes of approximately $293,000 and for U.S. federal alternative minimum tax purposes of approximately $236,400. The net operating loss carryforwards are subject to limitation in any given year as a result of the Company's initial public offering (Note 8) and may be further limited if certain other events occur.

5. LONG-TERM OBLIGATIONS

Long-term debt at November 30, 1994 and 1995, consisted of the following:

                                                                 NOVEMBER 30
                                                              -----------------
                                                                1994     1995
                                                              -------- --------
Unsecured note payable to bank, principal payments due
 monthly beginning April 1994, in accordance with a paydown
 schedule, at an interest rate of 9.5%....................... $  7,750 $  5,389
Secured note payable to bank, principal payments due monthly beginning June 1994, in accordance with a paydown schedule,
 at an interest rate of 8.75%................................   13,241    9,672
8% unsecured convertible bonds, due July 1, 2002.............  360,000  220,160
8% redeemed unsecured bonds, due July 1, 2000................      --     9,000
                                                              -------- --------
                                                               380,991  244,221
Less: Current portion........................................    6,548    7,927
                                                              -------- --------
Long-term debt, net of current portion....................... $374,443 $236,294
                                                              ======== ========

  In fiscal 1994 and 1995, the Company issued $10,000 and $360,000, respectively, of unsecured convertible bonds (face value $10,000 per bond), which bear interest at 8% per annum, payable on a semiannual basis. The bonds mature on July 1, 2002. The bondholder may, at any time, elect to convert the bond, or a portion thereof, to shares of common stock at the ratio of one share for every $4 of bond principal. The Company has the option of calling all of the bonds for redemption at any time, subject to the conversion rights of the bondholders during the first 30 days subsequent to the redemption notice. The Company has the obligation, subject to the conversion rights of the bondholders and the optional redemption provisions of the Company, to redeem one-third of each bond at par on July 1, 1995, 1996, and 1997. At the option of the Company, however, the redemption price for the redeemed portion of each bond, not converted by the bondholder, is payable in 10 consecutive semiannual installments of $333.34 each beginning six months subsequent to the redemption date. The unpaid portion of each redeemed bond shall bear interest at a rate of 8% per annum.

                              BAB HOLDINGS, INC.

  In July 1995, the Company issued 24,960 shares of common stock to bondholders electing to convert one-third of each bond and 10,000 shares of common stock to bondholders electing 100% conversion. Two bondholders elected to redeem one-third of their bonds, which totaled $10,000 (Note 10).

  On August 15, 1995, the Company issued a convertible promissory note for $500,000, due December 1, 1996, that bears an interest rate of 11% per annum, payable monthly. The note was converted into 169,492 shares of common stock on August 31, 1995, in connection with a subscription agreement (Note 8).

  The secured note payable to bank is collateralized by a delivery van.

  As of November 30, 1995, annual maturities on long-term debt are due as follows: $7,927 in 1996; $30,391 in 1997; $47,791 in 1998; $46,032 in 1999;
$46,032 in 2000; and $66,048 thereafter. These maturities reflect the Company's option to pay the bond redemption amounts in 10 consecutive semiannual installments.

  Interest paid for the years ended November 30, 1994 and 1995, was $754 and $28,954, respectively. No interest was paid during the year ended November 30, 1993.

6. LEASE COMMITMENTS

  The Company rents its office and Company-owned store facilities under leases which require it to pay real estate taxes, insurance, and general repairs and maintenance on these leased facilities. Rent expense for the years ended November 30, 1993, 1994, and 1995, was $18,452, $38,986, and $53,115,
respectively. At November 30, 1995, future minimum annual rental commitments under the leases are as follows:

      1996............................................................. $ 91,518
      1997.............................................................   91,518
      1998.............................................................   91,518
      1999.............................................................   91,518
      2000.............................................................   64,822
      Thereafter.......................................................  221,493
                                                                        --------
                                                                        $652,387
                                                                        ========

7. NONCASH TRANSACTIONS

  In 1993, the Company sold a franchise to a shareholder in return for 90,000 shares of the Company's common stock. This transaction resulted in $17,500 of Franchise fees.

  In March 1994, the Company purchased from a shareholder a wholesale business for $9,100 in cash and a note payable for $9,100. In May 1994, management discontinued and wrote off the wholesale business, and the shareholder forgave the remaining balance on the note of $7,583. These transactions resulted in a loss of $6,572.

  In connection with the purchase of the wholesale business, the Company also purchased a delivery van from the shareholder for $1,500 in cash and the assumption of a note payable of $10,052. In August 1994, the Company sold the delivery van to a third party in exchange for a note receivable for $8,815. These transactions resulted in a loss of $1,582.

  In August 1994, the Company purchased a delivery van from its joint venture by assuming a note payable of $14,398 to a bank and reducing the receivable from the joint venture by $1,500.

  During 1994 and 1995, the Company converted $84,000 and $379,400, respectively, of preferred stock to common stock (Note 8).

                              BAB HOLDINGS, INC.

  In July 1995, the Company converted $132,849 of bonds, net of bond issue costs, to shares of common stock (Note 5).

  In connection with the subscription agreement entered into on August 31, 1995, the $500,000 August 15, 1995 promissory note was converted to common stock with put option and the Company accepted a $200,000 note receivable (Notes 5 and 8).

  In September 1995, the Company sold a franchise agreement for $9,000 in cash and a note receivable for $9,000, which is due June 23, 1997.

8. SHAREHOLDERS' EQUITY (DEFICIT)

  On March 23, 1994, the Articles of Incorporation of the Company were amended to increase the authorized common shares from 1,500,000 shares to 5,000,000 shares. On April 1, 1994, the Board of Directors (the Board) approved a two-for-one stock split; thereby increasing the number of shares outstanding from 660,000 to 1,320,000. Further, the conversion rate for the Company's 5% cumulative convertible nonvoting preferred stock was increased from 5,000 common shares for each preferred share to 10,000 common shares for each preferred share.

  In October 1994, the Company declared and paid a 5% dividend on the preferred stock for the period of issuance through November 1, 1994, totaling $35,430. During fiscal 1995, the Company declared and paid a 5% dividend on the preferred stock for the period from November 2, 1994, through the date of conversion or redemption of each preferred share, totaling $5,944.

  During fiscal years 1994 and 1995, the Company notified preferred shareholders of its intention to redeem the outstanding shares of preferred stock. Subject to the shareholder's conversion right, the Company had the right to redeem shares of preferred stock for cash at a price equal to the original amount invested by the shareholder, plus an annualized noncompounded return of 25% and all accrued but unpaid dividends due. Preferred shareholders had the right to convert their shares to shares of the Company's common stock at any time. As of November 30, 1994, 12 preferred shares had been converted to 120,000 shares of common stock. As of November 30, 1995, 54.2 preferred shares had been converted to 542,000 shares of common stock, and the remaining
1.8 shares had been redeemed for cash.

  On July 12, 1995, the Articles of Incorporation were amended to authorize 4,000,000 shares of preferred stock, $.01 par value. In addition, the authorized but unissued $7,000 par value, 5% cumulative dividend, series of preferred stock was eliminated. No shares of preferred stock are outstanding at November 30, 1995.

  In July 1995, employees of the Company subscribed for 9,725 shares of common stock at a price of $4.00 per share. The Company contributed $1.00 per share which was recorded as compensation expense. These shares were paid in full and issued on September 30, 1995.

  On August 31, 1995, the Company entered into a stock subscription agreement with an "Investor" and sold 338,983 shares of common stock for $1,000,000, which was paid, in part, by conversion of the $500,000 August 15, 1995 promissory note (Note 5). The net proceeds to the Company were $941,380.

  On September 20, 1995, the Articles of Incorporation of the Company were amended to increase the authorized common shares from 5,000,000 to 20,000,000 shares.

  On November 27, 1995, the Company completed a public offering of 1,700,000 shares of common stock for a public offering price of $4.00 per share or an aggregate of $6,800,000. Costs associated with this offering

                              BAB HOLDINGS, INC.

totaled $1,055,886, which included an underwriting discount of 9% of the offering amount plus an unaccountable expense allowance of 3% along with other expenses. The Company also sold to the underwriter, for nominal consideration, warrants to purchase 170,000 shares of the Company's common stock. The warrants are exercisable between the first and fifth anniversary of the effective date of the initial public offering at $4.80 per share.

  On November 30, 1995, effective with the closing of the offering and pursuant to the stock subscription agreement mentioned above, the Company sold an additional 269,024 shares of common stock to the Investor at $2.70 per share. Costs associated with this transaction totaled $97,500 payable to an investment banking firm for assistance in obtaining financing. The net proceeds to the Company were $628,866. In addition, the investor was granted a warrant to purchase up to 96,027 shares of common stock exercisable from the date of issuance through September 1, 1996, at a price of $1.00 per share.

9. STOCK OPTION PLANS

  On September 20, 1995, the Company adopted and received shareholder approval of the 1995 Long-Term Incentive, and Stock Option Plan (the Incentive Plan) which permits the issuance of options, stock appreciation rights, and restricted stock awards to employees and nonemployee officers, directors, and agents of the Company. The Incentive Plan reserves 380,000 shares of common stock for grant and provides that the term of each award be determined by the Board or a committee of the Board. Under the terms of the Incentive Plan, options granted may be either nonqualified or incentive stock options. Incentive stock options must be exercisable at not less than the fair market value of a share on the date of grant (110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. The Incentive Plan will terminate on September 19, 2005, unless terminated sooner by action of the Board.

  On September 20, 1995, incentive stock options were granted for an aggregate of 18,000 shares to 18 of the Company's employees, which are exercisable at $4.00 per share. Of the options issued to each employee, 500 options are exercisable on December 1, 1996, and the remaining 500 options are exercisable on December 1, 1997. Options are exercisable for a period of 10 years from the respective exercise date. Options issued terminate immediately following an optionee's termination of employment or, in some circumstances, one to three months after termination or up to 12 months in the case of the death of the employee.

  Additionally, on September 20, 1995, the Company adopted and received shareholder approval of the 1995 Outside Directors Stock Option Plan (the Directors Plan), which permits the issuance of nonqualified options to nonemployee members of the Board. The Directors Plan reserves 20,000 shares of common stock for grant. The Directors Plan provides for a grant of options to purchase 2,000 shares upon initial election to the Board and for annual grants thereafter, upon reelection, of options to purchase 1,000 shares. Options granted are immediately exercisable for a period of 10 years from the date of grant at an exercise price per share equal to the fair market value of a share on the date of grant. Upon termination of the directorship, the options remain exercisable for periods of varying lengths based on the nature of the option and the reason for termination. The Directors Plan will terminate on September 19, 2005, unless terminated sooner by action of the Board.

  On September 20, 1995, 2,000 options were granted to one nonemployee director pursuant to his election to the Board which are exercisable at $4.00 per share.

10. SUBSEQUENT EVENTS

 Convertible Bonds

  On December 29, 1995, the Company notified bondholders of its intent to redeem the outstanding principal balance of the 8% convertible bonds. For 30 days from the date of the notice, bondholders could elect to convert

                              BAB HOLDINGS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED) all or a portion of the principal balance outstanding to common stock at an effective price of $4.00 per common share. The Company will redeem bonds not converted and pay the principal balance and accrued interest thereon paid within 60 days of the date of the notice. As of January 28, 1996, the Company had determined that 50,040 shares of common stock would be issued to bondholders electing to covert and that approximately $20,000 representing principal and accrued interest would be paid to three bondholders.

Common Stock

  On January 2, 1996, the Company sold on the same term as the public offering (Note 8) an additional 255,000 shares on the same terms upon exercise of the underwriter's overallotment option, for an aggregate of $1,020,000. The net proceeds to the Company was approximately $898,000.

Acquisition

  On February 2, 1996, the Company acquired certain assets, including trademark and franchise rights of Brewster's Coffee Company, Inc. (Brewster's) and formed the Brewster's Coffee division of the Company. In return, the
Company: (1) canceled a $162,000 note receivable from Brewster's; (2) paid cash of approximately $63,000; and (3) granted the shareholders of Brewster's the right to receive shares of the Company's common stock based on a formula dependent in part on the operating profit of the Brewster's Coffee division during fiscal 1999. In addition, upon closing of the purchase agreement, the Company loaned the shareholders of Brewster's $100,000 at a rate of 10%. Payments are due monthly through March 1997 or earlier upon a specified event.

Franchise Line of Credit

  On February 12, 1996, the Company agreed to provide a $550,000 revolving line-of-credit loan for a franchisee of Systems to be used solely for the leasehold improvements and opening expenses of two Big Apple Bagels stores and to satisfy certain indebtedness of the franchisee. The loan is secured by substantially all of the assets of the franchisee, including four existing Big Apple Bagels stores. Amounts borrowed will bear interest at a rate equal to the prime rate plus 1% adjusted monthly. Interest is payable monthly commencing on March 1, 1996, and principal is payable monthly commencing on August 1, 1996. The outstanding principal balance and accrued interest thereon is payable in full on January 31, 1997.

                               BAB HOLDINGS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                AUGUST 31, 1996
                                  (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents, including restricted cash of $174,000.  $ 4,730,829
  Other current assets.............................................      943,671
                                                                     -----------
    Total current assets...........................................    5,674,500
Property, plant, and equipment, net of accumulated depreciation of
 $197,662..........................................................    1,994,424
Goodwill, net of accumulated amortization of $14,214...............    1,889,361
Other assets and intangible assets, net of accumulated amortization
 of $112,747.......................................................    1,612,113
                                                                     -----------
                                                                     $11,170,398
                                                                     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Deferred franchise fee revenue...................................  $   703,400
  Current portion of long-term debt................................        7,099
  Other current liabilities........................................    1,049,144
                                                                     -----------
    Total current liabilities......................................    1,759,643
Long-term debt, less current portion...............................        2,824
Shareholders' equity...............................................    9,407,931
                                                                     -----------
                                                                     $11,170,398
                                                                     ===========


      See accompanying notes to unaudited condensed consolidated financial statements.

                               BAB HOLDINGS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                          NINE MONTHS ENDED
                                                        ---------------------
                                                        AUGUST 31, AUGUST 31,
                                                           1996       1995
                                                        ---------- ----------
REVENUES
Net sales by Company-owned stores...................... $1,965,939 $  340,439
Royalty fees from franchised stores....................  1,008,398    522,868
Franchise and area development fees....................    808,331    554,000
Licensing fees and other...............................    124,765      2,469
                                                        ---------- ----------
                                                         3,907,433  1,419,776
OPERATING COSTS AND EXPENSES
Company-owned stores:
  Food, beverage, and paper costs......................    686,274    115,133
  Payroll-related expenses.............................    670,054    111,237
  Occupancy and other operating expenses...............    427,181     79,049
  Depreciation and amortization........................    108,894     19,389
                                                        ---------- ----------
                                                         1,892,403    324,808
Selling, general, and administrative expenses:
  Payroll-related expenses.............................    932,975    612,239
  Professional service fees............................    293,046    255,807
  Depreciation and amortization........................     98,737     15,763
  Other................................................    655,417    406,563
                                                        ---------- ----------
                                                         1,980,175  1,290,372
                                                        ---------- ----------
                                                         3,872,578  1,615,180
                                                        ---------- ----------
Income (loss) before interest..........................     34,855   (195,404)
Interest expense.......................................      4,346     24,862
Interest income........................................    261,578      4,646
                                                        ---------- ----------
Net income (loss)......................................    292,087   (215,620)
Preferred stock dividends accumulated..................        --      (4,000)
                                                        ---------- ----------
Net income (loss) attributable to common shareholders.. $  292,087 $ (219,620)
                                                        ========== ==========
Net income (loss) attributable to common and common
 equivalent share:
  Primary.............................................. $     0.04 $    (0.07)
                                                        ========== ==========
  Fully diluted........................................ $     0.04 $    (0.06)
                                                        ========== ==========
Average number of common and common equivalent shares
 used in calculation:
  Primary..............................................  7,250,672  3,209,345
                                                        ========== ==========
  Fully diluted........................................  7,337,226  3,445,797
                                                        ========== ==========

      See accompanying notes to unaudited condensed consolidated financial statements.

                               BAB HOLDINGS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                            NINE MONTHS ENDED
                          ----------------------
                                        AUGUST
                          AUGUST 31,      31,
                             1996        1995
                          -----------  ---------
OPERATING ACTIVITIES
Net cash provided by
 operating activities...  $    88,137  $  78,369
INVESTING ACTIVITIES
Acquisition of assets...   (2,103,008)       --
Purchases of property,
plant and equipment.....     (955,181)  (154,377)
Loans to franchisees....     (578,902)       --
Purchases of short-term
investments.............          --    (300,000)
Other...................     (247,439)     1,900
                          -----------  ---------
Net cash used for
investing activities....   (3,884,530)  (452,477)
FINANCING ACTIVITIES
Proceeds from issuance
 of common stock........    1,020,000     19,287
Proceeds from issuance
 of common stock with
 put option.............          --     300,000
Proceeds from issuance
 of notes payable.......          --     500,000
Other...................     (171,787)   (80,062)
                          -----------  ---------
Net cash provided by
financing activities....      848,213    739,225
                          -----------  ---------
Net increase (decrease)
in cash and cash
equivalents.............   (2,948,180)   365,117
Cash and cash
equivalents at beginning
of period...............    7,679,009    410,377
                          -----------  ---------
Cash and cash
equivalents at end of
period..................  $ 4,730,829  $ 775,494
                          ===========  =========



See accompanying notes to unaudited condensed consolidated financial statements

                              BAB HOLDINGS, INC.

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements represent the financial activity of BAB Holdings, Inc. (the Company or Holdings) and its wholly-owned subsidiaries BAB Systems, Inc. (Systems), BAB Operations, Inc. (Operations) and Brewster's Franchise Corporation (BFC); and the wholly-owned subsidiary of Systems, Systems Investments, Inc. (Investments). Systems franchises the "Big Apple Bagels" concept specialty bagel store and, through Investments, its wholly-owned subsidiary, operates a Big Apple Bagels store which was originally utilized as a franchise training facility. Operations was formed to operate Company-owned Big Apple Bagels stores including one currently utilized by Systems as the franchise training facility. BFC was established on February 15, 1996 to franchise "Brewster's Coffee" concept coffee stores.

  The interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for the interim periods. The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading.

2. STORES OPEN AND UNDER DEVELOPMENT

  Stores which have been opened and unopened stores for which an agreement has been sold at August 31, 1996, are as follows:

      Stores opened:
        Company-owned.......................................................  10
        Franchisee-owned....................................................  91
        Licensed............................................................  34
                                                                             ---
                                                                             135
      Unopened franchised stores for which an agreement has been sold:
        Franchise agreement.................................................  33
        Area development agreement..........................................  39
                                                                             ---
                                                                              72
                                                                             ---
          Total............................................................. 207
                                                                             ===

3. NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHARE

  All common stock and warrants issued on or before October 11, 1994 (i.e., within one year prior to the initial filing of the public offering), have been treated as outstanding shares for all periods presented. Prior to the issuance of such stock and warrants, the number of such shares included in each calculation of net income (loss) attributable to common share has been reduced by the number of shares that could have been purchased at the public offering price using the proceeds from the issuance. Subsequent to the issuance of such stock, only the actual number of such shares issued has been included in the calculations. The primary calculation of net income (loss) attributable to common and common equivalent share is based on the net income (loss) attributable to common shareholders and the weighted-average number of common and common equivalent shares outstanding during the period. The primary calculation of net income (loss) attributable to common and common equivalent share does not include the convertible bonds and the convertible preferred stock because they are not common stock equivalents. The fully diluted calculation of net income (loss) attributable to common and common equivalent share assumes conversion at the beginning of the period of any convertible security converted during the period. Accordingly, the net income (loss) attributable to common shareholders was adjusted for preferred

                              BAB HOLDINGS, INC.

dividends accumulated and interest expense on securities converted during the period. No income taxes were provided in 1996 as the Company anticipates that any income taxes payable will be offered by utilization of net operating less carryforwards.

4. EXERCISE OF UNDERWRITER'S OVER-ALLOTMENT

  On January 2, 1996, the Company sold an additional 255,000 shares of common stock for a public offering price of $4.00 per share upon exercise in full of the underwriter's over-allotment option, for an aggregate of $1,020,000. Costs associated with the exercise of the over-allotment option totaled approximately $131,000, which included an underwriting discount of 9% of the offering amount, plus a non-accountable expense allowance of 3%, and other expenses. The net proceeds to the Company were approximately $889,000.

5. ACQUISITIONS

Brewster's Coffee Company, Inc.

  On February 2, 1996, the Company acquired certain assets, including trademark and franchise rights of Brewster's Coffee Company, Inc. (Brewster's) and formed the Brewster's Coffee division of the Company and BFC. In return, the Company: (1) canceled a $162,000 note receivable from Brewster's, (2) paid cash of approximately $63,000, and (3) granted the shareholders of Brewster's the right to receive shares of the Company's common stock based on a formula dependent in part on the operating profit of the Brewster's Coffee division during fiscal 1999. In addition, upon closing of the purchase agreement, the Company loaned the shareholders of Brewster's $100,000 at a rate of 10%. Payments are due monthly through March 1997 or earlier upon a specified event.

Bagels Unlimited, Inc.

  On May 1, 1996, Systems exercised its option to purchase substantially all of the assets of Bagels Unlimited, Inc. (BUI), a Wisconsin corporation. This option was acquired in January 1996 in connection with a revolving line of credit extended to BUI by Systems. BUI, a franchisee of Systems, was engaged in the business of owning and operating five Big Apple Bagels stores and had the development rights for one additional store in the Milwaukee, Wisconsin area.

  The assets acquired by Systems included all inventory, furniture, equipment, signage and improvements of the five Big Apple Bagels stores in operation. Additionally, Systems acquired all franchise and area development rights and other contractual rights owned by BUI, including BUI's interest in the leases for the five existing stores and the lease for the sixth store which is currently under construction.

  The purchase of assets was completed in exchange for the following consideration: (a) the purchase price of $772,000, reduced by the outstanding principal and interest owed on the January 31, 1996 revolving line of credit issued by Systems to BUI, and increased by BUI's inventory on hand at cost,
(b) 50,000 shares of Holdings' common stock, no par value, and (c) an option to purchase 100,000 shares of Holdings' common stock exercisable for 5 years commencing on May 1, 1996 at a $4.00 per share price. The purchase price was preliminarily allocated to assets of the Company based on the estimated fair value as of the date of the acquisition and was based on preliminary estimates which may be revised at a later date. The excess of consideration paid over the estimated fair value of net assets acquired in the amount of approximately $727,000 has been recorded as goodwill and is being amortized on a straight-line basis over 40 years. Additionally, the two principals of BUI entered into a 6 year non-competition agreement with Holdings in exchange for total consideration of $100,000.

Strathmore Bagels Franchise Corp.

  On May 21, 1996, the Company completed the acquisition of the assets of Strathmore Bagels Franchise Corp. (Strathmore), a New York corporation. Strathmore is engaged in the business of distributing bagels and

                              BAB HOLDINGS, INC.

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

related products, at wholesale, and the collection of royalties on the related retail sale of those products pursuant to a 10 year license agreement, dated November 30, 1995 with Host Marriott Services Corporation (Host Marriott). At the time of the acquisition, Strathmore had licensing contracts with 19 bagel-deli units and 15 bagel cart / display units in several major airports and travel plazas in the United States, owned and operated by Host Marriott.

  The assets acquired by Holdings include the licensing contracts with Host Marriott and the individual contracts for each facility, supply contracts, equipment leases and other contractual arrangements with vendors.
Additionally, Holdings acquired the machinery, equipment and improvements owned by Strathmore and located in the Host Marriott facilities.

  The purchase of the assets was completed in exchange for the following consideration: (a) $850,000 in cash paid at closing; (b) an option to purchase 625,000 shares of Holdings' common stock, no par value, exercisable during a period commencing on May 21, 1997 and ending on May 21, 1999 (312,500 shares exercisable from May 21, 1997 and all shares exercisable from May 21, 1998) at an exercise price of $6.17 per share; and (c) additional consideration based on the number of and gross sales volumes of additional units opening.

  The purchase price was preliminarily allocated to assets of the Company based on the estimated fair value as of the date of the acquisition. The preliminary estimate has been adjusted during the three months ended August 31, 1996 due to a revision of the valuation of the options granted to Strathmore. The excess of consideration paid over the estimated fair value of net assets acquired in the amount of approximately $1,173,000 has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

6. STOCK SPLIT

  On March 28, 1996, the Board of Directors declared a 50% stock split effected in the form of a dividend payable to shareholders of record on April 12, 1996 and distributed on April 26, 1996. Fractional shares were settled in cash based on the average of the closing bid and asked prices as reported during the two business days immediately preceding the record date. All share information has been adjusted to reflect the April 1996 stock split.

7. SUBSEQUENT EVENTS

  In September 1996, the Company signed a definitive purchase agreement to acquire the certain assets of The American Bagel Company and Almike Enterprises, Inc. (collectively known as "Chesapeake Bagel Bakery" or "Chesapeake"). The purchase of these assets is anticipated to be completed for a total value of approximately $29,000,000, including $22,000,000 in cash, 900,000 shares of newly issued common stock preliminarily valued at $7.00 per share, and additional consideration based on future earnings of new Chesapeake units already in development. At August 31, 1996, Chesapeake operated 9 company-owned and 139 franchisee-owned Chesapeake Bagel Bakery concept specialty bagel stores.

  In October 1996, the Company acquired the assets and assumed all contract rights of Danville Bagel Company, Inc., a franchisee of Systems, which owned and operated two Big Apple Bagels stores in Northern California for approximately $599,000 in cash. Additionally, Operations assumed the lease rights for additional stores currently in development.

                              BAB HOLDINGS, INC.

                            PRO FORMA BALANCE SHEET

                                AUGUST 31, 1996
                                  (UNAUDITED)

  The following unaudited pro forma balance sheet reflects the completion of the Offering at the Assumed Share Price and the acquisition by the Company of Chesapeake as if such acquisition had occurred on August 31, 1996. Such pro forma information is based upon the unaudited historical consolidated balance sheet of the Company as of August 31, 1996, and the unaudited historical balance sheet of Chesapeake as of August 31, 1996, giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to these pro forma financial statements. Unaudited pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of the financial position or financial position that might have been obtained if the foregoing transaction had been consummated as of the indicated date. This pro forma balance sheet should be read in conjunction with the pro forma statement of operations of the Company and the historical financial statements and notes thereto of the Company and Chesapeake included elsewhere in this Prospectus.

                                                                      PRO FORMA
                                        CHESAPEAKE    PRO FORMA           AS
                              COMPANY   ACQUISITION  ADJUSTMENTS     ADJUSTED(7)
                            ----------- -----------  -----------     -----------
ASSETS:
Current assets............. $ 5,674,500 $2,417,859   $ 4,680,191 (1) $12,772,550
Equipment and leasehold
 improvements, net.........   1,994,424    647,480       300,000 (2)   2,941,904
Other noncurrent assets,
 net.......................   3,501,474    101,773    27,301,686 (3)  30,904,933
                            ----------- ----------   -----------     -----------
  Total assets............. $11,170,398 $3,167,112   $32,281,877     $46,619,387
                            =========== ==========   ===========     ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Current liabilities........ $ 1,759,643 $4,917,927   $(2,368,938)(4) $ 4,308,632
Long-term debt.............       2,824    159,870      (159,870)(5)       2,824
Shareholders' equity
 (deficit).................   9,407,931 (1,910,685)   34,810,685 (6)  42,307,931
                            ----------- ----------   -----------     -----------
  Total liabilities and
   shareholders' equity.... $11,170,398 $3,167,112   $32,281,877     $46,619,387
                            =========== ==========   ===========     ===========

--------
(1) Application of excess proceeds of the Offering over cash consideration required to be paid pursuant to the Asset Purchase Agreement, net of elimination of deferred franchise costs of $1,356,731 in Chesapeake balance sheet.
(2) Increase in carrying value of equipment and leasehold improvements to preliminary estimate at fair value.
(3) Preliminary allocation of purchase price to franchise contract rights, goodwill and other intangible assets.
(4) Adjustment to eliminate deferred franchise fee revenue of Chesapeake, accrual for costs of completing Chesapeake franchise contracts and elimination of current portion of debt not assumed.
(5) Elimination of long-term debt of Chesapeake not assumed in Asset Purchase Agreement.
(6) Reflects issuance of 3,800,000 Shares in this Offering at the Assumed Share Price, and the issuance of 900,000 shares of Common Stock to owners of Chesapeake, preliminarily valued at $7.00 per share, pursuant to the Asset Purchase Agreement and the elimination of the shareholders' deficit of Chesapeake. The final per share value of the shares issued in the Chesapeake Acquisition will be determined on the closing of such transaction and may be greater or less than such amount.
(7) The unaudited pro forma balance sheet is presented as if the Chesapeake Acquisition occurred on August 31, 1996. See the pro forma condensed combined financial information appearing elsewhere in this Prospectus.

                              BAB HOLDINGS, INC.
                      PRO FORMA STATEMENTS OF OPERATIONS

                       NINE MONTHS ENDED AUGUST 31, 1996
                                  (UNAUDITED)

  The following unaudited pro forma statement of operations reflects the acquisition by the Company of BUI, Strathmore, and Chesapeake as if they had occurred on December 1, 1995. Such pro forma information is based upon the historical results of operations of the Company for the nine months ended August 31, 1996, the historical results of operations of BUI for the five months ended April 30, 1996, the historical results of operations of Strathmore for the six months ended May 21, 1996 and Chesapeake for the nine month period ended August 31, 1996, giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to pro forma financial statements. Unaudited pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions that the Company deems appropriate. The unaudited pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been obtained if the foregoing transaction had been consummated as of the indicated date. This pro forma statement of operations should be read in conjunction with the pro forma balance sheet of the Company and the historical financial statements and notes thereto of the Company, BUI, Strathmore, and Chesapeake included elsewhere in this Prospectus.

                                                 STRATHMORE    BUI AND
                                       BAGELS      BAGELS    STRATHMORE                 CHESAPEAKE
                                     UNLIMITED    FRANCHISE   PRO FORMA     CHESAPEAKE   PRO FORMA      PRO FORMA
                           COMPANY      INC.     CORPORATION ADJUSTMENTS    ACQUISITION ADJUSTMENTS    AS ADJUSTED
                          ---------- ----------  ----------- -----------    ----------- -----------    -----------
REVENUES:
Net sales by Company-
 owned stores...........  $1,965,939 $1,152,522                             $4,031,996                 $ 7,150,457
Royalty fees from
 franchised stores......   1,008,398                          $(59,524)(1)   1,457,969                   2,406,843
Franchise and area
 development fees.......     808,331                                         1,179,867                   1,988,198
Licensing fees and other
 revenues...............     124,765              $278,268                      76,427                     479,460
                          ---------- ----------   --------    --------      ----------                 -----------
   Total revenues.......   3,907,433  1,152,522    278,268     (59,524)      6,746,259                  12,024,958
OPERATING COSTS AND
 EXPENSES:
Food, beverage and
 paper..................     686,274    417,213                              1,309,849                   2,413,336
Other store operating
 expenses...............   1,097,235    608,981                              2,470,152                   4,176,368
Depreciation and
 amortization...........     207,631     28,920     16,835      68,099 (2)     138,153   $ 830,657 (4)   1,290,295
Selling, general and
 administrative.........   1,881,438    198,060    319,209     (59,524)(1)   2,750,011    (598,000)(5)   4,491,194
                          ---------- ----------   --------    --------      ----------   ---------     -----------
   Total operating costs
    and expenses........   3,872,578  1,253,174    336,044       8,575       6,668,165     232,657      12,371,193
Income (loss) from
 operations.............      34,855   (100,652)   (57,776)    (68,099)         78,094    (232,657)       (346,235)
Interest and other
 income (expense), net..     257,232    (20,318)                                10,043      33,936 (3)     280,893
                          ---------- ----------   --------    --------      ----------   ---------     -----------
Income (loss) before
 taxes..................     292,087   (120,970)   (57,776)    (68,099)         88,137    (198,721)        (65,342)
Provision for income
 taxes..................                            12,462                       3,192         --  (6)      15,654
                          ---------- ----------   --------    --------      ----------   ---------     -----------
Net income (loss)
 attributable to common
 shareholders...........  $  292,087 $ (120,970)  $(70,238)   $(68,099)     $   84,945   $(198,721)    $   (80,996)
                          ========== ==========   ========    ========      ==========   =========     ===========
 Net (loss)
  attributable to
  common share, fully
  diluted...............  $     0.04                                                                   $     (0.01)
                          ==========                                                                   ===========
 Average number of
  shares used fully
  diluted(7)............   7,337,226                                                                    11,735,395
                          ==========                                                                   ===========

-------
(1) Elimination of franchise royalty revenue of the Company and related expense recognized by BUI.
(2) Amortization of preliminary estimate of BUI goodwill over 40 years ($7,576), amortization of BUI non-competition agreement over six years ($6,945), amortization of preliminary estimate of Strathmore goodwill over 40 years ($27,616) and Strathmore contract rights over 102 months ($28,818), reduced by elimination of BUI initial franchise fee ($2,856) amortization.
(3) Elimination of interest expense of Chesapeake as related debt is not assumed by the Company.
(4) Amortization of preliminary allocation of Chesapeake purchase price to franchise contract rights (20-year life), other intangibles including goodwill (40-year life) and additional depreciation on equipment and leasehold improvements (average life of 6 years).

(5) Pro forma adjustments related to the following:
  i) Net savings due to elimination of payroll-related costs of Chesapeake owners and duplicative financial personnel ($295,000).
  ii) Elimination of 35% sales commission on franchise sales due to the Company's plan to discontinue the use of an outside franchise sales force and bring such efforts in-house ($413,000), net of additional payroll-related costs of additional in-house franchise sales force ($110,000).
(6) The American Bagel Company and Almike Enterprises Inc., the two entities which make up Chesapeake, are S-corporations for U.S. federal income tax purposes. Accordingly, no accrual for federal income taxes has been made in the historical financial statements. Additional pro forma federal tax accrual is not necessary due to loss position of pro forma entity.
(7) Represents the issuance of 3,800,000 Shares of the Offering, and 900,000 shares of Common Stock as partial consideration pursuant to the Asset Purchase Agreement, and reduction in Common Stock equivalents due to loss position of pro forma combined entity.

                              BAB HOLDINGS, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                         YEAR ENDED NOVEMBER 30, 1995
                                  (UNAUDITED)

  The following unaudited pro forma statement of operations reflects the acquisition by the Company of BUI, Strathmore, and Chesapeake as if they had occurred on December 1, 1994. Such pro forma information is based upon the historical results of operations of the Company for the year ended November 30, 1995, the historical results of operations of BUI for the fiscal year ended February 29, 1996, and the historical results of operations of Strathmore and Chesapeake for the fiscal year ended December 31, 1995, giving effect to the acquisitions and the pro forma adjustments set forth in the accompanying notes to pro forma financial statements. The unaudited pro forma financial statements are not necessarily indicative of either future results of operations or results that might have been obtained if the foregoing transaction had been consummated as of the indicated dates. This pro forma statement of operations should be read in conjunction with the historical financial statements and notes thereto of the Company, BUI, Strathmore, and Chesapeake included elsewhere in this Prospectus.

                                                                        BUI AND
                                                        STRATHMORE    STRATHMORE                  CHESAPEAKE
                                          BAGELS     BAGELS FRANCHISE  PRO FORMA     CHESAPEAKE    PRO FORMA       PRO FORMA
                           COMPANY    UNLIMITED INC.   CORPORATION    ADJUSTMENTS    ACQUISITION  ADJUSTMENTS     AS ADJUSTED
                          ----------  -------------- ---------------- -----------    -----------  -----------     -----------
REVENUES:
Net sales by Company-
 owned stores...........  $  563,211    $2,776,415       $    --       $    --       $5,330,049   $      --       $ 8,669,675
Royalty fees from
franchised stores.......     767,064           --             --       (136,000)(1)   1,331,014          --         1,962,078
Franchise and area
development fees........     700,000           --             --            --        1,232,923          --         1,932,923
Licensing fees and other
revenues................       2,728           --         515,944           --           21,829          --           540,501
                          ----------    ----------       --------      --------      ----------   ----------      -----------
   Total revenues.......   2,033,003     2,776,415        515,944      (136,000)      7,915,815                    13,105,177
OPERATING COSTS AND
EXPENSES:
Food, beverage, and
paper costs.............     191,415       994,202            --            --        1,477,476          --         2,663,093
Other store operating
expenses................     374,216     1,344,339            --            --        2,829,250          --         4,547,805
Depreciation and
amortization............      77,627        69,410         33,670       140,863(2)      182,267   $1,107,542 (4)    1,611,379
Selling, general and
 administrative
 expenses...............   1,810,323       447,841        430,286      (136,000)(1)   2,976,355     (678,000)(5)    4,850,805
                          ----------    ----------       --------      --------      ----------   ----------      -----------
   Total operating costs
    and
    expenses............   2,453,581     2,855,792        463,956         4,863       7,465,348      429,542       13,673,082
                          ----------    ----------       --------      --------      ----------   ----------      -----------
Income (loss) from
operations..............    (420,578)      (79,377)        51,988      (140,863)        450,467     (429,542)        (567,905)
Interest and other
income (expense), net...     (15,182)      (79,014)       (30,920)       79,123(3)      (87,786)      41,488(3)       (92,291)
                          ----------    ----------       --------      --------      ----------   ----------      -----------
Income (loss) before
taxes...................    (435,760)     (158,391)        21,068       (61,740)        362,681     (388,054)        (660,196)
Provision for income
taxes...................         --            --           4,707           --            3,500          --  (6)        8,207
                          ----------    ----------       --------      --------      ----------   ----------      -----------
Net income (loss).......    (435,760)     (158,391)        16,361       (61,740)        359,181     (388,054)        (668,403)
Preferred stock
dividends accumulated...       4,000                                                                                    4,000
                          ----------    ----------       --------      --------      ----------   ----------      -----------
Net income (loss)
 attributable to common
 shareholders...........  $ (439,760)   $ (158,391)      $ 16,361      $(61,740)     $  359,181   $ (388,054)     $  (672,403)
                          ==========    ==========       ========      ========      ==========   ==========      ===========
Net (loss) attributable
 to common share, fully
 diluted................  $    (0.12)                                                                             $     (0.08)
                          ==========                                                                              ===========
Average number of common
 shares used, fully
 diluted (7)............   3,560,256                                                                                8,310,256
                          ==========                                                                              ===========

-------
(1) Elimination of franchise royalty revenue of the Company and related expense recognized by BUI.
(2) Amortization of preliminary estimate of BUI goodwill over 40 years ($18,183), amortization of BUI non-competition agreement over six years ($16,667), amortization of preliminary estimate of Strathmore goodwill over 40 years ($55,232) and Strathmore contract rights over 102 months ($57,635), reduced by elimination of BUI initial franchise fee ($6,854) amortization.

(3) Elimination of interest expense of BUI and Chesapeake, as related debt is not assumed by the Company.
(4) Amortization of preliminary allocation of Chesapeake purchase price to franchise contract rights (20-year life), other intangibles including goodwill (40-year life) and additional depreciation on equipment and leasehold improvements (average life of 6 years).
(5) Pro forma adjustments related to the following:
  i) Net savings due to elimination of payroll-related costs of Chesapeake owners and duplicative financial personnel ($394,000).
  ii) Elimination of 35% sales commission on franchise sales due to the Company's plan to discontinue the use of an outside franchise sales force and bring such efforts in-house, ($431,000), net of additional payroll-related costs of additional in-house franchise sales force ($147,000).
(6) The American Bagel Company and Almike Enterprises Inc., the two entities which make up the combined Chesapeake are S-corporations for U.S. federal income tax purposes. Accordingly, no accrual for federal income taxes has been made. Additional pro forma federal tax accrual is not necessary due to loss position of pro forma entity.
(7) Represents the issuance of 3,800,000 Shares in the Offering, and 900,000 shares of Common Stock as partial consideration pursuant to the Asset Purchase Agreement, and issuance 50,000 shares of Common Stock as partial consideration in the BUI acquisition for pro forma as adjusted.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
The American Bagel Company
 and Almike Enterprises, Inc.

  We have audited the accompanying combined balance sheets of The American Bagel Company and Almike Enterprises, Inc. (Chesapeake Bagel Bakery or Company) as of December 31, 1995 and 1994, and the related combined statements of income, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1995 and 1994, of Chesapeake Bagel Bakery, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
                                          ------------------

Chicago, Illinois
October 7, 1996

                            CHESAPEAKE BAGEL BAKERY

                            COMBINED BALANCE SHEETS

                                                             DECEMBER 31
                                                        ----------------------
                        ASSETS                             1994        1995
                        ------                          ----------  ----------
Current assets:
Cash and cash equivalents.............................. $1,387,908  $  796,792
  Accounts receivable..................................    115,119     206,185
  Inventories..........................................     74,171      64,177
  Notes receivable--Franchise fees.....................    180,209      19,500
  Deferred franchise costs.............................    594,125   1,156,356
  Prepaid expenses and other current assets............    131,156      97,811
                                                        ----------  ----------
    Total current assets...............................  2,482,688   2,340,821
Property and equipment:
  Furniture and equipment..............................    800,088     813,797
  Autos................................................     15,743      15,743
  Leasehold improvements...............................    969,596   1,015,783
                                                        ----------  ----------
                                                         1,785,427   1,845,323
  Accumulated depreciation............................. (1,011,218) (1,098,237)
                                                        ----------  ----------
Net property and equipment.............................    774,209     747,086
Deposits...............................................     19,261      27,428
Goodwill and organization costs, less accumulated
 amortization of $49,012 and $54,044...................     55,416      50,384
                                                        ----------  ----------
                                                        $3,331,574  $3,165,719
                                                        ==========  ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    ----------------------------------------------
Current liabilities:
  Current maturities of long-term debt................. $  229,324  $  430,479
  Accounts payable.....................................    472,607     450,103
  Accrued expenses and other current liabilities.......    244,380     194,032
  Deferred franchise fee revenue.......................  1,700,000   3,432,875
                                                        ----------  ----------
    Total current liabilities..........................  2,646,311   4,507,489
Long-term debt, less current maturities................    546,003     100,837
Stockholders' equity (deficit):
  Common stock:
    $1 par value, 2,000 shares authorized, 1,000 shares
     issued and outstanding                                  1,000       1,000
    Class A--$.10 par value; 50,000 shares authorized,
     20,000 shares issued and outstanding..............      2,000       2,000
  Paid-in capital......................................      4,000      59,000
  Retained earnings (accumulated deficit)..............    157,760  (1,479,107)
  Common stock in treasury:
    Class A--$.10 par value, 52 shares at cost.........    (25,500)    (25,500)
                                                        ----------  ----------
      Total shareholders' equity (deficit).............    139,260  (1,442,607)
                                                        ----------  ----------
                                                        $3,331,574  $3,165,719
                                                        ==========  ==========

                            See accompanying notes.

                            CHESAPEAKE BAGEL BAKERY

                         COMBINED STATEMENTS OF INCOME

                                                  YEAR ENDED DECEMBER 31
                                             ----------------------------------
                                                1993        1994        1995
                                             ----------  ----------  ----------
REVENUES
Sales....................................... $4,861,186  $5,848,907  $5,330,049
Continuing franchise fees...................    453,722     730,365   1,331,014
Initial franchise fees......................     62,500     350,000   1,232,923
Other revenue...............................     84,802     117,089      21,829
                                             ----------  ----------  ----------
                                              5,462,210   7,046,361   7,915,815
OPERATING COSTS AND EXPENSES
Cost of sales...............................  1,298,955   1,564,006   1,477,476
Operating expenses..........................  3,263,338   4,394,515   5,805,605
Amortization and depreciation...............    152,855     171,452     182,267
                                             ----------  ----------  ----------
                                              4,715,148   6,129,973   7,465,348
                                             ----------  ----------  ----------
Operating income............................    747,062     916,388     450,467
Other income (expense)......................     11,478      43,496     (43,864)
Interest income.............................     14,090      24,700      26,329
Interest expense............................    (41,488)    (70,525)    (70,251)
                                             ----------  ----------  ----------
Income before income taxes..................    731,142     914,059     362,681
Provision for income taxes..................     22,635      21,414       3,500
                                             ----------  ----------  ----------
Net income.................................. $  708,507  $  892,645  $  359,181
                                             ==========  ==========  ==========



                            See accompanying notes.

                            CHESAPEAKE BAGEL BAKERY

        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                          ALMIKE
                         THE AMERICAN  ENTERPRISES,
                         BAGEL COMPANY     INC.
                         ------------- -------------
                         COMMON STOCK  COMMON STOCK            RETAINED                  TOTAL
                         PAR VALUE $1  PAR VALUE $1            EARNINGS     COMMON   STOCKHOLDERS'
                         ------------- ------------- PAID-IN (ACCUMULATED  STOCK IN     EQUITY
                         SHARES AMOUNT SHARES AMOUNT CAPITAL   DEFICIT)    TREASURY    (DEFICIT)
                         ------ ------ ------ ------ ------- ------------  --------  -------------
Balance, December 31,
 1992................... 1,000  $1,000 20,000 $2,000 $ 4,000 $   223,136   $(25,500)  $   204,636
Net income..............   --      --     --     --      --      708,507        --        708,507
Distributions to
 stockholders...........   --      --     --     --      --     (678,528)       --       (678,528)
                         -----  ------ ------ ------ ------- -----------   --------   -----------
Balance, December 31,
 1993................... 1,000   1,000 20,000  2,000   4,000     253,115    (25,500)      234,615
Net income..............   --      --     --     --      --      892,645        --        892,645
Distributions to
 stockholders...........   --      --     --     --      --     (988,000)       --       (988,000)
                         -----  ------ ------ ------ ------- -----------   --------   -----------
Balance, December 31,
 1994................... 1,000   1,000 20,000  2,000   4,000     157,760    (25,500)      139,260
Net income..............   --      --     --     --      --      359,181        --        359,181
Capital contributions...   --      --     --     --   55,000         --         --         55,000
Distributions to
 stockholders...........   --      --     --     --      --   (1,996,048)       --     (1,996,048)
                         -----  ------ ------ ------ ------- -----------   --------   -----------
Balance, December 31,
 1995................... 1,000  $1,000 20,000 $2,000 $59,000 $(1,479,107)  $(25,500)  $(1,442,607)
                         =====  ====== ====== ====== ======= ===========   ========   ===========



                            See accompanying notes.

                            CHESAPEAKE BAGEL BAKERY

                       COMBINED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31
                                          ------------------------------------
                                             1993        1994         1995
                                          ----------  ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..............................  $  708,507  $  892,645   $   359,181
Adjustments to reconcile net earnings to
 net cash provided by operating
 activities:
  Amortization and depreciation.........     152,855     171,452       182,267
  (Gain) loss on disposition of fixed
   assets...............................      (2,000)     (4,559)       45,535
  Increase in accounts receivable.......     (28,309)    (43,256)      (91,066)
  (Increase) decrease in inventories....     (15,234)     (1,856)        9,994
  (Increase) decrease in prepaid
   expenses and other current assets....       8,447     (98,595)       33,345
  Increase in deposits..................      (6,797)     (5,539)       (8,167)
  (Increase) decrease in notes
   receivable--Franchise fee............       6,708    (158,709)      160,709
  Increase in organization costs........      (2,008)        --            --
  Increase in deferred franchise costs..     (69,002)   (525,122)     (562,231)
  Increase (decrease) in accounts
   payable..............................      83,408     266,245       (22,504)
  Increase in deferred franchise fee
   revenue..............................     120,000   1,562,500     1,732,875
  Increase (decrease) in accrued
   expenses and other current
   liabilities..........................      56,287     (11,894)      (50,348)
                                          ----------  ----------   -----------
  Net cash provided by operating
   activities...........................   1,012,862   2,043,312     1,789,590
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets................    (314,747)   (297,671)     (195,647)
Proceeds from sale of fixed assets......       2,000      22,700           --
                                          ----------  ----------   -----------
Net cash used in investing activities...    (312,747)   (274,971)     (195,647)
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution....................         --          --         55,000
Principal payments on long-term debt....    (135,415)   (213,510)     (244,011)
Proceeds from issuance of notes payable.     250,000     233,333           --
Distributions to stockholders...........    (678,528)   (988,000)   (1,996,048)
                                          ----------  ----------   -----------
Net cash used in financing activities...    (563,943)   (968,177)   (2,185,059)
                                          ----------  ----------   -----------
Net increase (decrease) in cash and cash
 equivalents............................     136,172     800,164      (591,116)
Cash and cash equivalents, beginning of
 year...................................     451,572     587,744     1,387,908
                                          ----------  ----------   -----------
Cash and cash equivalents, end of year..  $  587,744  $1,387,908   $   796,792
                                          ==========  ==========   ===========
Supplemental disclosure of cash flow
 information:
    Cash paid during the year for income
     taxes..............................  $    8,420  $   36,635   $     6,900
                                          ==========  ==========   ===========
    Cash paid during the year for
     interest...........................  $   22,635  $   70,525   $    70,251
                                          ==========  ==========   ===========

                            See accompanying notes.

                            CHESAPEAKE BAGEL BAKERY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The combined financial statements include the financial statements of The American Bagel Company (American Bagel) and Almike Enterprises, Inc. (Almike) (combined, Chesapeake Bagel Bakery or the Company) which are under common control. Significant intercompany accounts and transactions have been eliminated.

  American Bagel was incorporated under the laws of the state of Maryland on April 27, 1984, for the purpose of marketing and franchising retail bagel outlets.

  Almike was incorporated under the laws of the state of Maryland on December 31, 1983, for the primary purpose of acquiring, owning, and operating retail bagel bakeries in the Washington, D.C. metropolitan area.

  These combined financial statements include financial statements of American Bagel which have been adjusted from financial statements previously issued and reported on by other independent auditors primarily to reflect recognition of revenue for initial franchise fees when all material services relating to the sale of a franchise license have been substantially performed and deferral of the related direct costs of services until the franchise fee revenue is recognized. The financial statements of American Bagel combined herein have been retroactively restated. Prior to this restatement, American Bagel recognized revenue for initial franchise fees when the franchise agreement was signed and expensed all costs of services as incurred. The effect of this restatement on net income as previously reported for 1993, 1994 and 1995 is as follows:

                                                1993       1994        1995
                                              --------  -----------  ---------
      Decrease in net income................. $(54,375) $(1,031,500) $(991,144)

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

  Inventories consisting of food and beverages for company-owned stores are stated at the lower of cost or market. Cost is determined by the first in, first out method.

Revenue Recognition

  The Company receives an initial franchise fee upon the sale of a franchise license in return for providing certain services to the franchisee. These services include, but are not limited to, assistance in site selection, training, systems implementation, and quality control program development. The direct cost of these services are deferred until franchise fee revenue is recognized. Initial franchise fees are recognized as revenue when all material services relating to the sale have been substantially performed which is usually at the commencement of operations by the franchisee.

  The Company also earns royalty fees, based on a percentage of sales of the franchisee, and payable by the franchisee monthly. Royalty fees are recognized as revenue by the Company in the period earned.

                            CHESAPEAKE BAGEL BAKERY

  Stores which have been opened and unopened stores for which an agreement has been funded at December 31, 1995, are as follows:

      Stores opened:
        Company-owned.......................................................   8
        Franchise owned..................................................... 102
                                                                             ---
                                                                             110
      Unopened stores....................................................... 147
                                                                             ---
          Total............................................................. 257
                                                                             ===

Amortization

  Organization costs are being amortized over 30 years using the straight-line method.

  Goodwill represents the cost in excess of net assets of acquired entities and is being amortized over 25 years.

  Total amortization expense for the years ended December 31, 1993, 1994 and 1995 was $6,693, $5,032, and $5,032, and respectively.

Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on the double declining balance or straight-line method over the estimated useful lives of the assets. Estimated useful lives for purposes of depreciation are: furniture and equipment--five to seven years, auto--five years, and leasehold improvements--term of lease.

Long-Lived Assets

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" (Statement 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in 1996 and, based on current circumstances, management does not believe the effect of adoption will be material.

Income Taxes

  The stockholders have elected to have American Bagel and Almike treated for income tax purposes as "S corporations," whereby the taxable income or loss of the companies flows through to, and is reportable by, the stockholders on their individual income tax returns. Accordingly, no provision for federal income taxes has been included in the Company's accompanying financial statements, except as necessary for those states that do not recognize S Corporation status.

Advertising Costs

  The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 1993, 1994, and 1995, was $97,473, $197,695, and
$285,026, respectively.

                            CHESAPEAKE BAGEL BAKERY

 Cash Equivalents

  The Company invests a portion of its cash balances into tax-free money market reserves. Management considers highly liquid investments with original maturity dates less than 90 days to be cash equivalents. The carrying amount of cash equivalents approximates fair value due to the short maturity and liquidity of these investments.

2. NOTES RECEIVABLE--FRANCHISE FEES

  American Bagel has entered into unsecured promissory note agreements with eight and four new franchises during 1994 and 1995, respectively, for certain initial franchise fees. During 1995, all of the notes are non-interest-bearing. During 1994, four of the notes bear interest at either 6.5% or 8% and the remaining notes are non-interest-bearing. Loans are made at below market interest rates to franchisees in order to facilitate the sale of franchises as described above. Fair value of the notes receivable does not differ materially from carrying value.

3. LONG-TERM DEBT

  Long-term debt at December 31, 1994 and 1995, consisted of the following:

                                                                 1994     1995
                                                               -------- --------
Note payable to Franklin National Bank of Washington, D.C.,
 payable in monthly principal installments of $7,550 plus
 interest at prime plus 1% maturing July 1997................  $200,300 $102,149
Note payable to Franklin National Bank of Washington, D.C.,
 payable in monthly principal installments of $2,976 plus
 interest at prime plus 1% maturing July 1999................   163,690  125,000
Note payable to Franklin National Bank of Washington, D.C.,
 payable in aggregate monthly principal installments of
 $8,334 plus interest at prime plus 1%: maturing September
 and November 1996...........................................   408,333  304,167
Note payable to Citizens Bank, payable in total monthly
 installments of $320 which include principal and interest at
 8.25%, maturing October 1995................................     3,004      --
                                                               -------- --------
                                                                775,327  531,316
Less: Current maturities.....................................   229,324  430,479
                                                               -------- --------
Long-term debt, less current maturities......................  $546,003 $100,837
                                                               ======== ========

  Aggregate maturities of long-term debt over each of the next four years are as follows:

      December 31:
        1996........................................................... $430,479
        1997...........................................................   47,261
        1998...........................................................   35,712
        1999...........................................................   17,864
                                                                        --------
                                                                        $531,316
                                                                        ========

  In July 1996, the Company signed an agreement to extend the maturity of the note payable of $125,000 to July 1999.

  The notes payable are secured by furniture, equipment, inventory and an assignment of leaseholds with a book value of $1,042,438 and stockholders' guarantees. The carrying amount of the Company's long-term debt at December 31, 1994 and 1995 approximates fair value. Prime plus 1% was 7% and 8.5% at December 31, 1994 and 1995, respectively.

                            CHESAPEAKE BAGEL BAKERY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)


4. PROFIT-SHARING PLAN

  American Bagel maintains a profit-sharing plan for all eligible employees. Full-time employees become participants in the plan at the midpoint or end of the plan year during which they reach the age of 21 and complete 2 years of service. Contributions to the profit-sharing plan are determined annually at the discretion of the Board of Directors. American Bagel's charge to expense related to the profit-sharing plan was $0, $1,960, and $8,346 for 1993, 1994, and 1995, respectively.

  Almike maintains a profit-sharing plan for all eligible employees. Full-time employees become participants in the plan at the midpoint or end of the plan year during which they reach the age of 21 and complete 3 years of service. Contributions to the profit-sharing plan are determined annually at the discretion of the Board of Directors. Almike's charge to expense related to the profit-sharing plan was $74,168, $81,329 and $73,764, for 1993, 1994, and 1995,
respectively.

5. COMMITMENTS

  The Company leases retail space and administrative facilities pursuant to long-term noncancelable operating lease agreements which expire at varying dates through 2003. Certain of the Company's leases provided for pro rata payment of real estate taxes and common area maintenance charges. Rent expense for 1993, 1994, and 1995 were $471,556, $631,840 and, $635,403, respectively.

  Minimum future lease payments as of December 31, 1995, are as follows:

      Year ending December 31
        1996......................................................... $  773,259
        1997.........................................................    788,886
        1998.........................................................    751,417
        1999.........................................................    570,469
        2000.........................................................    422,834
        Thereafter...................................................    487,346
                                                                      ----------
                                                                      $3,794,211
                                                                      ==========

6. CONCENTRATION OF CREDIT RISK

  American Bagel maintains its cash balances in one bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1995, the uninsured portion of the cash balances is $294,267.

7. SUBSEQUENT EVENTS

Sale of Assets

  On September 4, 1996, the Company signed a definitive agreement to sell substantially all of the Company's assets to BAB Holdings, Inc. (BAB) in exchange for $22 million in cash, 900,000 shares of newly issued BAB common stock, and additional consideration based on future openings of new Chesapeake franchises already in the development. The Company expects to complete the transaction by December 31, 1996.

                            CHESAPEAKE BAGEL BAKERY

                        CONDENSED COMBINED BALANCE SHEET
                                AUGUST 31, 1996
                                  (UNAUDITED)

ASSETS
------
Current assets:
  Cash and cash equivalents....................................... $   401,420
  Other current assets............................................   2,016,439
                                                                   -----------
    Total current assets..........................................   2,417,859
Property, plant, and equipment of accumulated depreciation of
 $1,213,792.......................................................     647,480
Goodwill, net of accumulated amortization of $49,701..............      35,793
Other assets and intangible assets, net of accumulated
 amortization of $9,908...........................................      65,980
                                                                   -----------
                                                                   $ 3,167,112
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Deferred franchise fee revenue.................................. $ 3,976,375
  Current portion of long-term debt...............................     226,314
  Other current liabilities.......................................     715,238
                                                                   -----------
    Total current liabilities.....................................   4,917,927
Long-term debt, less current portion..............................     159,870
Stockholders' equity..............................................  (1,910,685)
                                                                   -----------
                                                                   $ 3,167,112
                                                                   ===========


      See accompanying notes to unaudited condensed consolidated financial statements.

                            CHESAPEAKE BAGEL BAKERY

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                           EIGHT MONTHS ENDED
                                                          ---------------------
                                                          AUGUST 31, AUGUST 31,
                                                             1996       1995
                                                          ---------- ----------
REVENUES
Net sales by Company-owned stores........................ $3,645,080 $3,668,149
Royalty fees from franchised stores......................  1,323,659    772,801
Franchise and area development fees......................  1,029,867    755,500
Other....................................................     76,427     13,402
                                                          ---------- ----------
                                                           6,075,033  5,209,852
OPERATING COSTS AND EXPENSES
Company-owned stores:
  Food, beverage, and paper costs........................  1,193,212  1,046,560
  Payroll-related expenses...............................  1,189,928  1,049,365
  Occupancy and other operating expenses.................  1,037,234    842,590
  Depreciation and amortization..........................    111,042    126,520
                                                          ---------- ----------
                                                           3,531,416  3,065,035
Selling, general, and administrative expenses:
  Payroll-related expenses...............................  1,122,166    809,841
  Professional service fees..............................    241,427    158,681
  Depreciation and amortization..........................     10,478      6,162
  Other..................................................  1,019,139    722,515
                                                          ---------- ----------
                                                           2,393,210  1,697,199
                                                          ---------- ----------
                                                           5,924,626  4,762,234
                                                          ---------- ----------
Income before interest...................................    150,407    447,618
Interest expense.........................................     29,350     50,710
Interest income..........................................     12,398     18,325
Miscellaneous income.....................................     27,059     60,400
                                                          ---------- ----------
Income before income taxes...............................    160,514    475,633
Income tax provision.....................................      3,192        --
                                                          ---------- ----------
Net income............................................... $  157,322 $  475,633
                                                          ========== ==========

      See accompanying notes to unaudited condensed consolidated financial statements.

                            CHESAPEAKE BAGEL BAKERY

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                         EIGHT MONTHS ENDED
                                                       ------------------------
                                                       AUGUST 31,   AUGUST 31,
                                                          1996         1995
                                                       -----------  -----------
OPERATING ACTIVITIES
Net cash provided by operating activities............. $   286,731  $ 1,749,658
INVESTING ACTIVITIES
Purchases of fixed assets.............................     (15,950)    (150,307)
                                                       -----------  -----------
Net cash used for investing activities................     (15,950)    (150,307)
FINANCING ACTIVITIES
Capital contribution..................................     470,000        2,000
Principal payments on long-term debt..................    (150,872)    (275,238)
Proceeds from issuance of notes payable...............     110,119          --
Distributions to shareholders.........................  (1,095,400)  (1,677,642)
                                                       -----------  -----------
Net cash provided by financing activities.............    (666,153)  (1,950,880)
                                                       -----------  -----------
Net decrease in cash and cash equivalents.............    (395,372)    (351,529)
Cash and cash equivalents at beginning of period......     796,792    1,387,908
                                                       -----------  -----------
Cash and cash equivalents at end of period............ $   401,420  $ 1,036,379
                                                       ===========  ===========


See accompanying notes to unaudited condensed consolidated financial statements

                            CHESAPEAKE BAGEL BAKERY

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The accompanying unaudited combined financial statements represent the financial activity of The American Bagel Company (American Bagel) and Almike Enterprises, Inc. (Almike) (combined Chesapeake Bagel Bakery of the Company) which are under common control.

  The interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for the interim periods. The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading.

2. STORES OPEN AND UNDER DEVELOPMENT

  Stores which have been opened and unopened stores for which an agreement has been sold at August 31, 1996, are as follows:

      Stores opened:
        Company-owned.......................................................   9
        Franchisee-owned.................................................... 139
                                                                             ---
                                                                             148
      Unopened franchised stores for which an agreement has been sold:       183
                                                                             ---
          Total............................................................. 331
                                                                             ===

3. NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHARE

  In September 1996, the Company signed a definitive purchase agreement to sell certain assets to BAB Holdings, Inc. (Holdings). The sale of these assets is anticipated to be completed for a total value of approximately $22,000,000 in cash, 900,000 shares on newly issued common stock, and additional consideration based on future openings of new franchise units already in development. At August 31, 1996, Holdings operated 10 company-owned, 91 franchisee-owned and 34 licensed Big Apple Bagels concept specialty bagel stores.

Income Taxes

  The stockholders have elected to have American Bagel and Almike treated for income tax purposes as "S corporations," whereby the taxable income or loss of the companies flows through to, and is reportable by, the stockholders on their individual income tax returns. Accordingly, no provision for federal income taxes has been included in the Company's accompanying financial statements, except as necessary for those states that do not recognize S corporation status.

Board of Directors
Strathmore Bagels Franchise Corporation

  We have audited the accompanying balance sheet of STRATHMORE BAGELS FRANCHISE CORPORATION as of December 31, 1995, and the related statement of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STRATHMORE BAGELS FRANCHISE CORPORATION, as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          BUONANNO & CONOLLY

Commack, New York
May 6, 1996

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                     ASSETS

Current assets
  Cash in banks.....................................          $  4,327
  Accounts receivable...............................            93,575
  Due from officers.................................             7,275
  Deferred tax asset (note 4).......................             7,015
                                                              --------
    Total current assets............................                   $112,192
Property and equipment (notes 1 and 3)
  Machinery and equipment........................... $320,674
  Accumulated depreciation..........................   36,585
                                                     --------
                                                              $284,089
                                                              --------
    Total property and equipment....................                    284,089
                                                                       --------
Other assets
  Security deposits.................................               829
  Organization expenses.............................    2,977
  Accumulated amortization..........................      595
                                                     --------
                                                                 2,382
                                                              --------
    Total other assets..............................                      3,211
                                                                       --------
    Total assets....................................                   $399,492
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable.......................................... $132,028
  Payroll taxes payable.....................................    3,172
  Other taxes payable.......................................      421
                                                             --------
    Total current liabilities...............................           $135,621
Long term liabilities
  Deferred tax liability (note 4)...........................    5,680
                                                             --------
    Total long term liabilities.............................              5,680
                                                                       --------
    Total liabilities.......................................           $141,301
Stockholders' equity
  Common stock.............................................. $180,000
  Additional paid-in capital................................   80,000
  Retained deficit--ending..................................   (1,809)
                                                             --------
    Total stockholders' equity..............................            258,181
                                                                       --------
    Total liabilities and stockholders' equity..............           $399,492
                                                                       ========

                            See accompanying notes.

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                  STATEMENT OF OPERATIONS AND RETAINED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Income
  Sales.................................................... $440,944
  Store set-up commission..................................   75,000
                                                            --------
    Total income...........................................           $515,944
Cost of sales
  Purchases................................................            232,557
                                                                      --------
    Total cost of sales....................................            232,557
                                                                      --------
Gross profit...............................................            283,387
Expenses
  Operating expenses.......................................   41,882
  Selling expenses.........................................   36,821
  General and administrative expenses......................  152,696
                                                            --------
    Total expenses.........................................            231,399
                                                                      --------
Operating income...........................................             51,988
Operating income and expenses loss on lease cancellation
 (note 5).................................................. $(30,920)
                                                            --------
Total other income and expense.............................            (30,920)
                                                                      --------
Income before taxes........................................             21,068
Provision for income tax expense/(benefit) (note 4)........              4,707
                                                                      --------
Net income.................................................             16,361
Retained deficit--beginning................................            (18,170)
                                                                      --------
Retained deficit--ending...................................           $ (1,809)
                                                                      ========



                            See accompanying notes.

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities
  Cash received from customers........................... $ 458,244
  Cash paid to suppliers.................................  (309,308)
  Taxes paid.............................................      (316)
                                                          ---------
Cash provided by operating activities....................            $148,620
Cash flows from investing activities
  Cash paid for machinery and equipment.................. $(219,353)
  Cash paid for Springfield location.....................   (30,920)
  Equipment deposits.....................................      (829)
                                                          ---------
Cash used by investing activities........................            (251,102)
Cash flows from financing activities
  Cash received from issuance of common stock............ $  30,000
  Additional paid in capital.............................    80,000
  Loans to shareholder...................................    (7,275)
                                                          ---------
Cash provided by financing activities....................             102,725
                                                                     --------
Net increase in cash and cash equivalents................            $    243
Cash and cash equivalents, beginning of year.............               4,084
                                                                     --------
Cash and cash equivalents, end of year...................            $  4,327
                                                                     ========
Reconciliation of net income to net cash provided by
 operating activities
Net income...............................................            $ 16,361
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation and amortization.......................... $  33,670
  Loss on lease cancellation.............................    30,920
  Changes in assets and liabilities
    Increase in accounts receivable......................   (57,700)
    Increase in deferred tax asset.......................      (623)
    Increase in accounts payable.........................   117,807
    Increase in payroll taxes payable....................     3,172
    Increase in other taxes payable......................       104
    Increase in deferred tax liability...................     4,909
                                                          ---------
      Total adjustments..................................             132,259
                                                                     --------
      Net cash provided by operating activities..........            $148,620
                                                                     ========




                            See accompanying notes.

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1995

1) SIGNIFICANT ACCOUNT POLICIES

A) Property

  Fixed assets are capitalized at cost. Significant improvements are capitalized, maintenance and repairs are charged to income. When equipment is retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts and any gain or loss on disposition is credited or charged to income.

B) Organization History

  The Corporation was formed under the Laws of New York State on May 13, 1994 and commenced operations on the same date. The Corporation is in the business of setting up and selling Strathmore Bagel store franchises.

  During 1994 Strathmore entered into a relationship with Host Marriott in which Marriott opens bagel shops at airports and highway rest stops on sites leased by them. Marriott will use the name Strathmore Bagel and will purchase all of its bagel products from Strathmore. The relationship was formalized in a written agreement completed in 1995. In 1994 three shops were opened at Kennedy Airport in New York, at which Strathmore invested in equipment and placed it into service. In 1995 fifteen additional stores were opened.

  The agreement with Marriott is a licensing of the use of the name, Strathmore Bagels, and to date, no franchises have been sold.

2) RELATED PARTY TRANSACTIONS

  Steuerman & Sons, Inc. (Steuerman, a wholesale bagel bakery) is owned by Glenn Steuerman, who is also a 20% stockholder of Strathmore Bagels Franchise Corp. (Strathmore). Strathmore purchases all of its products for resale from Steuerman. Steuerman also sets up Strathmore Bagel facilities and stores for individuals but has no direct agreements with Host Marriott. Finally, Steuerman provided a commission in the amount of $5,000 for each full store opened which is reflected in store commission income.

3) EQUIPMENT

  Equipment is stated at cost and at December 31, 1995, $319,025 of equipment had been placed into service. Depreciation is computed on a straight-line method for financial reporting and amounted to $33,202. For federal income tax purposes, depreciation is computed under the modified accelerated cash recovery system.

4) INCOME TAXES

  The Company has loss carryforwards totaling $29,231 that may be offset against future taxable income. If not used, the carryforwards will expire as follows:

        2009............................................................ $26,634
        2010............................................................   2,597

  The net deferred tax benefit in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

      Deferred tax liability............................................. $5,680
      Deferred tax asset.................................................  7,015
                                                                          ------
          Net deferred tax benefit....................................... $1,335

  The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment. The deferred tax asset results from net operating loss carryforward.

  The components income tax expense (benefit) are as follows:

      Current............................................................ $  421
      Deferred...........................................................  4,286
                                                                          ------
                                                                          $4,707

5) LOSS ON LEASE CANCELLATION

  Loss on lease cancellation resulted from the corporation's decision to attempt to open and operate company owned stores. A lease was entered into and construction begun on a storefront operation in Springfield, Virginia. After spending $30,920 on lease deposit and construction costs, the corporation discovered problems in finding proper management to operate the remote location. A decision not to pursue company owned locations, but rather to concentrate solely on development of Host Marriott business was made. As a result the lease was abandoned and all payments forfeited.

Board of Directors
Strathmore Bagels Franchise Corporation

  We have audited the accompanying balance sheet of STRATHMORE BAGELS FRANCHISE CORPORATION as of December 31, 1994, and the related statement of operations, retained deficit, and cash flows for the period from May 13, 1994 through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of STRATHMORE BAGELS FRANCHISE CORPORATION, as of December 31, 1994, and the results of its operations and its cash flows for the period from May 13, 1994 through December 31, 1994 in conformity with generally accepted accounting principles.

                                          BUONANNO & CONOLLY
Commack, New York
November 17, 1995

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                     ASSETS

Current assets
  Cash in banks......................................          $ 4,084
  Accounts receivable................................           35,875
  Deferred tax asset (note 4)........................            6,392
                                                               -------
    Total current assets.............................                  $ 46,351
Property and equipment (notes 1 and 3)...............
  Machinery and equipment............................ $101,322
  Accumulated depreciation...........................    3,214
                                                      --------
                                                               $98,108
                                                               -------
    Total property and equipment.....................                    98,108
                                                                       --------
Other assets
  Organization expenses..............................    2,977
  Accumulated amortization...........................      298
                                                      --------
                                                                 2,679
                                                               -------
    Total other assets...............................                     2,679
                                                                       --------
    Total assets.....................................                  $147,138
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable.......................................... $ 14,221
  Other taxes payable.......................................      316
                                                             --------
    Total current liabilities                                          $ 14,537
Long term liabilities.......................................
  Deferred tax liability (note 4)...........................      771
                                                             --------
    Total long term liabilities.............................                771
                                                                       --------
    Total liabilities.......................................           $ 15,308
Stockholders' equity
  Common stock.............................................. $150,000
  Retained deficit--ending..................................  (18,170)
                                                             --------
    Total stockholders' equity..............................            131,830
                                                                       --------
    Total liabilities and stockholders' equity .............           $147,138
                                                                       ========


                            See accompanying notes.

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                  STATEMENT OF OPERATIONS AND RETAINED DEFICIT
           FOR THE PERIOD FROM MAY 13, 1994 THROUGH DECEMBER 31, 1994

Income sales.................................................. $88,105
                                                               -------
Total income..................................................         $ 88,105
Cost of sales
  Purchases................................................... $23,831
  Contract labor..............................................     880
  Supplies....................................................   3,000
                                                               -------
    Total cost of sales.......................................           27,711
                                                                       --------
Gross profit..................................................         $ 60,394
Expenses
  Operating expenses.......................................... $ 8,500
  Selling expenses............................................  26,171
  General and administrative expenses.........................  49,198
                                                               -------
    Total expenses............................................           83,869
                                                                       --------
Loss before taxes.............................................         $(23,475)
Income Tax benefit (note 4)...................................           (5,305)
                                                                       --------
Net loss and retained deficit.................................         $(18,170)
                                                                       ========



                            See accompanying notes.

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM MAY 13, 1994 THROUGH DECEMBER 31, 1994

Cash flows from operating activities
  Cash received from customers.......................... $  72,230
  Cash paid to suppliers................................  (113,847)
                                                         ---------
Cash used by operating activities.......................            $ (41,617)
 Cash flows from investing activities
  Cash paid for machinery and equipment................. $(101,322)
                                                         ---------
Cash used by investing activities.......................             (101,322)
Cash flows from financing activities
  Cash received from the issuance of common stock....... $ 150,000
  Cash paid for organization and issuance of common
   stock................................................    (2,977)
                                                         ---------
Cash provided by financing activities...................              147,023
                                                                    ---------
Net increase in cash and cash equivalents...............            $   4,084
Cash and cash equivalents, beginning of period..........                  --
                                                                    ---------
Cash and cash equivalents, end of period................            $   4,084
                                                                    =========
Reconciliation of net loss to net cash provided by
 operating activities:
Net loss................................................              (18,170)
Adjustments to reconcile net loss to net cash used by
 operating activities:
  Depreciation and amortization.........................     3,511
  Changes in assets and liabilities:
    Increase in accounts receivable.....................   (35,875)
    Increase in deferred tax asset......................    (6,392)
    Increase in accounts payable........................    14,222
    Increase in taxes payable...........................       316
    Increase in deferred tax liability..................       771
                                                         ---------
Total adjustments.......................................              (23,447)
                                                                    ---------
Net cash provided by operating activities...............            $ (41,617)
                                                                    =========



                            See accompanying notes.

                     STRATHMORE BAGELS FRANCHISE CORPORATON

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1994

1) SIGNIFICANT ACCOUNT POLICIES

A) Property

  Fixed assets are capitalized at cost. Significant improvements are capitalized, maintenance and repairs are charged to income. When equipment is retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts and any gain or loss on disposition is credited or charged to income.

B) Organization History

  The Corporation was formed under the Laws of New York State on May 13, 1994 and commenced operations on the same date. The Corporation is in the business of setting up and selling Strathmore Bagel store franchises.

  During 1994 Strathmore entered into a relationship with Host Marriott in which Marriott opens bagel shops at airports and highway rest stops on sites leased by them. Marriott will use the name Strathmore Bagel and will purchase all of its bagel products from Strathmore Bagel and will purchase all of its bagel products from Strathmore. The relationship was formalized in a written agreement completed in 1995. This agreement is a test period agreement to determine the feasibility and profitability of the stores. A more expansive final contract has been drafted and is anticipated to be signed in 1995. In 1994 three shops were opened at Kennedy Airport in New York, at which Strathmore invested in equipment and placed it into service. In 1995 fifteen additional stores were opened.

  The agreement with Marriott is a licensing of the use of the name, Strathmore Bagels, and to date, no franchises have been sold.

2) RELATED PARTY TRANSACTIONS

  Steuerman & Sons, Inc. (Steuerman, a wholesale bagel bakery) is owned by Glenn Steuerman, who is also a 25% stockholder of Strathmore Bagels Franchise Corp. (Strathmore). Strathmore purchases all of its products for resale from Steuerman. During the year Steuerman was paid $7,700 for construction costs of several new store locations. Steuerman also sets up Strathmore Bagel facilities and stores for individuals but has no direct agreements with Host Marriott. Finally, Steuerman provided purchase rebates of $20,000 to Strathmore, which are reflected in purchase rebates receivable at December 31, 1994.

3) EQUIPMENT

  Equipment is stated at cost and at December 31, 1994, $89,988 of equipment had been placed into service. Depreciation is computed on a straight-line method for financial reporting and amounted to $3,214. For federal income tax purposes, depreciation is computed under the modified accelerated cash recovery system.

4) INCOME TAXES

  The Company has loss carryforwards totaling $26,634 that may be offset against future taxable income. If not used, the carryforwards will expire in the year 2009.

  The net deferred tax benefit in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

             Deferred tax liability............ $  771
             Deferred tax asset................  6,392
                                                ------
               Net deferred tax benefit........ $5,621
                                                ======

  The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment. The deferred tax asset results from net operating loss carryforward.

  The components of income tax expense/(benefit) are as follows:

             Current......................... $   316
             Deferred........................   5,621
                                              -------
                                              $(5,305)
                                              =======

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                            CONDENSED BALANCE SHEET
                                  MAY 21, 1996
                                  (UNAUDITED)

Current assets                                                         $ 39,936
Property and equipment, net...........................................  279,923
Other assets
  Security deposits...................................................      829
  Organization expenses...............................................    2,382
                                                                       --------
                                                                       $323,070
                                                                       ========
Current liabilities
  Accounts payable and accrued liabilities............................ $ 50,479
Long-term liabilities
  Loans payable.......................................................   75,000
  Deferred tax liability..............................................    5,680
Stockholders' equity
  Common stock........................................................  180,000
  Additional paid-in capital..........................................   80,000
  Retained deficit....................................................  (68,089)
                                                                       --------
                                                                        191,911
                                                                       --------
                                                                       $323,070
                                                                       ========



             See notes to unaudited condensed financial statements

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                         CONDENSED STATEMENT OF INCOME
                PERIOD FROM JANUARY 1, 1996 THROUGH MAY 21, 1996
                                  (UNAUDITED)

Sales................................................................ $142,044
Cost of sales........................................................   83,189
                                                                      --------
Gross profit.........................................................   58,855
Operating expenses...................................................    4,675
Selling expenses.....................................................    2,272
General and administrative...........................................  110,117
                                                                      --------
                                                                       117,064
                                                                      --------
Operating loss.......................................................  (58,209)
Provision for income taxes...........................................    8,071
                                                                      --------
Net loss............................................................. $(66,280)
                                                                      ========





             See notes to unaudited condensed financial statements

                    STRATHMORE BAGELS FRANCHISE CORPORATION

                       CONDENSED STATEMENT OF CASH FLOWS
                PERIOD FROM JANUARY 1, 1996 THROUGH MAY 21, 1996
                                  (UNAUDITED)

Operating activities:
  Net cash used in operating activities.............................. $(91,894)
Investing activities:
  Proceeds on sales of equipment.....................................    4,166
Financing activities:
  Proceeds of borrowings.............................................   75,000
                                                                      --------
Net decrease in cash.................................................  (12,728)
Cash at beginning of period..........................................    4,327
                                                                      --------
Cash overdraft at end of period...................................... $ (8,401)
                                                                      ========





             See notes to unaudited condensed financial statements

                    STRATHMORE BAGELS FRANCHISE CORPORATION

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

  Strathmore Bagels Franchise Corporation (the "Corporation") was formed under the laws of New York state on May 13, 1994 and commenced operations on the same date. On May 21, 1996, substantially all of the assets of the Corporation were sold to BAB Holdings, Inc.

  The accompanying unaudited financial statements present the financial activity of the Corporation from January 1, 1996 through the date of the sale of the Corporation. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1995 and the related notes.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
Bagels Unlimited, Inc.

  We have audited the accompanying balance sheet of Bagels Unlimited, Inc. as of February 29, 1996 and the related statements of operations and accumulated deficit, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bagels Unlimited, Inc. at February 29, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
October 30, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Bagels Unlimited, Inc.

  We have audited the accompanying balance sheet of Bagels Unlimited, Inc. as of February 28, 1995 and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the period then ended. We have also audited the accompanying statements of operations and retained earnings (accumulated deficit) and cash flows for the period since inception (August 11, 1993) to February 28, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Bagels Unlimited, Inc. as of February 28, 1995 and the results of its operations and its cash flows for the periods ending February 28, 1995, and February 28, 1994 in conformity with generally accepted accounting principles.

                                          Muehl, Steffes & Krueger, S.C.

Milwaukee, Wisconsin
June 13, 1996

                            BAGELS UNLIMITED, INC.

                                BALANCE SHEETS

                                                      FEBRUARY 29, FEBRUARY 28,
                       ASSETS                             1996         1995
                       ------                         ------------ ------------
Current assets:
  Inventories........................................  $  34,986     $ 15,497
  Prepaid income taxes...............................      1,242          --
  Prepaid expenses...................................      6,891        1,421
                                                       ---------     --------
    Total current assets.............................     43,119       16,918
                                                       ---------     --------
Property and Equipment:
  Construction in progress...........................      2,530       59,320
  Machinery and equipment............................    314,981      183,854
  Leasehold improvements.............................    358,527      239,427
                                                       ---------     --------
    Total property and equipment.....................    676,038      482,601
Less: Accumulated Depreciation and Amortization......    (97,845)     (35,417)
                                                       ---------     --------
Net property and equipment...........................    578,193      447,184
                                                       ---------     --------
Other assets:
  Franchise fees, net of accumulated amortization of
   $11,084 and $4,230 as of February 29, 1996 and
   February 28, 1995.................................     58,916       65,770
  Organization costs, net of accumulated amortization
   of $288 and $160 as of February 29, 1996 and
   February 28, 1995.................................      1,630        1,758
  Prepaid franchise fees.............................     10,000       10,000
  Investment.........................................      3,500        3,500
  Deposits...........................................      1,350        1,350
                                                       ---------     --------
    Total other assets...............................     75,396       82,378
                                                       ---------     --------
    Total assets.....................................  $ 696,708     $546,480
                                                       =========     ========
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
   ----------------------------------------------
Current liabilities:
  Checks issued, but not yet presented for payment...  $   2,027     $ 11,815
  Line of credit.....................................     10,000       12,500
  Notes payable......................................    167,684          --
  Due to franchisor..................................     10,000       10,000
  Due to officers....................................    216,365      126,511
  Accounts payable...................................    291,266      159,069
  Accrued liabilities................................     69,051       27,038
  Accrued interest...................................     43,246          --
  Accrued income taxes...............................        --         9,248
                                                       ---------     --------
    Total current liabilities........................    809,639      356,181
                                                       ---------     --------
Long-Term Liabilities
  Deferred rent......................................     16,348        9,685
  Accrued interest...................................        --         7,502
  Notes payable......................................        --       144,000
                                                       ---------     --------
    Total long-term liabilities......................     16,348      161,187
                                                       ---------     --------
    Total liabilities................................    825,987      517,368
                                                       ---------     --------
Stockholders' equity (deficit):
  Common stock--no par value; 9,000 shares
   authorized, 2,000 shares issued and outstanding...      2,000        2,000
  Stock subscription receivable......................     (2,000)      (2,000)
  Retained earnings (accumulated deficit)............   (129,279)      29,112
                                                       ---------     --------
    Total stockholders' equity (deficit).............   (129,279)      29,112
                                                       ---------     --------
    Total liabilities and stockholder's equity
     (deficit).......................................  $ 696,708     $546,480
                                                       =========     ========

       The accompanying notes are an integral part of these statements.

                             BAGELS UNLIMITED, INC.

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)
        FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND
      FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1993) TO FEBRUARY 28, 1994

                                                  1996        1995       1994
                                               ----------  ----------  --------
Sales......................................... $2,776,415  $1,430,573  $ 92,719
Cost of sales.................................  2,338,541   1,111,214    72,855
                                               ----------  ----------  --------
Gross profit..................................    437,874     319,359    19,864
Selling and administrative expenses...........    517,251     236,932    25,618
                                               ----------  ----------  --------
Income (loss) from operations.................    (79,377)     82,427    (5,754)
Interest expense..............................    (79,123)    (37,602)   (1,326)
Other.........................................        109         837        30
                                               ----------  ----------  --------
Income (loss) before income taxes.............   (158,391)     45,662    (7,050)
Income taxes..................................        --        9,500       --
                                               ----------  ----------  --------
Net income (loss).............................   (158,391)     36,162    (7,050)
                                               ----------  ----------  --------
Retained earnings (accumulated deficit):
  Balance--beginning of period................     29,112      (7,050)      --
                                               ----------  ----------  --------
  Balance--end of period...................... $ (129,279) $   29,112  $ (7,050)
                                               ==========  ==========  ========




        The accompanying notes are an integral part of these statements.

                             BAGELS UNLIMITED, INC.
                            STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND
      FOR THE PERIOD FROM INCEPTION (AUGUST 11, 1993) TO FEBRUARY 28, 1994

                                                 1996       1995       1994
                                               ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................  $(158,391) $  36,162  $  (7,050)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization..............     69,410     36,267      3,540
  Deferred rent..............................      6,663      7,946      1,739
Increase (decrease) in cash due to changes
 in:
  Inventories................................    (19,489)    (8,248)    (7,249)
  Prepaid expenses...........................     (5,470)    (1,421)       --
  Prepaid income taxes.......................     (1,242)       --         --
  Accounts payable...........................    182,321     75,014     22,932
  Accrued liabilities........................     77,757     27,212      7,328
  Accrued income taxes.......................     (9,248)     9,248        --
                                               ---------  ---------  ---------
Net cash provided by operating activities....    142,311    182,180     21,240
                                               ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment...........   (243,561)  (295,381)  (126,097)
Cash paid for investment.....................        --         --      (3,500)
Deposit for leasehold improvements...........        --     (26,599)    25,249
Payment of organizational costs..............        --         --      (1,918)
Payment of franchise fees....................        --     (52,500)   (17,500)
                                               ---------  ---------  ---------
Net cash (used in) investing activities......   (243,561)  (374,480)  (123,766)
                                               ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on line of credit..     (2,500)    12,500        --
Net borrowing on amounts due to officers.....     89,854     21,661    104,850
Proceeds from the issuance note payable......     30,000    150,000        --
Principal payments on long-term debt.........     (6,316)    (6,000)       --
                                               ---------  ---------  ---------
Net cash provided by financing activities....    111,038    178,161    104,850
                                               ---------  ---------  ---------
Net increase (decrease) in cash (checks
 issued, but not yet presented for payment)..      9,788    (14,139)     2,324
                                               ---------  ---------  ---------
Balance--beginning of period.................    (11,815)     2,324        --
                                               ---------  ---------  ---------
Balance--end of period.......................  $  (2,027) $ (11,815) $   2,324
                                               =========  =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the year for:
  Interest...................................  $  43,379  $  31,426  $     --
  Income taxes...............................     10,490        259        --
                                               ---------  ---------  ---------
Total cash paid for interest and income
 taxes.......................................  $  53,869  $  31,685  $     --
                                               =========  =========  =========
SCHEDULE OF NONCASH FINANCING AND INVESTING
 ACTIVITIES
Purchase of property and equipment through
 accounts payable............................  $  10,999  $  61,123  $     --
                                               =========  =========  =========

        The accompanying notes are an integral part of these statements.

                            BAGELS UNLIMITED, INC.

                         NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND FOR THE PERIOD
             FROM INCEPTION (AUGUST 11, 1993) TO FEBRUARY 28, 1994

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

  Bagels Unlimited, Inc. d/b/a Big Apple Bagels (the Company) operates bagel stores in southeastern Wisconsin in accordance with franchise agreements with a regional franchisor. The Company began operating the stores on the following dates:

                                                                   COMMENCEMENT
                                                                     DATE OF
        STORE LOCATION                                              OPERATIONS
        --------------                                            --------------
        Hales Corners............................................ December 1993
        Brookfield............................................... July 1994
        Milwaukee--Marquette University.......................... September 1994
        Kenosha.................................................. April 1995

Inventories

  Inventories consist principally of perishable food supplies. Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Credit Policy

  Substantially all of the Company's revenues are from retail cash sales. Accordingly, the Company generally does not provide credit in the normal course of business.

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation and Amortization

  Depreciation and amortization are computed using the straight line method (half year convention) over the estimated useful lives of the assets as follows:

        Machinery and equipment............................. 5-7 years
        Leasehold improvements.............................. Length of the Lease

  Other assets are being amortized using the straight line method over the following terms:

        Franchise fees................................................. 10 Years
        Organizational costs........................................... 15 Years

Income Taxes

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the bases of certain assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are

                             BAGELS UNLIMITED, INC.

recovered or settled. If full realization of the deferred tax asset is not expected, a deferred tax valuation allowance will be recorded. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal and state income taxes.

Statement of Cash Flows

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

NOTE 2. RELATED PARTY TRANSACTIONS

Due to Officers

  As February 29, 1996 and February 28, 1995 the following amounts were due to the two corporate officers/stockholders of the Company:

                                                       FEBRUARY 29, FEBRUARY 28,
                                                           1996         1995
                                                       ------------ ------------
      Unsecured advances due to officers. Interest is
       charged at 8%. The advances are due on demand.    $216,365     $126,511

Office Lease Payments

  During the period ended February 29, 1996, approximately $2,500 of rent was paid to an affiliated company for office rent. The payments were made under a verbal month to month lease with the affiliated company.

                             BAGELS UNLIMITED, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3. LINE OF CREDIT/NOTES PAYABLE

                                                      FEBRUARY 29, FEBRUARY 28,
                                                          1996         1995
                                                      ------------ ------------
      LINE OF CREDIT
      The Company has a $10,000 ($15,000 as of
       February 28, 1995) line-of-credit with a bank
       which is due on demand. The line bears
       interest at the bank's prime rate plus 2.50%
       (effective rate of 10.75% as of February 29,
       1996). The line is unsecured..................  $  10,000     $ 12,500
  Notes payable, as of February 29, 1996 and February 28, 1995, consist of the following:

                                                      FEBRUARY 29, FEBRUARY 28,
                                                          1996         1995
                                                      ------------ ------------
      Unsecured note payable due to an affiliated
       Company. The note is due on demand and bears
       interest at 8%................................  $  30,000     $    --
      Note payable, bearing interest at 0.5% above
       the prime rate (effective rate of 8.75% at
       February 28, 1996), payable monthly. The
       entire outstanding principal balance was paid
       in May 1996. Under the terms of the note
       payable, additional interest is due based upon
       2% of the net sales of one of the four
       franchise stores operated by the Company. The
       additional interest is payable monthly and
       continues for an additional six months after
       the note is paid in full......................     91,218       94,000
      Note payable, bearing interest at 1.0% above
       the prime rate (effective rate of 9.25% at
       February 29, 1996), payable monthly. The
       entire outstanding principal balance was paid
       in May 1996. Under the terms of the note
       payable, additional interest is due based upon
       1% of the net sales of one of the four
       franchise stores operated by the Company. The
       additional interest is payable monthly and
       continues for an additional six months after
       the note is paid in full......................     46,466       50,000
                                                       ---------     --------
        Total........................................    167,684      144,000
        Less: Current Portion........................   (167,684)         --
                                                       ---------     --------
          Long-term portion..........................  $     --      $144,000
                                                       =========     ========

  Interest charged to operations for related party obligations was approximately as follows:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
      Interest expense...................   $21,000       $9,000       $1,000

  Included in accrued interest on the accompanying balance sheet is the estimated net present value of the additional interest due for six months after the related notes have matured.

                            BAGELS UNLIMITED, INC.

NOTE 4. AGREEMENTS WITH FRANCHISOR/SUBSEQUENT EVENT

  The Company has entered into various agreements with BAB Holdings, Inc. (the franchisor to own and operate "Big Apple Bagels" franchises. Under the terms of the agreements, the Company will purchase the rights for each franchise location for $17,500. The agreements require the Company to remit weekly royalty payments to the franchisor based on 5% of sales.

  Amounts expensed for royalties are approximately as follows:

                          FEBRUARY 29, 1996 FEBRUARY 28, 1995 FEBRUARY 28, 1994
                          ----------------- ----------------- -----------------
        Royalty expense..     $136,000           $72,000           $6,000

  The agreements also require the Company to remit advertising payments weekly to a fund for the benefit of the Company. The Company is reimbursed from the fund for qualified advertising expenditures. Amounts paid into the fund are expensed as the qualified expenditure is incurred. Included in prepaid expenses as of February 29, 1996 and February 28, 1995 were approximately $4,000 and $1,000, respectively, for amounts due from the fund.

  Amounts expensed for advertising were approximately as follows:

                               FEBRUARY 29, 1996 FEBRUARY 28, 1995 FEBRUARY 28, 1994
                               ----------------- ----------------- -----------------
        Advertising expense...      $61,000           $16,000           $4,000

  The franchise agreements contain, among other things, guidelines for operations and conditions and restrictions on the sale and transfer of the franchises. Under certain conditions, the Franchisor has the option to purchase the assets of a location from the Company. Also, the Company may be required to remodel its franchise locations. The cost of the required remodeling may not exceed 2% of the cumulative sales of the franchise.

  The franchise agreements expire at the end of 10 years or at the end of the lease for the location of the franchise, which ever is shorter. The agreements may be extended if the leases are further extended or a new location acceptable to the Franchisor is secured within 120 days of the expiration of the lease.

  Franchise fee amortization was as follows:

                          FEBRUARY 29, 1996 FEBRUARY 28, 1995 FEBRUARY 28, 1994
                          ----------------- ----------------- -----------------
      Amortization.......      $6,854            $3,792             $438

  The Company and the Franchisor are parties to an Area Development Agreement. Under the terms of the agreement and for a fee of $25,000, the Company was granted the exclusive right to develop "Big Apple Bagels" franchises in southeastern Wisconsin. The agreement further specifies that the first five franchises can be purchased for a $5,000 discount. As of February 29, 1996, three franchises have been purchased under this agreement. The full amount of the agreement was capitalized and applied to the net amount paid for the franchises as they were purchased and amortized accordingly.

  All of the amounts due to the Franchisor have been personally guaranteed by the stockholders' of the Company.

  On May 1, 1996, the Company sold substantially all of its assets to the Franchisor for approximately $770,000 in cash and publicly traded stock of the Franchisor. At the time of the sale, the remaining unpaid balance on the Area Development Agreement was deducted from the sales proceeds and the remaining balance in the prepaid franchise fees was charged to operations in May 1996. The Franchisor has also assumed all of the lease commitments of the Company.

                             BAGELS UNLIMITED, INC.

NOTE 5. LEASE COMMITMENTS

  The Company leases its franchise locations from third parties under operating leases. The leases call for average monthly payments ranging from approximately $1,200 to $2,600. In addition to the monthly lease payments, the Company is responsible for its share (based on square feet leased) of common area expenses and real estate taxes. The Company is responsible for all other operating costs. The basic rent expense is being recorded on a straight line basis.

  The terms of the leases expire in terms ranging from September 1998 to May 2006. Certain leases contain options to extend the terms of the leases for an additional 5 years. One lease contains an option to extend the lease for two five year periods after the original term.

  The Company also leases two vehicles under operating leases which call for monthly payments of approximately $1,300.

  Rent, common area charges, and related taxes paid related to the above leases were approximately as follows:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
        Total............................   $148,000     $81,000       $6,000

  Future minimum lease payments, which have been guaranteed by the Company's stockholders, excluding adjustments for inflation, for the above leases is as follows:

           YEARS ENDING FEBRUARY
           ---------------------
           1997..................................... $129,000
           1998.....................................  127,000
           1999.....................................  124,000
           2000.....................................   80,000
           2001.....................................   30,000
           Thereafter...............................  175,000

                             BAGELS UNLIMITED, INC.

NOTE 6. INCOME TAXES EXPENSE (CREDIT)

  Income taxes (credit) consists of the following:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
      Current--
        Federal..........................    $ --         $6,000       $ --
        State............................      --          3,500         --
                                             -----        ------       -----
      Total current......................    $ --         $9,500       $ --
                                             =====        ======       =====

  No deferred taxes have been reflected in the statements of operations because the Company has fully reserved the tax benefit of net deductible temporary differences and operating loss carryforwards due to the fact that the likelihood of realization of the tax benefits cannot be established.

  Deferred tax assets (liabilities) are as follows:

                                                                        1996
                                                                      --------
      Accelerated depreciation for income tax purposes............... $ (3,900)
      Non-deductible deferred rent...................................    3,400
      Non-deductible accrued interest................................    4,100
      Federal net operating loss carryforward........................   18,400
      State tax loss and credit carryforwards........................    8,200
      Other temporary differences, net...............................    2,100
      Deferred tax valuation allowance...............................  (32,300)
                                                                      --------
        Net deferred tax asset....................................... $    --
                                                                      ========

  The deferred tax balances as of February 28, 1995 and 1994 were immaterial.

  The provision for income taxes (credit) differs from the amount computed by applying the U.S. federal statutory income tax rate of approximately 15% to income (loss) before income taxes as follows:

                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
      Income taxes (credit) at U.S.
       statutory rate...................    $(23,800)     $6,800      $(1,100)
      Increase in taxes resulting from:
        State taxes, net of federal
         benefit........................      (9,500)      2,700         (400)
        Change in deferred tax valuation
         allowance and other............      33,300         --         1,500
                                            --------      ------      -------
      Income taxes......................    $    --       $9,500      $   --
                                            ========      ======      =======

  The Company has carryforwards for income tax purposes as of February 29, 1996 approximately as follows:

       EXPIRING IN                   FEDERAL NET                             WISCONSIN NET
      PERIODS ENDING                OPERATING LOSS                           OPERATING LOSS
      --------------                --------------                           --------------
           2011                        $93,000                                  $87,000

                             BAGELS UNLIMITED, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)


NOTE 7. CONCENTRATIONS

  Substantially all of the Company's revenues are derived from retail sales in four locations located in southeastern Wisconsin.

                           [INTENTIONALLY LEFT BLANK]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH IN-FORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE PLACEMENT AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLI-CATION THAT ANY INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Recent Acquisitions.......................................................   12
Use of Proceeds...........................................................   14
Capitalization............................................................   14
Price Range of Common Stock; Dividend Policy..............................   15
Selected Consolidated Financial Information of the Company................   16
Selected Combined Financial Information of Chesapeake Bagel Bakery........   17
Pro Forma Statement of Operations
 Year Ended November 30, 1995.............................................   18
Pro Forma Statement of Operations
 Nine Months Ended August 31, 1996........................................   20
Pro Forma Balance Sheet as of August 31, 1996.............................   22
Management's Discussion and Analysis of Financial Condition And Results of
 Operations...............................................................   23
Business..................................................................   32
Management................................................................   41
Principal Shareholders....................................................   45
Certain Transactions......................................................   45
Description of Securities.................................................   47
Shares Eligible for Future Sale...........................................   49
Plan of Distribution......................................................   49
Legal Matters.............................................................   50
Experts...................................................................   50
Available Information.....................................................   51
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               3,800,000 SHARES

                              BAB HOLDINGS, INC.

                                 COMMON STOCK

                                  PROSPECTUS


                            THE CHICAGO CORPORATION
                              AS PLACEMENT AGENT

                               DECEMBER   , 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with the issuance and distribution of the Common Stock registered hereby, other than underwriting discounts and fees, are set forth in the following table:

      SEC registration fee............................................ $  9,788
      Legal fees and expenses.........................................   80,000
      Accounting fees and expenses....................................   60,000
      Blue Sky fees and expenses......................................    5,000
      Printing and engraving expenses.................................   60,000
      Placement Agent's accountable expense allowance.................   75,000
      Miscellaneous...................................................   42,712
                                                                       --------
          Total....................................................... $332,500
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is governed by Illinois Business Corporation Act of 1983, as amended, which provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against expenses (including attorneys' fees), judgments, fines (including excise taxes), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation; provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Any indemnification shall be made by the corporation only upon a determination by disinterested directors or independent counsel that indemnification is proper in the circumstances because the indemnified person met the applicable standard of conduct. The Company's amended Articles of Incorporation and Bylaws provide for indemnification to the full extent permitted under Illinois law.

  The Placement Agent Agreement contains provisions under which the Company, on the one hand, and the Placement Agent, on the other hand, have agreed to indemnify each other (including officers and directors of the Company and the Placement Agent, and any person who may be deemed to control the Company or the Placement Agent) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  (a) In fiscal year 1993, the Company issued $476,000 in $7,000 par value convertible preferred stock, convertible into shares of its Common Stock at $.70 per share. In fiscal year 1994 and in December 1994, the Company issued $370,000 in 8% convertible bonds, due July 1, 2002, convertible into shares of its Common Stock at $2.67 per share. The preferred stock was converted in whole (except as to 2.7 shares, which were redeemed) to 993,000 shares of Common Stock during the period from October 1994 through April 1995. The bonds were converted, in part, to 52,440 shares of Common Stock on July 1, 1995 and to 75,060 shares of Common Stock on December 29, 1995.

  (b) On August 31, 1995, the Company issued an aggregate of 508,475 shares of Common Stock to an investor in consideration of a combination of cash, a promissory note, and conversion of debt. The investor was also granted an option to purchase 579,225 shares for $822,500. Effective November 30, 1995, the investor purchased 403,536 shares for $726,366. The remaining shares were purchased on June 25, 1996 by means of a "cashless" exercise, resulting in the issuance of 133,471 shares.

  (c) In September 1995, the Company issued an aggregate of 14,588 shares of Common Stock to 10 employees, in connection with their employment, at a price of $2.67 per share ($38,900 in total).

  (d) During the period from December 1, 1995 through May 31, 1996, the Company has granted options for an aggregate of 298,500 shares of Common Stock to employees and others, including consultants and non-employee directors, pursuant to the Company's 1995 Long-Term Incentive and Stock Option Plan and 1995 Directors Stock Option Plan. Such options are exercisable at various prices, which in each case other than options granted to Mr. Evans, equals the fair market value as of the date of grant. Mr. Evans options are exercisable at 110% of market value as of the date of grant. To date, no options have been exercised.

  (e) On May 1, 1996, the Company issued 50,000 shares of Common Stock and a 5-year option to purchase 100,000 shares of Common Stock at $4.00 per share to Bagels Unlimited, Inc. ("BUI"), a Wisconsin corporation which was a franchisee of the Company, in partial consideration of the purchase by the Company of substantially all of the assets of BUI.

  (f) On May 22, 1996, the Company granted a 3-year option to purchase 625,000 shares of Common Stock to Strathmore Bagels Franchise Corp. ("Strathmore") in partial consideration for the purchase by the Company of substantially all of the assets of Strathmore.

  The Company believes that each such issuance and sale of securities was exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Act, except that the transaction described in (c) is exempt under
Section 3(b) of the Act and Rule 701 promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

      EXHIBIT
        NO.                      DESCRIPTION OF EXHIBIT
      -------                    ----------------------
     1.1       Form of Placement Agent Agreement
        1.2    Form of Placement Agent Warrant
     [i] 2.1   Asset Purchase Agreement dated February 2, 1996 between
               the Company, Brewster's Coffee Company, Inc. and Peter D.
               Grumhaus
     [ii]      Asset Purchase Agreement by and among BAB Systems, Inc.,
     2.2a      Bagels Unlimited, Inc. ("BUI"), and Donald Nelson and Mary
               Ann Varichak dated May 1, 1996
     [ii]      Non-Competition Agreement by and among the Company and
     2.2b      Donald Nelson and Mary Ann Varichak dated May 1, 1996
     [ii]      Stock Option Agreement between the Company and BUI dated
     2.2c      May 1, 1996
     [ii]      Registration Rights Agreement between the Company and BUI
     2.2d      dated May 1, 1996
     [iii]     Asset Purchase Agreement by and between the Company and
     2.3a      Strathmore Bagels Franchise Corp. ("Strathmore") dated May
               21, 1996
     [iii]     Stock Option Agreement dated May 21, 1996 between the Com-
     2.3b      pany and Strathmore
     [iii]     Registration Rights Agreement dated May 21, 1996 between
     2.3c      the Company and Strathmore

      EXHIBIT
        NO.                      DESCRIPTION OF EXHIBIT
      -------                    ----------------------
        [iii]  Non-Competition Agreement dated May 21, 1996 among the
         2.3d  Company, Strathmore, Jack Freedman and Glen Steuerman
        [iii]  Memorandum of Understanding Regarding Form of License
         2.3e  Agreement effective November 30, 1995, between Strathmore and Host International, Inc.
        [iii]  Consent to Assignment between Strathmore and Host Interna-
         2.3f  tional, Inc., dated March 13, 1996, as amended May 21,
               1996
         2.4   Asset Purchase Agreement dated September 4, 1996 between
               BAB Holdings, Inc., The American Bagel Company, Almike En-
               terprises, Michael D. Robinson and Alan R. Manstof
         [iv]  Amended Articles of Incorporation of the Company
         3.1
         [iv]  Bylaws of the Company, as amended
         3.2
         [iv]  Form of Stock Certificate evidencing Common Stock, no par
         4.1   value
         [iv]  Forms of Lock-up Agreement executed by certain sharehold-
         4.2   ers
         [iv]  Form of 8% Convertible Bond due July 1, 2002
         4.3
         [iv]  Subscription Agreement with the Investor dated August 31,
         4.4   1995
         [iv]  Amended Form of Investor Warrant
         4.5
         5.1   Opinion of Moss & Barnett, A Professional Association,
               Counsel to the Company
         [iv]  Form of Franchise Agreement
        10.1
         [iv]  Form of Franchise Agreement--Satellite
        10.2
         [iv]  Form of Franchise Agreement--Wholesale
        10.3
         [iv]  Form of Area Development Agreement
        10.4
         [iv]  Confidentiality and Non-Competition Agreement with Fran-
        10.5   chisees
         [iv]  Form of Confidentiality Agreement with Employees
        10.6
         [iv]  Licensing Agreement dated November 20, 1992 between the
        10.7   Company and Big Apple Bagels, Inc.
         [iv]  Assignment of Royalty Mark & Trademark to the Company by
        10.8   Big Apple Bagels, Inc. dated November 20, 1992
         [iv]  Agreement dated September 14, 1995 among the Company, Big
        10.9   Apple Bagels, Inc. and Paul C. Stolzer
          [i]  Consulting agreement dated February 16, 1996 between Paul
        10.10  C. Stolzer and BAB Holdings, Inc.
         [iv]  Leases dated November 2, 1994 and February 14, 1995 for
        10.11  principal executive office
         [iv]  1995 Long-Term Incentive and Stock Option Plan
        10.12
         [iv]  1995 Outside Directors Stock Option Plan
        10.13
         [iv]  Settlement Agreement with Timothy Williams d/b/a Big Apple
        10.14  Deli and Stipulated Dismissal with Prejudice
          [i]  $550,000 Revolving line of credit loan dated January 31,
        10.15  1996 (executed February 12, 1996) by BAB Systems, Inc. to
               Bagels Unlimited, Inc.

     EXHIBIT
       NO.                      DESCRIPTION OF EXHIBIT
     -------                    ----------------------
      11.1   Calculation of earnings per share
      21.1   List of Subsidiaries of the Company
      23.1   Consent of Ernst & Young LLP, independent auditors
      23.2   Consent of Muehl, Steffes & Krueger, S.C., independent audi-
             tors
      23.3   Consent of Buonanno & Conolly, independent auditors
      23.4   Consent of Counsel to the Company (filed as part of Exhibit
             5.1)
      24     Power of Attorney (included on signature page)

--------
[i] Incorporated by reference to the Company's Report on Form 10-KSB for the fiscal year ended November 30, 1995
[ii] Incorporated by reference to the Company's Report on Form 8-K dated May
     1, 1996
[iii] Incorporated by reference to the Company's Report on Form 8-K dated May
      21, 1996
[iv] Incorporated by reference to the Company's Registration Statement on Form
     SB-2, effective November 27, 1995 (Commission File No. 33-98060C)

  (b) FINANCIAL STATEMENT SCHEDULES

  All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that it will:

    (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement and the offering of the securities at that time as the initial bona fide offering of those securities.

    (3) Provide at the closing specified in the Placement Agent Agreement certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser of shares.

                       SIGNATURES AND POWER OF ATTORNEY

  In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on October 31, 1996.

                                          BAB Holdings, Inc.

                                            /s/ Michael W. Evans
                                          By: _________________________________
                                            Michael W. Evans,
                                            President and Chief Executive
                                            Officer

  KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Evans, Michael K. Murtaugh, and Theodore P. Noncek, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


      /s/ Michael W. Evans           President and Chief            October 31, 1996
____________________________________   Executive Officer
          Michael W. Evans             (Principal executive
                                       officer) and Director

     /s/ Theodore P. Noncek          Chief Financial Officer        October 31, 1996
____________________________________   (Principal financial and
         Theodore P. Noncek            accounting officer)

     /s/ Michael K. Murtaugh         Vice President, General        October 31, 1996
____________________________________   Counsel and Director
        Michael K. Murtaugh

       /s/ Paul C. Stolzer           Director                       October 31, 1996
____________________________________
          Paul C. Stolzer

      /s/ David L. Epstein           Director                       October 31, 1996
____________________________________
          David L. Epstein

     /s/ Cynthia A. Vahlkamp         Director                       October 31, 1996
____________________________________
        Cynthia A. Vahlkamp


                                 EXHIBIT INDEX

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
 -----------                    ----------------------
        1.1  Form of Placement Agent Agreement
        1.2  Form of Placement Agent Warrant
    [i] 2.1  Asset Purchase Agreement dated February 2, 1996 between the
             Company, Brewster's Coffee Company, Inc. and Peter D.
             Grumhaus
   [ii] 2.2a Asset Purchase Agreement by and among BAB Systems, Inc., Ba-
             gels Unlimited, Inc. ("BUI"), and Donald Nelson and Mary Ann
             Varichak dated May 1, 1996
   [ii] 2.2b Non-Competition Agreement by and among the Company and Don-
             ald Nelson and Mary Ann Varichak dated May 1, 1996
   [ii] 2.2c Stock Option Agreement between the Company and BUI dated May
             1, 1996
   [ii] 2.2d Registration Rights Agreement between the Company and BUI dated May 1, 1996
  [iii] 2.3a Asset Purchase Agreement by and between the Company and
             Strathmore Bagels Franchise Corp. ("Strathmore") dated May
             21, 1996
  [iii] 2.3b Stock Option Agreement dated May 21, 1996 between the Com-
             pany and Strathmore
  [iii] 2.3c Registration Rights Agreement dated May 21, 1996 between the
             Company and Strathmore
  [iii] 2.3d Non-Competition Agreement dated May 21, 1996 among the Com-
             pany, Strathmore, Jack Freedman and Glen Steuerman
  [iii] 2.3e Memorandum of Understanding Regarding Form of License Agree-
             ment effective November 30, 1995, between Strathmore and
             Host International, Inc.
  [iii] 2.3f Consent to Assignment between Strathmore and Host Interna-
             tional, Inc., dated March 13, 1996, as amended May 21, 1996
        2.4  Asset Purchase Agreement dated September 4, 1996 between BAB
             Holdings, Inc.,
             The American Bagel Company, Almike Enterprises, Michael D.
             Robinson and
             Alan R. Manstof
   [iv] 3.1  Amended Articles of Incorporation of the Company
   [iv] 3.2  Bylaws of the Company, as amended
   [iv] 4.1  Form of Stock Certificate evidencing Common Stock, no par value
   [iv] 4.2  Forms of Lock-up Agreement executed by certain shareholders
   [iv] 4.3  Form of 8% Convertible Bond due July 1, 2002
   [iv] 4.4  Subscription Agreement with the Investor dated August 31,
             1995
   [iv] 4.5  Amended Form of Investor Warrant
        5.1  Opinion of Moss & Barnett, A Professional Association, Coun-
             sel to the Company
  [iv] 10.1  Form of Franchise Agreement
  [iv] 10.2  Form of Franchise Agreement--Satellite
  [iv] 10.3  Form of Franchise Agreement--Wholesale
  [iv] 10.4  Form of Area Development Agreement
  [iv] 10.5  Confidentiality and Non-Competition Agreement with Franchi-
             sees

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
 -----------                    ----------------------
 [iv] 10.6   Form of Confidentiality Agreement with Employees
 [iv] 10.7   Licensing Agreement dated November 20, 1992 between the Com-
             pany and Big Apple Bagels, Inc.
 [iv] 10.8   Assignment of Royalty Mark & Trademark to the Company by Big
             Apple Bagels, Inc. dated November 20, 1992
 [iv] 10.9   Agreement dated September 14, 1995 among the Company, Big
             Apple Bagels, Inc. and Paul C. Stolzer
  [i] 10.10  Consulting agreement dated February 16, 1996 between Paul C.
             Stolzer and BAB Holdings, Inc.
 [iv] 10.11  Leases dated November 2, 1994 and February 14, 1995 for principal executive office
 [iv] 10.12  1995 Long-Term Incentive and Stock Option Plan
 [iv] 10.13  1995 Outside Directors Stock Option Plan
 [iv] 10.14  Settlement Agreement with Timothy Williams d/b/a Big Apple
             Deli and Stipulated Dismissal with Prejudice
  [i] 10.15  $550,000 Revolving line of credit loan dated January 31,
             1996 (executed February 12, 1996) by BAB Systems, Inc. to
             Bagels Unlimited, Inc.
      11.1   Calculation of earnings per share
      21.1   Subsidiaries of the Company
      23.1   Consent of Ernst & Young LLP, independent auditors
      23.2   Consent of Muehl, Steffes & Krueger, S.C., independent audi-
             tors
      23.3   Consent of Buonanno & Conolly, independent auditors
      23.4   Consent of Counsel to the Company (filed as part of Exhibit
             5)
 24          Power of Attorney (included on signature page)

--------
[i] Incorporated by reference to the Company's Report on Form 10-KSB for the fiscal year ended November 30, 1995
[ii] Incorporated by reference to the Company's Report on Form 8-K dated May 1,
     1996
[iii] Incorporated by reference to the Company's Report on Form 8-K dated May
      21, 1996
[iv] Incorporated by reference to the Company's Registration Statement on Form
     SB-2, effective November 27, 1995 (Commission File No. 33-98060C)